UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☒	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12

NORTHWEST NATURAL HOLDING COMPANY

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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250 SW TAYLOR STREET

PORTLAND, OR 97204

April 14, 2022

To the Shareholders of Northwest Natural Holding Company:

We are pleased to share that at the time we are preparing this notice of the 2022 Annual Meeting of Shareholders of Northwest Natural Holding Company (NW Holdings or the Company), we have received notice that NW Holdings has been designated as one of the 2022 World’s Most Ethical Companies®. NW Holdings is one of only nine honorees in the energy and utilities industry. In all, 136 honorees were recognized spanning 22 countries in 45 industries. According to Ethisphere, “this recognition honors companies that demonstrate exceptional leadership and a commitment to business integrity through best-in-class ethics, compliance and governance practices.”1 We are proud of all of the work we do in these areas on behalf of our shareholders.

Also at the time we are distributing this notice the world has grappled with the COVID-19 pandemic for over two years, with widespread global, national, and local impacts and disruptions. We are heartened by declines in reported infections nationally and locally after the peak of the Omicron wave. At the same time we are cognizant of possible resurgences or variants of the virus and concerns regarding in-person gatherings. After careful consideration, the NW Holdings’ Board of Directors has determined to hold the 2022 Annual Meeting virtually, via a live webcast. We believe this format is important to protect the health and well-being of our shareholders, employees, directors and communities. While we will miss welcoming our shareholders in person, we have made arrangements to hold an electronic, webcast meeting that will afford shareholders the same rights and access as if the meeting were held in person, including the ability to vote shares and submit questions electronically during the meeting. We appreciate your understanding and support as we navigate what we hope is the final stage of the pandemic. We look forward to gathering with our shareholders in person at our next annual meeting.

We cordially invite you to attend the 2022 Annual Meeting of Shareholders of Northwest Natural Holding Company, which will be held on Monday, May 23, 2022, commencing at 2:00 p.m. Pacific Daylight Time, conducted via live webcast at www.virtualshareholdermeeting.com/NWN2022. At the meeting you will be asked to consider and vote upon four proposals: (1) the election of four Class II directors for terms of three years; (2) the amendment of the Company’s Employee Stock Purchase Plan to modify eligibility requirements and increase shares reserved for issuance; (3) an advisory vote to approve named executive officer compensation; and (4) the ratification of the appointment of PricewaterhouseCoopers LLP as NW Holdings’ independent registered public accountants for the fiscal year 2022. Your Board of Directors unanimously recommends that you vote FOR each of Proposals 1, 2, 3, and 4. In connection with the meeting, we enclose a notice of the meeting, a Proxy Statement, and a proxy card. You are entitled to participate in the Annual Meeting if you were a holder of record of NW Holdings common stock at the close of business on April 7, 2022, the record date set for the meeting. Please see page 2 for further instructions on attending the Annual Meeting.

Detailed information relating to NW Holdings’ business activities and operating performance is contained in our 2021 Annual Report, which is also enclosed. We also invite you to review NW Holdings’ second annual Environmental, Social and Governance (ESG) report found at www.nwnatural.com/about-us/environment/business-practices, which highlights all of the important work NW Holdings has accomplished in these areas.

It is important that your shares are represented and voted at the meeting. Whether or not you plan to attend, please vote your shares in one of three ways: via internet, telephone or mail. Instructions regarding internet and telephone voting are included on the proxy card or Voting Instruction Form. If you elect to vote by mail, please sign, date and return the proxy card or Voting Instruction Form in the enclosed postage-paid envelope. Your proxy may be revoked at any time before it is exercised in the manner set forth in the Proxy Statement.

Sincerely,

Malia H. Wasson	David H. Anderson
Chair of the Board	President and Chief Executive Officer

[1]	“World’s Most Ethical Companies” and “Ethisphere” names and marks are registered trademarks of Ethisphere LLC.

NORTHWEST NATURAL HOLDING COMPANY

250 SW TAYLOR STREET

PORTLAND, OREGON 97204

(503) 226-4211

NOTICE OF 2022 ANNUAL MEETING OF SHAREHOLDERS

Portland, Oregon, April 14, 2022

To our Shareholders:

The 2022 Annual Meeting of Shareholders of Northwest Natural Holding Company (NW Holdings or the Company) will be held on Monday, May 23, 2022 at 2:00 p.m. Pacific Daylight Time, in a virtual meeting format only, conducted via live webcast at www.virtualshareholdermeeting.com/NWN2022 for the following purposes:

1.	to elect four Class II directors for terms of three years;
2.	to amend the Company’s Employee Stock Purchase Plan to modify the eligibility requirements to participate and to increase the number of shares reserved for issuance;
3.	to conduct an advisory vote to approve the named executive officers’ compensation;
4.	to ratify the appointment of PricewaterhouseCoopers LLP as NW Holdings’ independent registered public accountants for the fiscal year 2022; and
5.	to transact such other business as may properly come before the meeting or any adjournment thereof.

We are holding the Annual Meeting in an electronic meeting format to do our part to protect the health and well-being of our shareholders, employees, directors and communities from COVID-19. This format will allow you to vote your shares and submit questions electronically during the meeting in accordance with the rules of conduct for the meeting.

If you were a holder of record of NW Holdings common stock at the close of business on April 7, 2022, the record date set for the Annual Meeting, you will be entitled to vote upon all matters properly submitted to shareholder vote at the meeting.

Our Board of Directors is soliciting the proxies of all holders of NW Holdings common stock who may be unable to attend the meeting or who desire to vote by proxy before the meeting. These proxies also will instruct the fiduciary under NW Holdings’ Dividend Reinvestment and Direct Stock Purchase Plan to vote any shares held for shareholders’ benefit thereunder, as indicated on the proxies. In addition, the trustee of Northwest Natural Gas Company’s (NW Natural) Retirement K Savings Plan (401(k) Plan) will vote any shares of NW Holdings common stock that are allocated to participants’ 401(k) Plan accounts as directed by the participants. To the extent participants do not provide voting directions, the trustee will vote the undirected shares in the same proportion as the 401(k) Plan shares for which voting directions are received. A proxy and a stamped return envelope are enclosed for your use. No postage is needed if mailed in the United States. Instructions regarding internet and telephone voting also are included in the enclosed proxy card or Voting Instruction Form.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 23, 2022

This Proxy Statement and our 2021 Annual Report are available at www.nwnaturalholdings.com.

Your vote is very important to us. We urge you to vote by promptly marking, signing, dating, and returning the enclosed proxy card or Voting Instruction Form, or by granting a proxy by the internet or telephone in accordance with the instructions in the enclosed proxy card or Voting Instruction Form, as soon as possible. Your prompt vote will save us the additional expense of further requests to ensure the presence of a quorum. You may vote electronically at the virtual meeting whether or not you previously have returned your proxy.

By Order of the Board of Directors,

Shawn M. Filippi
Vice President, Chief Compliance Officer and Corporate Secretary

PROXY STATEMENT

OF

NORTHWEST NATURAL HOLDING COMPANY

April 14, 2022

INFORMATION REGARDING

2022 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 23, 2022

Proxy Statement

The Board of Directors of Northwest Natural Holding Company (NW Holdings or the Company) is soliciting the proxies of all holders of NW Holdings common stock who may be unable to attend or who desire to vote by proxy prior to the Annual Meeting of Shareholders to be held on Monday, May 23, 2022, at 2:00 p.m. Pacific Daylight Time, in a virtual meeting format only, conducted via live webcast at www.virtualshareholdermeeting.com/NWN2022. We are holding the Annual Meeting in an electronic meeting format to do our part to protect the health and well-being of our shareholders, employees, directors, and communities from COVID-19. This format will allow you to vote your shares and submit questions electronically during the meeting in accordance with the rules of conduct for the meeting. The close of business on April 7, 2022 is the record date for the determination of shareholders entitled to notice of and to vote at the meeting. We request that you sign and return the enclosed proxy card or Voting Instruction Form promptly. Alternatively, you may grant your proxy by the internet or telephone.

NW Holdings’ Annual Report for the fiscal year ended December 31, 2021, including audited financial statements, is being sent to all shareholders, together with this Proxy Statement and the accompanying proxy card or Voting Instruction Form, commencing April 14, 2022.

HOW TO VOTE BY PROXY AND REVOKE YOUR PROXY

Voting by Proxy

You may vote your shares either electronically during the meeting or by duly authorized proxy. You may use the proxy card or Voting Instruction Form accompanying this Proxy Statement if you are unable to attend the meeting or you wish to have your shares voted by proxy, even if you do attend the meeting. If you are a registered shareholder, you may vote by internet, telephone, or mail, or you may vote your shares electronically during the meeting. To vote:

By internet (do not return your proxy card)

•

Go to www.proxyvote.com. Internet voting is available 24 hours a day, 7 days a week, until 11:59 p.m. Eastern Daylight Time on May 22, 2022 or, for participants in the 401(k) Plan, until 11:59 p.m. Eastern Daylight Time on May 18, 2022.

•	Have your proxy card available.
•	Follow the simple instructions. You will be prompted to enter your 16-digit Control Number located on your proxy card.

By telephone (do not return your proxy card)

•

On a touch-tone telephone, call the toll-free number indicated on your proxy card. Telephone voting is available 24 hours a day, 7 days a week, until 11:59 p.m. Eastern Daylight Time on May 22, 2022 or, for participants in the 401(k) Plan, until 11:59 p.m. Eastern Daylight Time on May 18, 2022.

•	Have your proxy card available when you call.
•	Follow the simple recorded instructions. You will be prompted to enter your 16-digit Control Number located on your proxy card.

By mail

•

Mark your choice on your proxy card. If you properly execute your proxy card but do not specify your choice, your shares will be voted “FOR” Proposals 1, 2, 3, and 4, as recommended by NW Holdings’ Board of Directors.

•	Date and sign your proxy card.

•

Mail your proxy card in the enclosed postage-paid envelope. If your envelope is misplaced, send your proxy card to Northwest Natural Holding Company, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717.

Revoking Your Proxy

You may revoke your proxy at any time before the proxy is exercised by: (1) delivering a written notice of revocation; (2) filing with the Corporate Secretary a subsequently dated, properly executed proxy; (3) voting after the date of the proxy by the internet or telephone; or (4) attending the meeting and voting electronically during the meeting. Your attendance at the meeting, by itself, will not constitute a revocation of a proxy. You should address any written notices of proxy revocation to: Northwest Natural Holding Company, 250 SW Taylor Street, Portland, OR 97204, Attention: Corporate Secretary.

Shares Held by Bank or Broker

If your shares are held in nominee or street name by a bank or broker, you should follow the directions on the Voting Instruction Form you receive from your bank or broker as to how to vote, change your vote, or revoke your proxy. Revocation of proxies for shares held through a broker, bank, or other nominee must be made through the appropriate nominee in accordance with its instructions.

Adjournment

If an adjournment of the meeting occurs, it will have no effect on the ability of shareholders of record as of the record date to exercise their voting rights or to revoke any previously delivered proxies.

VOTING YOUR SECURITIES

The 34,255,410 shares of NW Holdings common stock outstanding on April 7, 2022 were held by 4,406 shareholders residing in 50 states, the District of Columbia, and a number of foreign countries.

Each holder of NW Holdings common stock of record at the close of business on April 7, 2022 will be entitled to one vote for each share of NW Holdings common stock so held on all matters properly submitted at the meeting. Such holder will be entitled to cumulative voting for directors; that is, to cast as many votes for one candidate as shall equal the number of shares held of record multiplied by the number of directors to be elected, or to distribute such number of votes among any number of the nominees.

A majority of the shares of NW Holdings common stock outstanding at the close of business on April 7, 2022 must be represented at the meeting, either in attendance at the virtual meeting or by proxy, to constitute a quorum for the transaction of business.

It is important that your shares be represented at the meeting. You are urged, regardless of the number of shares held, to sign and return your proxy. Alternatively, you may grant your proxy by the internet or telephone as described above.

ATTENDING THE ANNUAL MEETING

Due to the ongoing pandemic, NW Holdings is holding the Annual Meeting in a virtual meeting format only, conducted via live webcast and shareholders will not be able to attend the meeting in person. In order to attend and to participate in the virtual meeting, please visit www.virtualshareholdermeeting.com/NWN2022, where you will be prompted to enter the 16-digit control number found on your proxy card or your Voting Instruction Form provided by your broker, bank, or other nominee. If you receive your Annual Meeting materials electronically and wish to attend the virtual meeting, please follow the instructions provided online for attendance. Once you have joined the virtual meeting, you may, just as you would be able to do so in person, vote your shares or submit a question electronically during the meeting by following the instructions available on the meeting website. To permit as many shareholders as possible to participate, only shareholders or their valid proxy holders may participate in the meeting. If you plan on attending the virtual meeting, we encourage you to allow ample time to log in online and recommend that you do so fifteen minutes before the meeting start time to ensure that you are logged in when the meeting begins. If you have difficulty accessing the Annual Meeting through the meeting website, a phone number will be posted on the meeting website to connect you to technical support.

PROPOSAL 1—ELECTION OF DIRECTORS

NW Holdings’ Restated Articles of Incorporation (Restated Articles) provide that the Board of Directors (Board) shall be composed of not less than nine nor more than 13 directors, with the exact number of directors to be determined by the Board. The Board has fixed the number of directors at 11.

The Restated Articles also provide that the Board of Directors be divided into three classes and that the number of directors in each class be as nearly equal in number as possible. Members of each class are elected to serve a three-year term with the terms of office of each class ending in successive years. The term of the Class II directors expires at this year’s Annual Meeting. Mmes. McDonough and Peverett and Messrs. Thrasher and Wilhoite are nominees for election to the Board as Class II directors to serve until the 2025 Annual Meeting or until their successors have been duly qualified and elected. Ms. Peverett and Messrs. Thrasher and Wilhoite were last re-elected to the Board of Directors by the shareholders at the 2019 Annual Meeting. Ms. McDonough was appointed to the Board of Directors effective January 1, 2022. In case any of the nominees should become unavailable for election for any reason, the persons named in the proxy will have discretionary authority to vote for a substitute. Management knows of no reason why any of the nominees would be unable to serve if elected.

Vote Required

Under Oregon law, if a quorum of shareholders is present at the Annual Meeting, the four nominees for the Class II director positions who receive the greatest number of votes cast at the meeting shall be elected directors. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting, but are not counted and have no effect on the results of the vote for directors.

The Corporate Governance Standards adopted by the Board of Directors provide that any nominee for director in an uncontested election who receives a greater number of votes “withheld” than votes “for” is required to tender his or her resignation for consideration by the Governance Committee. The Governance Committee will then determine whether to recommend acceptance of, and the Board of Directors will decide whether to accept, such resignation.

The Board of Directors recommends the election of the four nominees listed below.

INFORMATION CONCERNING NOMINEES

AND CONTINUING DIRECTORS

Set forth below is information with respect to the nominees and continuing directors, including their recent employment or principal occupation, a summary of their specific experience, qualifications, attributes or skills that led to the conclusion they are qualified to serve as a director, the names of other public companies for which they currently serve as a director or have served as a director within the past five years, the committees on which they currently serve, and their age. Also listed is the year in which each director was elected to NW Holdings, or NW Natural as predecessor of NW Holdings, Board of Directors, as applicable.

NOMINEES FOR ELECTION TO BOARD OF DIRECTORS

Class II

(For a term ending in 2025)

Sandra McDonough

Former President and Chief Executive Officer, Oregon Business & Industry, Portland, Oregon

Age: 67

Director since: 2022

Board Committees: Audit and Public Affairs and Environmental Policy

Since September 2021, Ms. McDonough has been the owner of Quetzal Consulting, a business consulting firm. From 2018 to 2021, Ms. McDonough served as President and CEO of Oregon Business & Industry (OBI), Oregon’s largest statewide general business organization, with members across the state representing a wide variety of industries. Before joining OBI, Ms. McDonough served as President and CEO of the Portland Business Alliance, Greater Portland’s Chamber of Commerce for 14 years. Ms. McDonough previously worked in the energy industry for two decades, including as a Vice President, External Affairs, for PG&E National Energy Group and Vice President, Communications and External Affairs, for PG&E Gas Transmission Northwest, both companies being former operating units of San Francisco-based PG&E Corporation. Earlier, Ms. McDonough worked for PacifiCorp, holding positions in Oregon and Washington, D.C. Ms. McDonough currently serves on the boards of NW Natural and the non-profit New Avenues for Youth. She also serves on the Oregon advisory boards for U.S. Bank National Association and Regence and is a senior fellow of the American Leadership Forum/Oregon. She holds two bachelor’s degrees from the University of Oregon.

Ms. McDonough brings to the NW Holdings Board extensive experience in governmental and public affairs through her leadership of OBI and the Portland Business Alliance, allowing her to contribute valuable insights on policy development and governmental relations. In addition, her strong community ties and familiarity with the Oregon business landscape position her to provide oversight on matters related to the local economy, business environments, and the communities served by NW Natural and NW Holdings. Her breadth of experience and leadership, including her two decades of experience in the energy industry, positions her to provide insights to the Board and management on a wide variety of matters, including, but not limited to: utility operations, regulatory matters, and business development and strategy, all of which strengthen the Board’s collective knowledge, capabilities and experience.

Jane L. Peverett

Former President and Chief Executive Officer, British Columbia Transmission Corporation, Vancouver, British Columbia, Canada

Age: 63

Director since: 2007

Board Committees: Audit (Chair), Governance, and Organization and Executive Compensation

From 2005 to January 2009, Ms. Peverett served as President and Chief Executive Officer of British Columbia Transmission Corporation (BCTC), an electric utility in Vancouver, British Columbia. Between 2003 and 2005, she served as Chief Financial Officer of BCTC. Prior to joining BCTC, from 1988 through 2003, Ms. Peverett held various senior positions with Westcoast Energy Ltd., including serving as President and Chief Executive Officer of Union Gas Limited, a Westcoast Energy company, between 2001 and 2003. Ms. Peverett currently serves on the Boards of Directors of NW Natural, Canadian Imperial Bank of Commerce (CIBC), Capital Power Corporation, and Canadian Pacific Railway Limited. She currently serves as Chair of the Corporate Governance Committee of CIBC and as Chair of the Audit and Finance Committee of Canadian Pacific Railway Limited. Ms. Peverett has also previously served on the Boards of Directors of Hydro One Inc., AEGIS, Encana

Corporation, Postmedia Network Canada Corp., BC Ferry Authority, BC Ferries Services, Inc. (BC Ferries), and the United Way of Lower Mainland, also serving as Chair of BC Ferry Authority, and as Chair of the Audit Committee of Encana Corporation. Ms. Peverett earned a Bachelor of Commerce degree from McMaster University and a Master of Business Administration degree from Queen’s University. She is a certified management accountant.

Ms. Peverett’s extensive senior management experience at Union Gas Limited of Chatham, Ontario, a natural gas distribution, storage and transmission company, and BCTC, the entity responsible for managing British Columbia’s publicly-owned electrical transmission system, Capital Power Corporation, a North American power producer, as well as her board experience at Canadian Pacific Railway Limited and NW Natural, and her prior board experiences at Hydro One Inc., one of North America’s largest electricity delivery companies, AEGIS, Encana Corporation, Postmedia Network Canada Corp., and BC Ferries, position her to provide oversight of and advise management on a wide range of natural gas and energy industry-specific strategic and regulatory matters, including large project development and other business matters. In addition, Ms. Peverett’s other board experiences, including as Chair of the Audit and Finance Committee of Canadian Pacific Railway Limited, Chair of the Corporate Governance Committee of CIBC, a leading North American financial institution with almost 11 million personal banking and business customers, a former Chair of the Audit Committees of CIBC and Encana Corporation, and a former Audit Committee member of Postmedia Network Canada Corp., enable her to provide effective oversight of management and insight into a wide variety of corporate governance and financial matters. Ms. Peverett’s cumulative experience has led the Board to determine that she is an “audit committee financial expert” as defined by the SEC rules. Ms. Peverett also has extensive knowledge of and training in finance and accounting matters, which strengthen the Board’s collective knowledge, capabilities and experience.

Kenneth Thrasher

Former Chief Executive Officer, Fred Meyer and Compli, Portland, Oregon

Age: 72

Director since: 2005

Board Committees: Audit, Governance, and Organization and Executive Compensation (Chair)

Mr. Thrasher served as Chair of the Board for Alternative Legal Solutions, Inc. (dba Compli), a software solution provider for management of compliance in employment, regulatory, environmental, health and safety, and corporate governance practices from 2002 to 2018, where he also served as Chair and Chief Executive Officer from 2002 through December 2009. Prior to joining Compli, Mr. Thrasher held executive positions with Fred Meyer Inc., including serving as President and Chief Executive Officer from 1999 to 2001 (as a division of the Kroger Co.), as Executive Vice President and Chief Administrative Officer from 1997 to 1999, as Senior Vice President and Chief Financial Officer from 1987 to 1997, and as Vice President and Treasurer from 1982 to 1987. Mr. Thrasher previously served as a member of Compli’s Audit and Compensation Committees. He also currently serves on the Boards of Directors of NW Natural, the Jensen Quality Growth Fund, where he chairs its Audit Committee, and College Possible Oregon where he is Chair of the Board. He serves as Treasurer on the Advisory Board of Children’s Public Private Partnership (CP3). He is also on the Oregon State University College of Business Dean’s Council of Excellence, and is a Senior Director on the Oregon Business Council. Mr. Thrasher previously served as a member of the Boards of Directors for GSL Solutions Inc., Friends of the Children, the Portland State University Foundation, the Cradle to Career Council of All Hands Raised, Albertina Kerr Centers, the Oregon Coast Aquarium, Education Northwest, and the Children’s Institute, is past Chair of Oregon’s Quality Education Commission, and currently is an Emeritus Board Member of Albertina Kerr Centers, the Oregon Coast Aquarium, and the Children’s Institute. Mr. Thrasher earned a Bachelor of Science degree in business administration from Oregon State University and was awarded an honorary doctorate degree from Portland State University in 2012.

Mr. Thrasher brings to the NW Holdings Board a wide range of leadership experiences in both the public and private sectors, including his services as a Director of NW Natural. Mr. Thrasher’s service as an executive at

Fred Meyer, Inc. positions him to provide oversight of management on a wide variety of strategic, financial, and public company matters, including, but not limited to, large project development and acquisitions. Mr. Thrasher’s service as an executive, chair, member of the Audit and Compensation Committees of Compli, and member of Finance and Audit committees of Education Northwest enables him to advise management on matters of compliance, regulation, human capital management, executive compensation and corporate governance. Mr. Thrasher’s cumulative experience has led the Board to determine that he is an “audit committee financial expert” as defined by the SEC rules. Mr. Thrasher’s other professional experiences, particularly his community and government related experience, provide insight with respect to government, community and media relations, all of which strengthen the Board’s collective knowledge, capabilities and experience.

Charles A. Wilhoite

Managing Director, Willamette Management Associates, Inc., Portland, Oregon

Age: 57

Director since: 2018

Board Committees: Finance, Governance (Chair), and Public Affairs and Environmental Policy (Chair)

Since 1990, Mr. Wilhoite has worked for, and since 1995 has been a Managing Director of, Willamette Management Associates, Inc., a consulting firm in the fields of business valuation, forensic analysis, and transaction financial advisory services, which firm was acquired by Citizens Financial Group in September 2021. Before his tenure at Willamette Management Associates, Inc., he was a Senior Auditor at KPMG. Mr. Wilhoite currently serves as a member of the Board of Trustees of Meyer Memorial Trust, as well as serves as a board member of NW Natural, Legacy Health, The Nature Conservancy of Oregon, Inc., Portland Business Alliance, Oregon Business Council, 4G Clinical, and the National Association of Corporate Directors Northwest Chapter. He also serves as an advisory board member of Metal Toad Media and Black Business Warehouse and has been appointed by Oregon Governor Kate Brown as a member of a blue-ribbon task force to evaluate state and local debt to the Oregon Public Employees Retirement System (PERS). Mr. Wilhoite has previously served as Commissioner and Chair of the Board of the Portland Development Commission (PDC) and the City Charter Review Commission. He is also a past Chair of the Portland Business Alliance, Oregon Health & Science University, SMART, Urban League of Portland, and Meyer Memorial Trust, past Chair of the Portland Police Bureau Budget Advisory Committee, and immediate past Chair of The Nature Conservancy of Oregon, Inc. and the Federal Reserve Bank of San Francisco-Portland Branch. Mr. Wilhoite also previously served on the Boards of PacificSource Health Plans, U.S. Bank of Oregon, the Oregon State Bar, Jesuit High School Portland, Portland State University Foundation, Oregon Health & Science University Medical Group, the Oregon Housing Stability Council, Oregon Investment Council, and the Federal Reserve Bank of San Francisco-Portland Branch, and served as an Economic Advisory Council Member of the Federal Reserve Bank of San Francisco. Mr. Wilhoite earned a Bachelor of Science degree in accounting and a Bachelor of Science degree in finance, both at Arizona State University. He is a certified public accountant, with accreditations in business valuation and financial forensics. His other accreditations are from various financial governing bodies and include certifications in chartered global management accounting, management accounting, financial management, business valuation and appraisal, and fraud examination.

Mr. Wilhoite brings to the NW Holdings Board extensive experience, as well as financial accreditations, in business valuation, finance, and accounting, developed from over 31 years of experience as a consultant with Willamette Management Associates, his position as a Senior Auditor with KPMG, and current and former service in numerous regional and local economic and business organizations, including the Federal Reserve Bank of San Francisco-Portland Branch, the Portland Business Alliance, the Oregon Business Council, the Oregon Housing Stability Council, the Portland Development Commission, and the Portland Police Bureau Budget Advisory Committee, positioning him to provide oversight and advice to the Company on financial, accounting, and strategy topics including, but not limited to, mergers and acquisitions, growth and diversification, risk and consumer and commercial businesses. Mr. Wilhoite also has served as Managing Director of Willamette

Management Associates, Inc. for over two decades, thereby giving him entrepreneurial and marketing insight valuable to the Board. His experience in highly regulated industries, including his service as a member of the Boards of Directors of Legacy Health and Oregon Health & Science University, and his former service as a member of the Board of Directors of PacificSource, enables him to provide management oversight on subjects including public and government policy and relations, compliance and regulation. Furthermore, Mr. Wilhoite’s strong community presence positions him to provide important guidance to the Board on local and regional strategic matters, and provide an important connection between NW Holdings and the communities it serves. Mr. Wilhoite’s extensive knowledge and experience of finance, accounting and regulated industry, along with his strong community ties strengthen the Board’s collective knowledge, capabilities and experience.

MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

Class III

(For a term ending in 2023)

David H. Anderson Director, President and Chief Executive Officer, NW Holdings and NW Natural, Portland, Oregon Age: 60 Director since: 2016 Board Committees: None

Mr. Anderson is President and Chief Executive Officer and a board member of NW Holdings and NW Natural. He previously served as President and Chief Operating Officer of NW Natural from August 2015 to July 2016, as Executive Vice President and Chief Operating Officer from February 2014 to July 2015, as Executive Vice President of Operations and Regulation from February 2013 to February 2014, and as Senior Vice President and Chief Financial Officer from when he joined NW Natural in 2004 to February 2013. Before joining NW Natural, Mr. Anderson was Senior Vice President and Chief Financial Officer at TXU Gas. He previously held executive positions within TXU Corporation (formerly Texas Utilities) including Senior Vice President and Chief Accounting Officer, and Vice President of Investor Relations and Shareholder Services. Mr. Anderson also serves as President, Chief Executive Officer, and Chair for certain subsidiaries of NW Holdings including Northwest Energy Corporation, as well as serves as Chair of the Board for NW Natural RNG Holding Company, LLC, NW Natural Renewables Holdings, LLC, and NW Natural Water Company, LLC and their subsidiaries.

In addition to serving on the Boards of NW Holdings and NW Natural, Mr. Anderson serves on the Board of Directors of National Fuel Gas Company where he has been appointed to the Audit, Financing, and Compensation Committees. Mr. Anderson also serves as a board member of the American Gas Association (AGA), where he is immediate past Chair of the Board, Chair of the Finance Committee, and a member of the Executive Committee, Compensation Committee, and Safety, Resilience/Reliability, and Security Task Force. He is also a board trustee of the American Gas Foundation, a director of the Oregon Business Council, and a member of SOLVE Founders’ Circle. Mr. Anderson has also been appointed by Oregon Governor Kate Brown to serve on Oregon’s Global Warming Commission. Mr. Anderson is a past board member of the Northwest Gas Association, Portland Business Alliance, Portland State Foundation, and Greater Portland Inc., and a past President of The Oregon Partnership, Inc. (Lines for Life). Mr. Anderson is also a past Co-Chair of the AGA Clean Energy Task Force, and past Chair of the AGA Audit Committee, the AGA Compensation Committee, the AGA Fiscal and Tax Committee, the Associated Oregon Industries (AOI) Fiscal Policy Committee, and PSU Foundation Investment Committee, and is a past advisory board member for PSU School of Business and Oregon Department of Education Business Advisory Team. Mr. Anderson holds a BBA in Accounting from Texas Tech University and is a CPA (ret.) and Chartered Global Management Accountant.

Mr. Anderson serves a key leadership role on the Board of NW Holdings and provides the Board with in-depth knowledge of each area of NW Holdings’ and NW Natural’s business, its finance and operations, the energy industry generally, and the Company’s challenges and opportunities. He acts as the principal intermediary between management and the independent directors of our Board, and communicates to the Board management’s perspective on important matters brought before the Board. Mr. Anderson’s 17 years with NW Natural, his over 30 years’ experience in the energy industry, and his extensive involvement with the AGA and Northwest Gas Association enable him to bring to the Board a comprehensive understanding of the Company’s business operations as well as matters relating to the energy industry generally. Mr. Anderson’s service on local business, educational, charitable and public service boards provides an important connection between NW Holdings and the communities it serves. Additionally, his extensive experience in finance and operations provides important perspectives with respect to the Company’s business, operations, and financial positioning, as well as with respect to the communities the Company serves. Mr. Anderson’s combined professional skills and insights from his position as President and Chief Executive Officer, as well as his other roles and experiences, strengthen the Board’s collective knowledge, capabilities and experience.

Karen Lee Chief Executive Officer, Pioneer Human Services, Seattle, Washington Age: 57 Director since: 2021 Board Committees: Audit and Public Affairs and Environmental Policy

Since 2010, Karen Lee has served as Chief Executive Officer of Pioneer Human Services, a leading nonprofit social-enterprise business based in Seattle, Washington, which operates several businesses to help fund its social mission to assist individuals with criminal histories lead healthy and productive lives. From 2005 to 2010, Ms. Lee served as the Commissioner of the Washington State Employment Security Department. Prior to her role as Commissioner, she held several leadership roles at Puget Sound Energy, including Director of Gas Operations, from 2002 to 2005. She also previously served as an Associate Attorney at K&L Gates LLP in Seattle, Washington, and spent four years as an Officer in the U.S. Army. Ms. Lee holds a Juris Doctorate from the University of Washington School of Law. She is a graduate of the United States Military Academy at West Point, where she earned a Bachelor of Science degree with a concentration in Russian studies and a minor in engineering. Ms. Lee currently serves as a director of NW Natural, W. Lease Lewis Company, the Federal Reserve Bank of San Francisco, and the University of Washington Foundation. She is a Trustee at Western Washington University and a member of Washington’s Statewide Reentry Council and the Regence Blue Shield Community Advisory Board. Ms. Lee also previously served as a member of the U.S. Bank Washington Advisory Board. Ms. Lee has been named a “40 Under 40” honoree and one of “Seattle’s Women of Influence” by the Puget Sound Business Journal, and more recently, received an “Executive Excellence” award from Seattle Business Magazine.

As Chief Executive Officer of Pioneer Human Services, Ms. Lee brings to the NW Holdings Board more than a decade of executive and leadership expertise and is well positioned to provide valuable guidance on a wide variety of matters, including, but not limited to: human capital management and development, business growth and strategy, customer experience, business operations, legislative and public policy development, government relations and regulatory matters. Ms. Lee additionally brings to the Board a comprehensive understanding of the natural gas and utility industry, having served in several leadership roles at Puget Sound Energy, including as Director of Gas Operations, and is able to contribute important insights on: natural gas operations and regulation; and local, state and federal regulatory matters. Ms. Lee also has extensive legal and regulatory experience, having served as Commissioner of the Washington State Employment Security Department. Her deep industry expertise, combined with the breadth of her leadership experience across the private, non-profit and public sectors strengthens the Board’s collective knowledge, capabilities and experience.

Nathan I. Partain

Former President and Co-Chief Investment Officer, Duff & Phelps Investment Management Co., League City, Texas

Age: 65

Director since: 2021

Board Committees: Finance (Chair), Governance, and Organization and Executive Compensation

Nathan Partain is the former President and Co-Chief Investment Officer of Duff & Phelps Investment Management Co., a position he held from 2005 until December 2020. Previously, Mr. Partain served as Executive Vice President of Duff & Phelps. Earlier, he was with Duff & Phelps Investment Research Co., where he served as the Director of Utility Research, Director of Equity Research, and Director of Fixed Income Research. Mr. Partain also previously served as President and Chief Executive Officer of DNP Select Income Fund Inc. (DNP), from 2001 to March 2021, and was Chief Investment Officer of DNP from 1998 to 2017. He also served as President and Chief Executive Officer of Duff & Phelps Utility and Corporate Bond Trust Inc. (DUC) and DTF Tax-Free Income Inc. (renamed DTF Tax-Free Income 2028 Term Fund Inc. in 2022) (DTF) from 2004 to March 2021 and President and Chief Executive Officer of Duff & Phelps Utility and Infrastructure Fund Inc. (DPG) from 2011 to March 2021. DNP, DTF and DPG (and formerly DUC until its merger with DNP in 2021) are part of a single “fund complex” of registered investment companies under SEC rules that share a common board of directors (the Duff & Phelps Fund Complex). Mr. Partain previously served as a director of the Duff & Phelps Fund Complex until March 2022, having served as a director of DNP and DTF since 2007 and DPG since 2011 (he also served as a director of DUC from 2007 to 2021). Mr. Partain is currently engaged in limited transition consulting services for Duff & Phelps Investment Management Co. Mr. Partain serves on the Boards of NW Holdings and NW Natural in his individual capacity and not in affiliation with any Duff & Phelps entity. Prior to joining Duff & Phelps, Mr. Partain held financial and regulatory positions with Gulf States Utilities Company. Mr. Partain serves on the Board of NW Natural and has served on the Board of Directors of Otter Tail Corporation since 1993 and as its Chair since 2011. Mr. Partain is a past National Association of Corporate Directors (NACD) Board Leadership Fellow. He earned a BS and MBA from Sam Houston State University. Mr. Partain is a Chartered Financial Analyst (CFA) and a member of the CFA Society of Chicago.

Mr. Partain brings to the NW Holdings Board significant board oversight and executive leadership, financial and governance expertise as a result of his many years of experience at Duff & Phelps. Mr. Partain’s service as Chair of the Board of Otter Tail Corporation enables him to provide important insight and advice to the Board on a wide range of matters related to the utility and energy industry as well as management oversight, corporate governance, strategic and financial matters. He additionally brings to the Board extensive knowledge of the utility industry gained from over 30 years of providing utility investment research and management services to institutional clients of Duff & Phelps and from his roles with Gulf States Utilities Company, and he is well positioned to advise management on matters of business strategy, growth and development, finance and capital markets, human capital management, and executive compensation. Mr. Partain’s deep industry knowledge, as well as his financial, governance and executive experience, strengthen the Board’s collective knowledge, capabilities and experience.

Class I

(For a term ending in 2024)

Timothy P. Boyle

President, Chief Executive Officer and Chair of the Board, Columbia Sportswear Company, Portland, Oregon

Age: 72

Director since: 2003

Board Committees: Public Affairs and Environmental Policy

Mr. Boyle is the President, Chief Executive Officer and Chair of the Board of Columbia Sportswear Company, an active outdoor apparel and footwear company headquartered in Portland, Oregon. He has held the President and Chief Executive Officer positions since 1988, except he relinquished his position as President from February 2015 until June 2017. He was appointed as Chair of the Board of Columbia Sportswear Company in January 2020. Mr. Boyle began working with Columbia Sportswear Company in 1970. Mr. Boyle is also a member of the Board of Directors of NW Natural, serves on the Board of Trustees of University of Oregon, and is an Emeritus Trustee of Reed College and the Freshwater Trust. In addition, Mr. Boyle is a past member of the Board of Directors of Craft Brew Alliance, Inc., as well as a past trustee of the Youth Outdoor Legacy Fund, and University of Oregon Foundation, where he was past Vice Chair of its Capital Campaign Committee. He is also a past member of the Young Presidents’ Organization. Mr. Boyle earned a Bachelor of Science degree in journalism from the University of Oregon.

Mr. Boyle’s professional experiences, including his service as President and Chief Executive Officer and Chair of the Board of Directors of Columbia Sportswear Company, his service on the NW Natural Board, as well as his prior service as a director of Craft Brew Alliance, Inc., and his current and prior community and public service, enable Mr. Boyle to provide valuable insight to the Board and management regarding public company operations, acquisitions, human capital management, executive compensation, investor and media relations, government relations, and growth and strategic direction, all of which strengthen the Board’s collective knowledge, capabilities and experience.

Monica Enand Founder and Chief Executive Officer, Zapproved, Inc., Portland, Oregon Age: 50 Director since: 2019 Board Committees: Finance and Public Affairs and Environmental Policy

In 2008, Ms. Enand founded Zapproved, Inc., a cloud-based software provider for corporate legal departments, where she currently serves as Chief Executive Officer. Prior to founding Zapproved, she was the Director of Business Development and Marketing at Avnera Corporation, a fabless semiconductor manufacturer. Ms. Enand has also held sales and marketing positions at IBM and was a program manager in the compiler and architecture group at Intel. Ms. Enand is also a board member of NW Natural. Ms. Enand serves as a Board member of the Oregon Business Council and is a member of the Oregon Investment Council. Ms. Enand has previously served as Chair of Auth0 and Technology Association of Oregon, and as a member of Oregon Growth Board and Oregon Innovation Council. She received the 2018 Sam Blackman Award for Civic Engagement, the 2016 Portland Business Journal Entrepreneur of the Year award and the 2010 Portland Business Journal Orchid Award for achievement for women in business. Ms. Enand earned a bachelor’s degree in computer engineering from Carnegie Mellon University and a Masters of Business Administration degree from the University of Portland.

Ms. Enand brings to the NW Holdings Board entrepreneurial and executive expertise from her more than a decade of experience founding and leading Zapproved, as well as substantial technological background from years of working in the technology industry. Ms. Enand’s current and previous professional and management experiences in technology, business development, sales, and marketing, allow Ms. Enand to provide oversight of, and contribute important insights on, the Company’s strategy and strategic direction, business development, growth and expansion activities, mergers and acquisitions, business diversification, cyber and information security, finance, compliance, human capital management, marketing and sales, and customer experience and support, which strengthens the Board’s collective knowledge, capabilities and experience.

Hon. Dave McCurdy Former President and Chief Executive Officer, American Gas Association, Kamas, Utah Age: 72 Director since: 2020 Board Committees: Finance and Organization and Executive Compensation

Hon. McCurdy served as President and Chief Executive Officer of the American Gas Association (AGA) from February 2011 to March 2019, representing over 200 natural gas energy and pipeline utilities. From 2007 to January 2011, Hon. McCurdy served as President and Chief Executive Officer of the Alliance of Automobile Manufacturers, an organization of the thirteen largest global auto manufacturers. From 1999 to 2006, Hon. McCurdy served as President and Chief Executive Officer of the Electronic Industries Alliance (EIA) crafting domestic and international policies for EIA’s nearly 1,300-member companies. In 2001, he co-founded the Internet Security Alliance between EIA and the Software Engineering Institute of Carnegie Mellon University. From 1995 to 1999, Hon. McCurdy was the President and Chief Executive Officer of the McCurdy Group, a business consulting and investment practice, serving as a strategic advisor for health care, defense manufacturing and other sectors. Hon. McCurdy served seven terms as a United States Congressman in the United States House of Representatives for the 4th District of Oklahoma from 1981 to 1995. Hon. McCurdy’s distinguished career in Congress included attaining numerous leadership positions, such as Chair of the House Intelligence Committee and Chair of the subcommittees of the Armed Services Committee and the House Committee on Science, Space, and Technology. Hon. McCurdy also practiced law both as an Assistant Attorney General for the State of Oklahoma and in private practice from 1975 to 1980. Hon. McCurdy is a 1972 graduate of the University of Oklahoma and received his JD in 1975 from Oklahoma Law School. As a Rotary International Graduate Fellow, he studied international economics at the University of Edinburgh. He also held a commission in the United States Air Force Reserve, attaining the rank of major and serving as a judge advocate general. Hon. McCurdy received the 2017 Business-Government Relations Award from the Bryce Harlow Foundation for honesty, integrity, and strategic leadership. Hon. McCurdy is a member of the Board of NW Natural and has served on the Board of Directors of LMI, a private defense consulting company headquartered in McLean, Virginia since 2011 and is a member of its Audit and Finance Committees. He also serves as an industry expert on the TSA Surface Transportation Security Advisory Committee and on the subcommittee for cybersecurity.

Hon. McCurdy brings to the NW Holdings Board extensive experience in governmental and public affairs as well as a comprehensive understanding of the natural gas industry. As the former President and Chief Executive Officer of the AGA, Hon. McCurdy is well positioned to advise management on utility operations and natural gas distribution, pipeline, storage and other energy matters. In addition, his extensive experience in government, including as a seven-term United States Congressman, and as a leader of several industry organizations, including the AGA, the Alliance of Automobile Manufacturers and the EIA, enables him to provide important insights on government relations and policy development at the federal, state and local level. His breadth of leadership experience across industries, including as a director of LMI, positions him to provide valuable guidance to the Board on a wide variety of matters affecting NW Holdings, including, but not limited to: business development, expansion and strategic direction, customer service and support, risk oversight and cyber security matters, all of which strengthen the Board’s collective knowledge, capabilities and experience.

Malia H. Wasson

Chair of the Board, NW Holdings and NW Natural, Portland, Oregon

Chief Executive Officer, Sand Creek Advisors LLC, Portland, Oregon

Age: 63

Director since: 2014

Board Committees: Governance

Since March 2015, Ms. Wasson has been the Chief Executive Officer of Sand Creek Advisors LLC, which provides business consulting to chief executive officers of public and private companies. Previously, Ms. Wasson was an Executive Vice President of Commercial Banking at U.S. Bank, N.A., and served as President of U.S. Bank’s Oregon and Southwest Washington operations from 2005 to 2015. She also led the U.S. Bank, N.A. Advisory Board in Portland, Oregon. Ms. Wasson is a 33-year veteran of the banking industry. Prior to joining U.S. Bank in 1989, she held various commercial lending positions with the former Oregon Bank and Security Pacific Bank of Oregon. Ms. Wasson was elected as Chair of the Boards of NW Holdings and NW Natural in August 2021. Ms. Wasson currently serves on the Board of Directors of Columbia Sportswear Company, where she is Chair of the Audit Committee. She is also a senior director and past Chair of the Oregon Business Council. Ms. Wasson formerly served on the boards of Oregon Health & Science University Foundation, Inc., OHSU Knight Cancer Institute, Portland Business Alliance, Greater Portland Inc., Portland Mall Management, Inc., SOLVE Founders’ Circle and the American Red Cross-Oregon Trail Chapter and was past Chair of the Oregon Business Plan. She also serves as a Senior Fellow at American Leadership Forum. Ms. Wasson holds a Bachelor of Science and Commerce degree in finance from Santa Clara University.

Ms. Wasson brings to the NW Holdings Board extensive experience in commercial banking, finance and accounting and remarkable local and regional experience. Ms. Wasson’s management and leadership roles in the banking industry as well as her strong community presence position her to provide insight and advice to the Board on a wide range of financial, accounting, commercial and local and regional strategic matters, including, but not limited to, regulated industry, mergers and acquisitions, consumer and commercial businesses, public and government policy and relations, human capital management and diversity, media relations, marketing, change management and compliance. In addition, Ms. Wasson’s service as Chair of the Audit Committee of Columbia Sportswear and prior service as Chair of the Audit Committee of NW Natural and NW Holdings highlights her substantial experience in finance and accounting matters and positions Ms. Wasson to provide important guidance to the Board on matters of accounting, finance, and corporate governance. Ms. Wasson’s extensive knowledge and experience of finance, accounting, commercial banking and regulation, and her strong community ties, strengthen the Board’s collective knowledge, capabilities and experience.

CORPORATE GOVERNANCE

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Meeting Attendance

The Board of Directors conducts its annual organizational meeting on the same date as the Annual Meeting of Shareholders, which all of the directors are encouraged to attend. In 2021, all of our then-current directors attended the Annual Meeting of Shareholders.

During 2021, there were nine meetings of the Board of Directors, each of which included an executive session of non-management directors. No current director attended fewer than 75% of the aggregate meetings of our Board and Committees on which he or she served.

Independence

The Board of Directors has adopted Director Independence Standards to comply with New York Stock Exchange (NYSE) rules. The Director Independence Standards are available at www.nwnaturalholdings.com and are available in print to any shareholder who requests them. No director is deemed independent unless the Board affirmatively determines that the director has no material relationship with NW Holdings either directly or as a partner, shareholder or officer of an organization that has a relationship with NW Holdings. The Board applies NW Holdings’ Director Independence Standards as well as additional qualifications prescribed under the listing standards of the NYSE and applicable state and federal statutes. Annually, the Board determines whether each director meets the criteria of independence, including whether the members of the Governance, Audit and Organization and Executive Compensation Committees (OECC) satisfy the independence requirement for service on those committees. As of February 24, 2022, the Board determined that ten of the eleven directors met the independence criteria. They are directors Boyle, Enand, Lee, McCurdy, McDonough, Partain, Peverett, Thrasher, Wasson, and Wilhoite. The Board previously determined that John D. Carter and Tod R. Hamachek, who each retired from the Board effective May 27, 2021, and C. Scott Gibson, who retired from the Board effective December 31, 2021, were independent.

Board Nominations and Refreshment

The Board is responsible for selecting candidates for Board membership and the Governance Committee has been assigned the responsibility of recommending to the Board of Directors nominees for election as directors. The Governance Committee, with recommendations and input from the Chair of the Board, the Chief Executive Officer (CEO) and other directors, evaluates the qualifications of each director candidate in accordance with the Director Selection Criteria established by the Board. Candidates for director nominees are reviewed in the context of the current composition and diversity of the Board, the operating requirements and existing and prospective business environment faced by NW Holdings, NW Holdings’ business strategy, and the long-term interests of shareholders. Director candidates must be able to make a significant contribution to the governance of NW Holdings by virtue of their business and financial expertise, educational and professional background, and current or recent experience as a chief executive officer or other senior leader of a public company or other relevant organization. The business discipline that may be sought at any given time will vary depending on the needs and strategic direction of our Company and the disciplines represented by our incumbent directors. In addition, the Governance Committee looks at the overall composition of the Board and how a candidate would contribute to the overall synergy and collaborative process of the Board. In conducting its assessment, the Governance Committee considers a variety of criteria, including, but not limited to, the candidate’s integrity, reputation, judgment, knowledge, experience, commitment, skills, diversity, and independence.

In recent years, the Board undertook a comprehensive succession planning and refreshment review in anticipation of the retirements of several long-tenured directors. In line with those plans, the Board has undergone substantial refreshment, with five of the ten current independent directors being added to the Board in the last three years. Our Corporate Governance Standards provide several mechanisms in support of director refreshment, including: annual peer reviews of individual directors, a requirement to offer notice of resignation upon a change in principal position, and a mandatory retirement age of 75.

Shareholder Nominations

Shareholders’ recommendations for director-nominees may be submitted to NW Holdings’ Corporate Secretary for consideration by the Governance Committee. In evaluating shareholder recommendations for director-nominees, the Governance Committee applies the same Director Selection Criteria discussed above. NW Holdings’ Restated Articles of Incorporation provide that no person, except those nominated by the Board, shall be eligible for election as a director at any annual or special meeting of shareholders unless a written request that his or her name be placed in nomination, together with the written consent of the nominee, and received from a shareholder of record entitled to vote at such election by the Corporate Secretary of NW Holdings on or before the later of (a) the thirtieth day prior to the date fixed for the meeting, or (b) the tenth day after the mailing of the notice of that meeting.

Diversity

As indicated above, NW Holdings’ Director Selection Criteria includes a consideration of diversity as a factor in evaluating candidates for Board membership. The Board believes that diversity with respect to factors such as background, experience, skills, geographic location, race, gender, ethnicity, culture, veteran status, age, disability, and sexual orientation are important considerations in Board composition. The Governance Committee discusses diversity considerations in connection with each director candidate, as well as on a periodic basis in connection with the composition of the Board as a whole. In addition, the Governance Committee and the Board conduct formal self-evaluations each year that include an assessment of whether the Governance Committee and the Board have adequately considered diversity, among other factors, in identifying and discussing director candidates. Currently, of eleven members of the Board, five directors are women, including the Chair of the Board, and three directors identify as People of Color. The Governance Committee believes that, as a group, the nominees presented for election at the 2022 Annual Meeting of Shareholders effectively contribute to the Board’s diverse range of backgrounds, experiences and perspectives.

Board Experience

The NW Holdings Board consists of eleven directors with extensive professional experience and a diverse array of skills. This diversity of experience provides our Board with a collective skill set that is advantageous to the Board’s oversight of our business and operations. In addition to the qualifications required of all directors that are set forth in NW Holdings’ Director Selection Criteria, our Board members have experience in the following areas among others:

Director Experience*

*	Represents the number of current NW Holdings directors with the indicated skill or experience.

For a more detailed description of each director’s experiences, please see the director biographies above.

Board Leadership Structure

The current Board leadership structure separates the roles of Chair and CEO. The Board evaluates its leadership structure and role in risk oversight on an ongoing basis. The decision to combine or separate the Chair and CEO roles is determined on the basis of what the Board considers to be best for NW Holdings at any given point in time. Currently, the independent Chair of the Board meets regularly with the CEO and the Corporate Secretary to discuss appropriate business to come before the Board and its committees and actively recommends agenda items for Board meetings. NW Holdings’ Board is structured to promote independence. The directors of the Board meet regularly in executive sessions at which the independent Board Chair presides and only the non-management directors are present. Under NW Holdings’ Bylaws, the Governance Committee, Audit Committee and Organization and Executive Compensation Committee must be composed entirely of independent directors and the Finance Committee and Public Affairs and Environmental Policy Committee must have a majority of independent directors. All committees have an independent chair that works with the executive officer primarily responsible for work with that committee and the Corporate Secretary to discuss appropriate business to come before the committee, and to recommend agenda items for that committee. The Board of Directors believes its leadership structure provides for appropriate independence between the Board and management.

The Governance Committee and the Board annually review the Corporate Governance Standards, which can be accessed electronically in the “Corporate Governance” section of NW Holdings’ website at www.nwnaturalholdings.com, and the performance of the Board is reviewed annually by the members of the Board.

Board’s Role in Risk Oversight

NW Holdings’ management is responsible for the day-to-day management of risks faced by the Company, while the Board of Directors, collectively and through its committees, has responsibility for the oversight of risk management. The Corporate Governance Standards describe the Board’s primary responsibilities, which include oversight of NW Holdings’ mission, and key programs that enable the Board to assess and manage material risks, including, but not limited to, risks related to business continuity and disaster response, gas supply, distribution and storage operations, strategic planning and business development, environmental and climate change matters, business improvement and information technology, market competition, economic environment, governance, legislative and regulatory risk and compliance, state and federal regulatory process and environment, financial performance, business integrity and compliance, financial reporting and internal controls, financing programs, pensions and retirement plans, reputational risk, human capital management, compensation and employee benefits, succession planning (including the CEO), human risks such as safety and diversity, equity and inclusion matters, and Company culture. Committee oversight authority with respect to risk management is described in more detail below. The Board periodically reviews its committee oversight authority to ensure the Board has adequate visibility and oversight of the Company’s key areas of risk. Appropriate members of management serve as liaisons to Board committees, attend Board and committee meetings and regularly discuss with the Board and the committees various risks confronting the Company.

Management reports regularly to the Board on significant risk categories. Additional review or reporting on enterprise risks is conducted as needed or requested by the Board. The Board and management consider enterprise risks and opportunities in their strategic and capital spending decision process.

Committees

There are five standing committees of the Board: Audit, Finance, Governance, OECC, and Public Affairs and Environmental Policy. Each of the standing committees operates according to a formal written charter, all of which are reviewed annually and are available at www.nwnaturalholdings.com. Copies of the charters are also available in print to any shareholder upon request. The performance of each committee is reviewed annually. Each committee may obtain advice and assistance from internal or external legal, accounting or other advisors, when appropriate. Each committee has the opportunity to meet in executive session with non-management directors at the end of each committee meeting; the independent chair of the committee presides at these sessions. Each committee regularly reports to the full Board of Directors.

The table below shows the current membership of the Board and each standing committee and the number of meetings held during 2021.

Board and Committees

Director	Board	Audit[1]	Organization and Executive Compensation	Governance	Finance	Public Affairs and Environmental Policy
David H. Anderson	X
Timothy P. Boyle	X					X
Monica Enand	X				X	X
Karen Lee	X	X				X
Hon. Dave McCurdy	X		X		X
Sandra McDonough	X	X				X
Nathan I. Partain	X		X	X	Chair
Jane L. Peverett	X	Chair	X	X
Kenneth Thrasher	X	X	Chair	X
Malia H. Wasson	Chair			X
Charles A. Wilhoite	X			Chair	X	Chair
Number of Total Meetings in 2021	9	7	4	7	4	2

(1)

Based on its review of relevant information, the Board has determined that each member of the Audit Committee meets all applicable independence and financial literacy requirements and that each of Ms. Peverett and Mr. Thrasher is an “audit committee financial expert,” as that term is defined under applicable Securities and Exchange Commission (SEC) rules.

Audit Committee

NW Holdings’ independent Audit Committee, which regularly reports to the full Board, has primary responsibility for oversight and evaluation of the Company’s policies with respect to significant risks and exposures faced by the Company and the procedures for assessing, monitoring and managing those risks, and reporting on those matters to the Board. The Audit Committee is responsible for overseeing matters relating to accounting, financial reporting, internal controls, auditing, information technology systems and cybersecurity, the Company’s enterprise risk management process, business continuity and disaster planning, capital projects and contingencies, and material litigation. It is also responsible for the appointment, oversight and review of the Director of Internal Audit as well as the independent registered public accounting firm, and reviews the audit findings and other internal accounting control matters with the independent auditor. The Audit Committee also oversees the Company’s Business Integrity Program, including the Code of Ethics, and the Company’s system for review and treatment of the Company’s Business Integrity Hotline complaints regarding accounting or financial irregularities as well as other compliance and integrity concerns. It also periodically reviews transactions with related parties, as discussed below under “Transactions with Related Persons,” and policies relating to the delegation of management authority. In fulfilling its risk oversight function, the Audit Committee periodically, and as needed, discusses key risks with NW Holdings’ President and Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, General Counsel, Chief Compliance Officer, legal counsel, internal auditors, and the Company’s independent registered public accounting firm. A more detailed description of the Audit Committee’s responsibilities is included in the “Report of the Audit Committee,” below.

Finance Committee

The Finance Committee is responsible for reviewing strategies and making recommendations to the Board with respect to NW Holdings’ financing programs, budgets and forecasts, financial policy matters, including hedging policies and practices, and material regulatory issues, including regulatory policy related to financial strategy and policy, capital structure and dividend policy. It makes quarterly recommendations to the Board regarding payments of dividends, and periodically reviews financial reports by management, benchmarking financial performance against peers. The Finance Committee also oversees risks related to the economic environment, and gas supply and pricing, and provides oversight of the Company’s investor relations program and credit agency and NYSE relationships, as well as the Company’s retirement committee. The Finance Committee charter also provides that the Finance Committee will make recommendations to the Board as to the finance aspects of corporate development strategies, such as the acquisition or disposition of business and capital assets.

Governance Committee

The Governance Committee is empowered, during intervals between Board meetings, to exercise all of the authority of the Board in the management of NW Holdings, except as otherwise may be provided by law. The Governance Committee, which serves as the nominating committee, makes recommendations to the Board regarding nominees for election to the Board and committee composition and structure, establishes criteria for Board and committee membership and policies that govern the Board’s activities, reviews and recommends to the Board governance policies and structure, including the Corporate Governance Standards discussed below, evaluates Board and individual director performance and oversees director onboarding and continuing director education. It also considers Board succession plans and any questions of possible conflicts of interest of Board members and senior executives, as well as director independence, and, jointly with the OECC, considers CEO succession plans. The Governance Committee is also responsible for oversight of NW Holdings’ integrated environmental, social and governance (ESG) matters.

Organization and Executive Compensation Committee

The Organization and Executive Compensation Committee is charged with oversight of the Company’s human capital management. It oversees and reviews plans and preparations for talent succession, including, jointly with the Governance Committee, CEO succession; manages risks associated with the transfer of knowledge and expertise of the Company’s workforce as aging employees retire; with input from the full Board, reviews the performance of the CEO; considers the performance of other executive officers; makes recommendations to the Board relating to executive compensation programs and benefit plans, as well as monitoring risks related to such plans and programs; and reviews and approves grants under equity incentive plans to eligible employees. The OECC is primarily responsible for ensuring that executive compensation programs and plans are consistent with corporate objectives and the OECC’s compensation philosophy. In fulfilling its compensation risk oversight function, the OECC discusses with its outside consultant key compensation design elements of the Company’s compensation plans and awards, including, but not limited to, whether those plans and awards properly incentivize executive performance, attract and promote retention of valuable executives, and disincent inappropriate risk-taking. In addition to those matters delegated to the OECC by the Board, the OECC also makes recommendations to the Board regarding Board compensation, and organization and executive succession matters, and annually evaluates executive and director stock ownership guidelines and levels. Each member of the OECC meets the criteria for a “non-employee director” under applicable SEC rules. For additional information regarding the OECC, see “Executive Compensation—Compensation Discussion and Analysis—Detailed Discussion and Analysis—Executive Compensation Roles and Responsibilities—OECC,” below.

Public Affairs and Environmental Policy Committee

The Public Affairs and Environmental Policy Committee reviews and monitors NW Holdings’ significant legislative and regulatory matters as well as NW Holdings’ policies and practices relating to significant public and political issues, including charitable and political contributions and budgets, that may impact our business operations, financial performance or public image. It identifies and brings to the attention of the Board current and emerging political and societal trends. The Public Affairs and Environmental Policy Committee oversees our programs and policies relating to civic, human rights, charitable and community affairs, customer engagement, employee health and well-being, safety, diversity, equity and inclusion, equal employment opportunities, and any other significant corporate social responsibility matters. It also reviews and recommends to the Board appropriate environmental policies and informs the Board concerning our sustainability efforts and the status of our compliance with environmental regulations, as well as oversees our administrative and litigation matters related to our environmental liabilities. It annually reviews the Company’s major environmental risks and the Company’s plans for managing those risks. In carrying out its functions and responsibilities, the Public Affairs and Environmental Policy Committee considers reports received from NW Natural’s Public Affairs and

Environmental Policy Committee regarding its matters of oversight. The Public Affairs and Environmental Policy Committee makes recommendations to the Board in an effort to ensure that we fulfill our objectives in a manner consistent with the responsibilities of good corporate citizenship and any of the Company’s applicable environmental, human rights, or similar policies.

CORPORATE GOVERNANCE STANDARDS

The Board of Directors maintains Corporate Governance Standards that provide NW Holdings and its Board of Directors with guidelines designed to ensure business is conducted with the highest level of integrity. The Corporate Governance Standards are reviewed annually by the Governance Committee to determine if changes should be recommended to the Board of Directors. The Corporate Governance Standards are available at www.nwnaturalholdings.com, and in print to any shareholder who requests a copy. Among other matters, the Corporate Governance Standards include the following guidelines:

•

Any nominee for director in an uncontested election who receives a greater number of votes “withheld” than votes “for” is required to tender his or her resignation for consideration by the Governance Committee. The Governance Committee will then determine whether to recommend acceptance of, and the Board of Directors will decide whether to accept, such resignation.

•	Open and complete director access to NW Holdings’ senior management, and Board and committee access to independent counsel, accountants or other advisors, as appropriate.
•

Director orientation, continuing education and technology proficiency expectations to familiarize and enable directors to develop and maintain skills necessary or appropriate for the performance of their duties.

•	The Board and committee structure and function, including expectations for meeting attendance and preparation.
•	Annual CEO report to the Board regarding succession planning and talent management development.
•	OECC recommendations regarding director compensation. Directors who are also employees of NW Holdings or NW Natural receive no additional compensation for their service as directors.
•	Annually, the Board reviews and approves the strategic plan and one-year capital expenditure plans.
•	The Board provides an opportunity for an executive session of non-management directors at the end of each Board meeting; the Chair of the Board presides at these executive sessions.

The Code of Ethics is available at www.nwnaturalholdings.com. Copies are also available in print to any shareholder who requests a copy. In addition, the Board of Directors has adopted procedures for the receipt, retention and treatment of concerns of our employees, shareholders, customers and other interested parties regarding accounting, financial reporting, internal controls, auditing or other matters. Concerns may be submitted in writing to the non-management directors of NW Holdings, c/o Corporate Secretary, 250 SW Taylor Street, Portland, OR 97204. Employees and other third parties may also submit concerns anonymously pursuant to the Integrity Hotline at 1-866-546-3696 or www.NWNIntegrity.com which is available through our external and internal websites. Our Chief Compliance Officer and Director of Internal Audit handle matters reported on the hotline and both regularly report to the Audit Committee regarding hotline activity and the Chief Compliance Officer regularly reports to the Audit Committee regarding the Business Integrity program. All employees are required to annually complete an online education program about our Code of Ethics, to ensure their understanding of our commitments.

The Corporate Secretary and Chief Compliance Officer will refer concerns that come directly before her relating to accounting, financial reporting, internal controls or auditing matters to the Chair of the Audit Committee. The Corporate Secretary also regularly reports to the Governance Committee regarding concerns submitted to the non-management directors of NW Holdings, if any.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

There are no “Compensation Committee interlocks” or “insider participation,” which SEC regulations or NYSE listing standards require to be disclosed in this Proxy Statement.

TRANSACTIONS WITH RELATED PERSONS

The Board adopted a written policy on the review of related person transactions (Related Party Transactions Policy), specifying certain transactions that involve directors, nominees, executive officers, significant shareholders and certain other related persons in which NW Holdings is or will be a participant, and that are of the type required to be reported as a related person transaction under Item 404(a) of SEC Regulation S-K, are subject to prior review by the Audit Committee. Pursuant to its charter, the Audit Committee is responsible for reviewing related person transactions.

Under the Related Party Transactions Policy, the Audit Committee reviews the material facts and circumstances of any transaction that may require reporting under Item 404(a) of SEC Regulation S-K to determine: (i) whether or not the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party; and (ii) whether or not the transaction is otherwise inconsistent with the interests of the Company and its shareholders. Upon review of a transaction, the Audit Committee may approve or disapprove entry into the transaction and direct the officers of the Company to take appropriate action. We are not aware of any transactions entered into during the last fiscal year that did not follow the procedures outlined in the policy.

Certain Legal Fees

Ms. Shawn M. Filippi, Vice President, Chief Compliance Officer and Corporate Secretary, is married to a Partner of Stoel Rives LLP. For many years prior to Ms. Filippi’s employment at NW Natural, NW Natural engaged the law firm Stoel Rives LLP as outside legal counsel. The Company continues to engage Stoel Rives LLP from time to time, and intends to do so in the future. Total fees paid to Stoel Rives LLP in 2021 were approximately $938,199. Ms. Filippi’s husband is not compensated by Stoel Rives LLP based on work performed for the Company and does not routinely work on Company matters. Furthermore, his interest is less than 1% of Stoel Rives LLP’s partnership allocation, and the annual fees paid by the Company to Stoel Rives LLP in 2021 represented less than 1% of Stoel Rives LLP’s annual gross revenues.

SECURITY OWNERSHIP OF COMMON STOCK OF CERTAIN

BENEFICIAL OWNERS

The following table shows ownership of common stock of NW Holdings on December 31, 2021 by each person who, to our knowledge, owned beneficially more than 5% of NW Holdings common stock, as set forth in a Schedule 13G filed with the SEC:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	5,291,365	[1]	17.20%
The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, PA 19355	3,600,903	[2]	11.75%
(1)

Based on information set forth in Schedule 13G/A filed January 27, 2022 with the SEC by BlackRock, Inc., the reporting person has sole dispositive power as to the total amount of beneficial ownership, and sole power to vote or direct the vote of 5,090,689 shares. The filing does not clarify the reporting person’s power to vote with respect to the remaining 200,676 shares reported on the Schedule 13G/A.

(2)

Based on information set forth in Schedule 13G/A filed February 10, 2022 with the SEC by The Vanguard Group, Inc., the reporting person reports that it has sole power to dispose of or to direct the disposition of 3,537,729 shares, shared power to dispose of or to direct the disposition of 63,174 shares, no sole power to vote or direct the vote of any shares and shared power to vote or direct the vote of 37,569 shares. The filing does not clarify the reporting person’s power to vote with respect to the remaining 3,563,334 shares reported on the Schedule 13G/A.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY DIRECTORS

AND EXECUTIVE OFFICERS

Set forth below is certain information with respect to beneficial ownership of NW Holdings common stock as of December 31, 2021 by all current directors and nominees, each of the Named Executive Officers (NEOs) included in the Summary Compensation Table below and all directors, NEOs, and executive officers as a group. If a person holds shares in a deferred compensation account and those shares are not scheduled for distribution within 60 days of December 31, 2021 in the event they terminated their service on December 31, 2021, or they hold any other rights to acquire NW Holdings common stock that are not vested and will not vest by 60 days after December 31, 2021, such shares or rights are not included in the table, but are included in the footnotes below.

Name of Beneficial Owners	Number of Shares[1]	Percent of Outstanding Common Stock
Named Executive Officers
David H. Anderson (also a director)	117,951[2]	*
Frank H. Burkhartsmeyer	16,693[3]	*
MardiLyn Saathoff	18,226[4]	*
Kimberly A. Heiting	12,627[5]	*
Justin B. Palfreyman	6,423[6]	*
Directors
Timothy P. Boyle	23,989[7]	*
Monica Enand	465[8]	*
Karen Lee	979[9]	*
Hon. Dave McCurdy	1,638[10]	*
Sandra McDonough	—[11]	*
Nathan I. Partain	8,086[12]	*
Jane L. Peverett	23,423[13]	*
Kenneth Thrasher	7,872[14]	*
Malia H. Wasson	11,788[15]	*
Charles A. Wilhoite	1,273[16]	*
All directors and executive officers as a group (22 in number)	287,576[17]	.924%†

*	The total for each individual is less than 1.0%.
†

Based on the total number of shares beneficially owned on December 31, 2021 (including shares owned as of December 31, 2021, shares underlying the Restricted Stock Units (RSUs) under the Long Term Incentive Plan (LTIP) that vested within 60 days after December 31, 2021, and shares held in deferred compensation accounts that would be received by directors and officers within 60 days of December 31, 2021, if the director or officer ceased service with NW Holdings or NW Natural on that date).

(1)

Unless otherwise indicated, beneficial ownership includes both sole voting power and sole investment power. Shares under the Directors Deferred Compensation Plan (DDCP) and the Deferred Compensation Plan for Directors and Executives (DCP) that would be received by directors, NEOs and all directors and executive officers as a group within 60 days of December 31, 2021, if the director, NEO, or all executive officers and directors as a group ceased service with NW Holdings or NW Natural on December 31, 2021 are included in the table. Unvested RSUs and the remaining shares under the DDCP and DCP are not included in the table as they represent under the terms of the plans rights to receive shares that would not be distributed until a date that is later than 60 days after December 31, 2021; such shares are more fully disclosed in the footnotes below with respect to each beneficial owner named in table.

(2)

Includes 1,837 shares held directly by Mr. Anderson, 107,083 shares held jointly with Mr. Anderson’s spouse, 7,217 shares issuable under RSUs with a performance threshold within 60 days, 710 shares credited to Mr. Anderson’s account under the DCP, and 1,104 shares held indirectly under the Retirement K Savings Plan (401(k) Plan). Does not include 12,212 shares issuable under unvested RSUs with a performance threshold, and 15,836 shares credited to Mr. Anderson’s account under the DCP.

(3)

Includes 14,075 shares held directly by Mr. Burkhartsmeyer, and 2,618 shares issuable under RSUs with a performance threshold within 60 days. Does not include 4,703 shares issuable under unvested RSUs with a performance threshold.

(4)

Includes 16,056 shares held directly by Ms. Saathoff, and 2,170 shares issuable under RSUs with a performance threshold within 60 days. Does not include 3,685 shares issuable under unvested RSUs with a performance threshold, and 9,734 shares credited to Ms. Saathoff’s account under the DCP.

(5)

Includes 9,577 shares held directly by Ms. Heiting, 1,781 shares issuable under RSUs with a performance threshold within 60 days, and 1,269 shares held indirectly under the 401(k) Plan. Does not include 3,165 shares issuable under unvested RSUs with a performance threshold, and 75 shares credited to Ms. Heiting’s account under the DCP.

(6)

Includes 5,224 shares held directly by Mr. Palfreyman, and 1,199 shares issuable under RSUs with a performance threshold within 60 days. Does not include 2,137 shares issuable under unvested RSUs with a performance threshold.

(7)

Includes 1,969 shares held directly by Mr. Boyle as sole trustee and trustor of Mr. Boyle’s revocable living trust, 21,512 shares credited to Mr. Boyle’s account under the DCP, and 508 shares credited to Mr. Boyle’s account under the DDCP. Does not include 4,575 shares credited to Mr. Boyle’s account under the DDCP.

(8)	Includes 465 shares credited to Ms. Enand’s account under the DCP. Does not include 4,191 shares credited to Ms. Enand’s account under the DCP.
(9)	Includes 979 shares credited to Ms. Lee’s account under the DCP. Does not include 801 shares credited to Ms. Lee’s account under the DCP.
(10)	Includes 376 shares held directly by Hon. McCurdy, and 1,262 shares credited to Hon. McCurdy’s account under the DCP.
(11)	Ms. McDonough was appointed to the Board on January 1, 2022 and has until January 1, 2027 to acquire at least $400,000 of NW Holdings stock pursuant to the Company’s Corporate Governance Standards.
(12)	Includes 7,000 shares held directly by Mr. Partain, and 1,086 shares credited to Mr. Partain’s account under the DCP.
(13)	Includes 523 shares held directly by Ms. Peverett, and 22,900 shares credited to Ms. Peverett’s account under the DCP.
(14)

Includes 3,500 shares held directly by Mr. Thrasher, 4,000 shares held jointly with Mr. Thrasher’s spouse, 105 shares held by Mr. Thrasher’s spouse, and 267 shares credited to Mr. Thrasher’s account under the DCP. Does not include 1,079 shares credited to Mr. Thrasher’s account under the DCP.

(15)	Includes 6,877 shares held directly by Ms. Wasson, and 4,911 shares credited to Ms. Wasson’s account under the DCP.
(16)	Includes 253 shares held directly by Mr. Wilhoite and 1,020 shares credited to Mr. Wilhoite’s account under the DCP. Does not include 9,197 shares credited to Mr. Wilhoite’s account under the DCP.
(17)

Includes 36,143 shares held by executive officers not named above, of which 14,247 shares are held directly by these executive officers, 635 shares are held jointly with spouse, 4,645 issuable under RSUs with a performance threshold within 60 days, 920 shares issuable under time-based RSUs within 60 days, and 15,697 shares which are held indirectly under the 401(k) Plan. Does not include 8,031 shares issuable under unvested RSUs with a performance threshold, 2,056 shares issuable under unvested time-based RSUs, and 14,741 shares credited to accounts of executive officers not named above under the DCP.

TOTAL OWNERSHIP OF COMMON STOCK BY DIRECTORS

AND EXECUTIVE OFFICERS

Set forth below is the total number of shares of NW Holdings common stock owned, directly or indirectly, as of December 31, 2021 by all current directors and nominees, each of the NEOs included in the Summary Compensation Table below, and all directors, NEOs, and executive officers as a group. This supplemental table is provided to illustrate each specified individual’s total ownership in NW Holdings, subject to unvested RSUs, and credited to deferred compensation plan accounts that are excluded from the above table entitled “Beneficial Ownership of Common Stock by Directors and Executive Officers,” as referenced in the footnotes to that table. Amounts included in this table are a different representation of the amounts included in the above table and footnotes entitled “Beneficial Ownership of Common Stock by Directors and Executive Officers,” and are not in addition to amounts included in that table.

Name of Owner	Total Number of Shares
Named Executive Officers
David H. Anderson (also a director)	145,999
Frank H. Burkhartsmeyer	21,396
MardiLyn Saathoff	31,645
Kimberly A. Heiting	15,867
Justin B. Palfreyman	8,560
Directors
Timothy P. Boyle	28,564
Monica Enand	4,656
Karen Lee	1,780
Hon. Dave McCurdy	1,638
Sandra McDonough	—
Nathan I. Partain	8,086
Jane L. Peverett	23,423
Kenneth Thrasher	8,951
Malia H. Wasson	11,788
Charles A. Wilhoite	10,470
All directors and officers as a group (22 in number)	383,793

EXECUTIVE COMPENSATION

REPORT OF ORGANIZATION AND EXECUTIVE COMPENSATION COMMITTEE

The Organization and Executive Compensation Committee (OECC) of the Board of Directors of NW Holdings is responsible for discharging the responsibilities of the Board of Directors relating to the compensation of executives by ensuring that the Chief Executive Officer and other senior executives are compensated appropriately and in a manner consistent with the stated compensation philosophy of NW Holdings and the requirements of the appropriate regulatory authorities.

The OECC is responsible for producing this report and for providing input and guidance to management in the preparation of the Compensation Discussion and Analysis following this report. In fulfilling its responsibilities, the OECC has reviewed and discussed the Compensation Discussion and Analysis with management.

In reliance on the review and discussion referred to above, the OECC recommended to the Board of Directors (and it has approved and directed) that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into NW Holdings’ Annual Report on Form 10-K for the year ended December 31, 2021.

Respectfully submitted on February 24, 2022 by the Organization and Executive Compensation Committee of the Board of Directors:

Kenneth Thrasher, Chair	Hon. Dave McCurdy
Nathan I. Partain	Jane L. Peverett

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (CD&A) describes our executive summary, elements and objectives of our executive compensation program for 2021, our pay for performance alignment, executive compensation roles and responsibilities, our compensation philosophy and practices, how executive compensation decisions are made, executive compensation plan components and design, and 2021 compensation results for each Named Executive Officer (NEO).

EXECUTIVE SUMMARY

Our executive compensation and corporate governance policies and programs are designed to closely tie executive pay to company performance, and drive long-term shareholder value without encouraging inappropriate risk-taking. To achieve our objectives, we have adopted the following policies and practices over time:

WHAT WE DO:		WHAT WE DON’T DO:
✓	Use performance-based and stock-based compensation tools with metrics that correlate to shareholder value and emphasize controllable outcomes	×	No change-in-control severance gross-up payments
✓	Set annual and long-term incentive targets based on clearly disclosed and largely objective performance measures	×	No new participation in supplemental executive retirement plans for officers appointed after 2019
✓	Maintain a high percentage of total target direct executive compensation that is at risk, particularly for the CEO	×	No routine or excessive perquisites for executives
✓	Utilize tally sheets displaying executives’ total compensation from all sources and the probability of attaining such compensation biennially to make compensation decisions and periodically to consider plan design changes	×	No encouraging of unnecessary or inappropriate risk-taking in incentive plan design or executive pay practices
✓	Incorporate clawback policy into annual and long-term cash and equity incentive awards for amounts inappropriately received, and preclude payout in cases of termination for cause	×	No routine use of non-change-in-control severance agreements and when used, use for terms not exceeding five years and with provisions for declining benefits over term
✓	Modified supplemental executive retirement plans to reduce benefits and expenses	×	No backdating or repricing of stock options
✓	Require meaningful share ownership by executives and directors, and limit ability of executives and directors to hedge or pledge Company securities	×	No dividends on unearned performance shares or RSUs
✓	Use double-trigger change-of-control severance provisions	×	No excessive incentive payments—incentive payments are capped to discourage inappropriate or unnecessary risk-taking
✓	Conduct annual say-on-pay advisory votes	×	No employment contracts
✓	Require minimum one-year service for vesting in performance shares and RSUs	×	No single-trigger performance share vesting on change in control

Elements and Objectives of our Executive Compensation Program for 2021

The following is a summary of our 2021 executive compensation program:

	Compensation Element	Objective(s)	Key Features
FIXED	Base Salaries	• Competitive compensation foundation • Recognize leadership responsibilities and position value	• Generally targeted at median range of applicable market data with adjustments for experience, relative position, skill marketability, retention concerns, and performance
AT-RISK	Executive Annual Incentive Plan	• Drive achievement of annual performance goals, recognizing that annual goals are essential to long-term performance	• Formula weighted: • 70% Company Performance Factor (71.43% Net Income and 28.57% Operations) • 30% Priority/Individual Goals (including a ROIC component)
Long-Term Incentive Awards

•  Drive key long-term business results that align with shareholder value over the long term

•  Align executives’ interests with shareholders’ interests

•  Reward executives for driving long-term performance

•  Encourage executive stock ownership

•  Target allocation of 35% restricted stock units with performance threshold and 65% 3-year performance share awards

•  Formula for performance share awards is based on achieving ROIC threshold, 3-Year Cumulative EPS, and a +/- 25% modifier based on Relative Total Shareholder Return (TSR)

•  RSUs vest over 4 years, if ROE performance threshold is met

•  Double-trigger change-in-control vesting

•  100% of long-term equity awards contingent on financial performance

BENEFITS	Executive Health, Welfare and Retirement Benefits

•  Provide executives reasonable and competitive benefits commensurate with those provided to non-union employees

•  Encourage savings for retirement

•  Allow for attraction and retention of experienced mid-career hires

•  Mitigate the impact of limits on qualified plan benefits imposed by the Internal Revenue Code

•  401(k) Plan and non-qualified deferred compensation plans allow for certain matching contributions on deferrals

•  For executive officers employed prior to 2007, qualified and supplemental non-qualified pension benefits

•  Executive officers hired after 2006 are eligible for supplemental contributions to 401(k) Plan and non-qualified deferred compensation plan accounts

SEVERANCE	Change-In-Control Arrangements

•  Ensure attention and dedication to performance without distraction in the circumstance of a potential change in control

•  Enables executives to maintain objectivity with respect to merger or acquisition offers

• Double trigger change-in-control severance agreements without any tax gross up

2021 Compensation Programs

Named Executive Officers

Our NEOs for fiscal year 2021 are all employed by NW Natural and are as follows:

Name	Title During 2021(1)
David H. Anderson	President and Chief Executive Officer
Frank H. Burkhartsmeyer	Senior Vice President and Chief Financial Officer
MardiLyn Saathoff	Senior Vice President, Regulation and General Counsel
Kimberly A. Heiting	Senior Vice President, Operations and Chief Marketing Officer
Justin B. Palfreyman	Vice President, Strategy & Business Development
(1)	Titles listed are for NW Natural. Messrs. Anderson and Burkhartsmeyer and Ms. Saathoff hold the same respective offices at NW Holdings.

Allocation of Current vs. At-Risk Compensation

An executive’s base salary is intended to reflect the value of the executive’s position and provide a competitive compensation foundation. The remainder of total direct compensation is at risk and must be earned by achieving short-term and long-term performance goals, which are designed to drive shareholder value. The portion of total direct compensation designed to be paid in base salary versus pay at risk depends upon the executive’s position and the ability of that position to influence outcomes, as well as market factors. The CEO has the largest portion of pay at risk. The following charts show the percentage represented by each of the four components of target total direct compensation in 2021 for the CEO and for the other NEOs, as targeted by the OECC, and show that pay at risk as a percentage of total target direct compensation was 72% for the CEO and an average of 58% for the other NEOs.

Target Total Direct Compensation by Type1

(1)	Value of each RSU and Performance Share based on a grant value of $45.00, which was the price per share assumed by the OECC when making the grants.

The following charts show the percentage represented by each of the four components of total direct compensation in 2021 for the CEO and for the other NEOs that could have been achieved if the EAIP had paid out at the maximum of 175% of target and the performance shares had paid out at the maximum of 200%. Based on maximum potential payouts, pay at risk as a percentage of total direct compensation would be 81% for the CEO and an average of 70% for the other NEOs.

Maximum Total Direct Compensation by Type1

(1)	Value of each RSU and Performance Share based on a grant value of $45.00, which was the price per share assumed by the OECC when making the grants.

Pay for Performance Alignment

The OECC strives to align executive compensation with long-term shareholder value. In reviewing the totality of the circumstances for the short- and long-term award periods ending December 31, 2021, the OECC determined that the Company’s compensation programs and payments align NEOs with shareholders and appropriately drive long-term shareholder value, particularly given the challenging circumstances in which the Company was operating.

2021 Annual Incentive Performance

Specifically, the OECC considered the following strong financial performance metrics and advancement of key strategic and growth initiatives in 2021 when making decisions regarding the Executive Annual Incentive Program (EAIP):

•	2021 earnings per share (EPS) of $2.56, an 11% increase from 2020 EPS from continuing operations, and a return on invested capital (ROIC) of 6.16%
•	Net income of $78.7 million, which exceeded target by almost $2 million
•	One-year total shareholder return (TSR) of 10.31%
•

Continued seamless delivery of essential utility services with a focus on safety, reliability and excellent customer service during widespread global, national and local economic and societal disruptions due to the COVID-19 pandemic and severe winter weather events nationally and in our service territory

•	The addition of nearly 11,400 natural gas customers for an annual growth rate of 1.5% at December 31, 2021
•	Investment of nearly $294 million in natural gas and water utility systems to support growth, enhance reliability and resiliency, and upgrade technology
•	Continued assistance of our most vulnerable utility customers during the COVID-19 pandemic
•	Scored second in the West among large utilities in the 2021 J.D. Power Gas Utility Residential Customer Satisfaction Study

•

Successfully concluded the Washington general rate case providing a revenue requirement increase of $8 million over two years for the gas utility and filed a general rate case in Oregon requesting a revenue requirement to support continued growth and system investment in our gas utility

•

Continued to advance our low carbon pathway and 2035 carbon savings goals, with substantial energy efficiency achievements and implementation of an emissions screening tool to prioritize purchases from lower-emitting producers

•	Released Vision 2050: Destination Zero, an in-depth scenario analysis illustrating options for NW Natural to achieve carbon neutrality by 2050 for the energy services it provides to its customers
•	Signed several agreements under Oregon Senate Bill 98 to purchase environmental credits from renewable natural gas for our utility customers
•	Launched NW Natural Renewables, a competitive renewable energy business line and hired the president of this business to pursue opportunities and growth in renewable natural gas
•	Continued to engage stakeholders in education of the role the natural gas system plays in supporting an affordable and equitable low carbon future
•	Advanced our Journey to Zero safety program to further support and enhance employee safety
•

Built on our long-standing commitment to diversity, equity and inclusion with additional initiatives in employee education and support, partner and supplier selection, and customer and community outreach

•

Continued to effectively manage cleanup and cost recovery efforts related to NW Natural’s legacy environmental liabilities with continued collection of revenues under regulatory mechanisms in Oregon and Washington

•

Purchased an ownership stake in Avion Water Company, Inc., the largest investor-owned water utility in Oregon, and closed four other water and wastewater utility transactions in 2021, bringing total connections to approximately 33,000

•	Signed an agreement for a water and wastewater utility business in Arizona that, once closed, will nearly double the size of the water utility business
•	Published our second annual Environmental, Social and Governance (ESG) Report detailing all of the important work we have been doing in these areas
•

Received ESG recognitions, including the Gold Shovel Standard certification for promoting safe excavation practices, designation as one of 31 utilities named as a 2021 Environmental Champion by Escalent, and recognition by the Oregonian as one of 15 “Top Workplaces” in Oregon and Southwest Washington in the large employers category

•

Refinanced NW Natural’s and NW Holdings’ revolving credit facilities into new five-year sustainability-linked facilities with two, one-year extensions and the ability to increase the size of each facility with bankers’ consent

•

Successfully completed NW Natural’s first sustainability mortgage bond offering under its sustainable financing framework, with an amount equivalent to the proceeds of the bond issuance being used to finance or refinance projects related to renewable energy, energy efficiency, green buildings, or our supplier diversity program

•	Increased dividends to shareholders for the 66th consecutive year

These annual accomplishments, taken together, were reflected in payouts to the NEOs averaging 130% of target out of a possible 175% payout under the EAIP, due to a 122.65% achievement out of a possible 175% of the Net Income Factor, achievement of 106.04% out of a possible 175% of the Operations Factor, and an average achievement of 157.37% out of a possible 175% on the Priority/Individual Performance Factor for NEOs.

Long-Term Incentive Performance

The OECC considered the strong financial performance and alignment of NEO interests with shareholders when making decisions regarding long-term incentives. Specifically, the OECC noted that:

•

Long-term incentives are delivered in Company stock to further align this component of compensation with shareholder interests, with the value of awards tracking Company stock value, and long-term incentives comprising up to 53% of total direct compensation for the CEO and up to an average of 45% of total direct compensation for other NEOs

•

NEOs are required to maintain significant Company share ownership as set forth in the Corporate Governance Standards. As of December 31, 2021, the CEO holds Company stock valued in excess of 9x his annual salary, each Senior Vice President holds stock valued at over 2x their annual salaries, and each Vice President holds stock valued at over 1x his annual salary

•

Management’s accomplishment of a range of significant initiatives important to the long-term success of NW Holdings’ business, alongside challenges throughout two years of pandemic conditions, and the extent to which the management team rose to each of those challenges

•

The importance of leadership stability and retaining an experienced, engaged and focused executive team, particularly during unique and difficult times such as the pandemic and other challenges, as well as within the context of significant talent competition and the great resignation dynamics

Long-term incentive targets for NEOs are generally allocated 35% of value to RSUs and 65% of value to performance share awards.

RSUs

Incentive RSUs are performance-based and do not vest unless NW Holdings’ adjusted return on common equity exceeds the average cost of long-term debt for the preceding five years. NW Holdings’ adjusted return on equity for 2021 was 8.63%, which was greater than NW Holdings’ average cost of long-term debt for the preceding five years, which was 4.82%, resulting in vesting of outstanding RSUs scheduled to vest in 2022 for 2021 performance.

Performance Share Awards

Performance Share Awards are performance-based and are not paid unless a ROIC threshold is met. Awards are based on achievement of a three-year cumulative EPS target as modified by the Company’s three-year TSR relative to a peer group. The three-year average adjusted ROIC for the 2019-2021 performance share cycle was 6.16%, resulting in achievement of the performance threshold. Cumulative adjusted EPS for the three-year cycle was $7.09–$2.19 for 2019, $2.34 for 2020, and $2.56 for 2021—resulting in a 125.97% payout factor. However, the relative TSR modifier operated to reduce this award factor by 25% reflecting relative TSR performance over the three-year cycle.

Several factors contributed to the three-year TSR results. First, the commencement point for this cycle’s TSR was a price equal to the average of the closing market prices of the stock for the period from October 1, 2018 to December 31, 2018, a period during which the Company saw historically high stock price levels. Second, while 2019 saw strong annual TSR of 25.45%, the onset of the pandemic in 2020 brought volatile stock markets and a -35.44% TSR. Despite utilities being one of the few sectors to maintain or exceed EPS estimates throughout 2020, they experienced one of the largest price to earnings contractions during that time, contradicting expectations of how the sector would perform during such circumstances. Even though the Company’s 2021 annual TSR was 10.31%, the price contraction generally persisted through 2021 as utilities underperformed the broader market amidst rising interest rates, smaller cap utilities underperformed larger cap utilities, and electric utilities out-performed gas utilities. These macro trends coupled with NW Holdings’ higher stock price to earnings relative to peers during the baseline period resulted in a lower-than-expected three-year TSR relative to the Company’s peer group, despite strong financial and operational performance, EPS and dividend yield.

The OECC considered that the negative TSR results occurred in the first year of the pandemic, and that the remaining two years of the TSR cycle saw annual TSR of 25.45% and 10.31% on an annual basis, and considered whether to exercise discretion to adjust the TSR modifier. The OECC declined to make such an adjustment and instead determined that the compensation awarded aligns pay for performance by recognizing a disappointing three-year TSR and holding executives accountable by reducing long-term incentive payments earned by 25%. The OECC determined that the reduced performance share awards appropriately rewarded significant accomplishments, strong financial performance and results, and management’s continued execution of long-term strategic and growth plans, all while navigating difficult and unusual circumstances and while ensuring safe, reliable and efficient operations for the customers and communities we serve.

2021 Realized Compensation Relative to TSR

TSR is not the only measure of a company’s financial performance and can be affected by stock market dynamics outside of managements’ control despite strong company performance. Nevertheless, one metric reviewed by the OECC in aligning executive pay with Company performance is pay targeted and realized by executives’ annual and long-term performance as measured by several metrics, including, but not limited to, TSR. The following charts display the target total direct compensation and actual realized compensation for the CEO and as an average for the other NEOs, respectively, for each of the last five years, along with the TSR over the five-year period, assuming investment of $100 at the beginning of 2017. This table is not a required disclosure. It is provided only to demonstrate one way in which the OECC reviews executive compensation, and should not be used as a substitute for required disclosure.

Chief Executive Officer1,2,4

Average of All Other Named Executive Officers1,2,3,4

(1)

Amounts reflected as target total direct compensation in this table include the following amounts paid for the applicable year: (1) salary for the applicable year; (2) EAIP payment target for the applicable year; (3) the target value of the performance share award granted in the applicable year; and (4) the value of RSUs with performance threshold awarded in the particular year. The amounts reflected as target total direct compensation in this table do not include the following amounts for the year indicated: (a) the aggregate change in the actuarial present value of the NEOs’ accumulated benefits under all defined benefit pension plans; (b) above-market interest credited to the non-qualified deferred compensation plan accounts of the NEOs, if any; (c) employer matching contributions to qualified defined contribution plan; (d) matching contributions under non-qualified deferred compensation plans, if any; and (e) any additional payments or de minimis amounts.

(2)	Amounts reflected as realized compensation are calculated in the same manner as realized compensation amounts set forth in the Realized Compensation Table. See “Realized Compensation Table” below.
(3)

For each year, represents the average compensation of persons who were NEOs, other than the CEO, for that year. For 2017, Mr. Brody Wilson served as interim CFO for the period prior to Mr. Burkhartsmeyer’s appointment in May 2017. For 2017, reflects a blended amount for Messrs. Burkhartsmeyer’s and Wilson’s salary, EAIP, RSUs and performance shares for that portion of the year they were CFO.

(4)	Reflects total shareholder return for NW Natural for year 2017 and NW Holdings for years 2018-2021.

Results of 2021 Shareholder Advisory Vote on Executive Compensation

At the Annual Meeting of Shareholders held May 27, 2021, approximately 98% of the shareholder votes cast on the resolution approving the compensation of the NEOs, without regard to abstentions as provided under Oregon law, were cast in favor of the resolution. Counting abstentions as a vote against, approximately 97% of the shareholder votes were cast in favor of the resolution. The OECC considered the level of support indicated by that vote as reflecting favorably on our executive compensation system and determined that no changes in response to the vote were needed.

DETAILED DISCUSSION AND ANALYSIS

Executive Compensation Roles and Responsibilities

OECC. The OECC is responsible for, among other matters, reviewing the performance of the CEO, making recommendations to the Board relating to executive compensation programs and benefit plans, and monitoring risk related to such programs and plans. The Board of Directors has delegated to the OECC its full authority to grant equity awards under the terms of the LTIP and to approve all aspects of executive officer compensation other than cash compensation for the CEO.

The OECC strives to utilize best practices in executing its executive compensation responsibilities. Among other practices, the OECC:

•

annually conducts a review of all executive compensation plans to ensure they provide the type and form of incentives that align with the OECC’s Total Compensation Philosophy centered on pay for performance;

•	generally biennially reviews a total remuneration analysis for all executive officers;
•	reviews and provides input on goals prior to inclusion in executive compensation plans;
•	reviews assessments of accomplishment of goals prior to determining incentive compensation;
•	conducts CEO’s mid-year and annual review to incorporate full Board feedback in the evaluation process;
•	periodically reviews performance of its expert executive compensation consultant and drives compensation consultant selection process approximately every five years; and
•	annually considers whether compensation policies and practices create risks that are reasonably likely to have a material adverse effect.

The OECC also reviews, with the CEO and the Vice President, Chief Human Resources and Diversity Officer, organizational structures and recommends to the Board succession planning for executive positions at least annually. The OECC actively engages with management to find, engage and retain the executive talent necessary to drive the future success of our businesses. In addition, the OECC makes recommendations to the Board regarding Board compensation, and annually reviews executive and director stock ownership guidelines and levels.

Use of Management by the OECC. Management provides support to the OECC to facilitate executive compensation decisions, including working with the compensation consultant and legal counsel on plan design changes, preparing reports and materials, communicating with outside advisors, administering plans on a day-to-day basis with oversight by the OECC, and implementing the Board’s and OECC’s decisions. The Vice President, Chief Human Resources and Diversity Officer is the primary management contact for the OECC. The CEO makes recommendations to the OECC regarding plan design, salary increases, incentive awards and other executive compensation decisions for executives other than himself.

Use of Consultants by the OECC. For 2021 compensation decisions, the OECC engaged Pay Governance, an independent compensation consulting firm (Consultant), to assist in the evaluation of the competitiveness of our executive compensation programs and to provide overall guidance to the OECC in the design and operation of these programs. The Consultant reports directly to the OECC Chair, and the Chair reviews all invoices submitted by the Consultant. The OECC periodically reviews the performance, and assesses the independence, of the Consultant. At the direction and under the guidance of the OECC Chair, the Consultant provides data and analysis that is used by both management and the OECC to develop recommendations for executive compensation programs to submit to the OECC for its consideration. Among other matters, the Consultant provides advice regarding:

•	the inclusion of compensation program elements;
•	the design and operation of the executive incentive plans;
•	policies for allocating between long-term, short-term and currently paid compensation;
•	policies for allocating between cash and equity compensation, and among the different forms of equity compensation; and
•	the basis for allocating to each of the two primary types of long-term compensation award opportunities.

The OECC reviews the engagement of its Consultant periodically, and as part of that process, reviews a summary of all services provided to NW Holdings by the Consultant, the percentage of the total fees paid by NW Holdings in relation to the total revenues of Consultant, any business or personal relationships the Consultant may have with any member of the OECC or any executive officer of NW Holdings, NW Holdings stock owned by the Consultant or any member of Consultant working on the NW Holdings account, and internal policies and procedures of the Consultant in place to maintain the objectivity, independence and separation between compensation consulting and investment advisory services, including, but not limited to Consultant’s code of business conduct requirement that all the Consultant’s associates must report any potential conflicts of interest. Pay Governance does not provide any services to NW Holdings other than executive compensation consulting.

OECC Compensation Philosophy and Practices

The OECC uses its Executive Total Remuneration Philosophy and Guiding Principles centered on pay for performance to guide its executive compensation decisions. Each year, the OECC reviews and adjusts, if necessary, its Remuneration Philosophy. The guiding principles of this philosophy are to design executive compensation programs that:

•	attract, retain and motivate talented and qualified executives with competitive total remuneration;
•	motivate high performance by linking a significant portion of pay directly to relevant company performance;
•

align executives’ interests with those of NW Holdings’ shareholders by: (i) requiring meaningful stock ownership, and (ii) providing a significant component of compensation based on attainment of key financial and stock performance measures;

•	pay for the right results by appropriately balancing short- and long-term incentive measures;
•	motivate appropriate risk-taking to achieve designated objectives, but disincent inappropriate risk-taking; and
•

correctly balance compensation that is attractive to executives, affordable to the relevant company, proportional to the executive’s contribution, aligned with shareholder interests and fair to shareholders and employees.

How Compensation Decisions Are Made

Guided by its Remuneration Philosophy and Company performance, the OECC generally targets each component of executive compensation near the applicable market median range for an executive’s position. However, the OECC makes compensation decisions by considering a number of other factors, all of which inform, but none of which dictate, the OECC’s decisions. Our executive compensation programs are sufficiently flexible to allow pay to vary by individual position if warranted by other factors, including the following:

•	the executive’s experience, contribution, relative position and level of responsibility;
•	the performance of the executive during the prior period;
•	marketability of the executive’s skills and retention concerns;
•	the retention value of long-term incentives before vesting;
•	the value of long-term incentives needed to ensure that executives are focused on absolute share price appreciation over the long-term;
•	the extent to which the compensation package encourages meaningful stock ownership by each executive to align that executive’s interests with that of the shareholders; and
•	the extent to which a compensation package could encourage inappropriate or unnecessary risk-taking.

Competitive Market Position

One method the OECC uses to achieve its Compensation Philosophy is to target each component of compensation at or near the median range of the applicable competitive market data provided by the Consultant. The Consultant has identified the appropriate range for the median of each component of compensation as follows:

Compensation Type	Compensation Components Included	Range Above or Below 50th Percentile “Median Range”
Base Salary	Base Salary	+/-10%
Total Cash Compensation	Base Salary and Annual Incentive	+/-15%
Total Direct Compensation	Base Salary, Annual Incentive and Long-Term Incentives	+/-20%
Total Remuneration[1]	Total Direct Compensation and Welfare Benefits, and Deferred Compensation and Supplemental Retirement	+/-20%
(1)	This component is reviewed approximately every two years.

Though targeted at the median range of the applicable competitive market, the program contains several variable components that allow compensation to exceed median competitive pay levels when the performance expectations of the OECC are exceeded, and pay less than median competitive compensation when performance results do not meet those expectations.

We are likely to attract candidates for most of our executive positions from the energy service market, specifically from gas, electric, water or combination utility companies in the United States. At times general industry market information may also be considered for certain executive positions that can be found in any industry. In preparing their competitive market assessment each year, the Consultant evaluates the appropriate survey data comparisons. In 2020, the Consultant recommended, and the OECC approved for 2021, a peer group of 18 gas, electric, water and combination utilities with median annual revenues of $1.3 billion (identified in Exhibit A), and the Consultant provided compensation data from the most recent proxy statements of these peer companies. For 2021, the Consultant also presented a blend of two sets of survey data, for companies with less than $1 billion in revenues (identified in Exhibit B) and companies with between $1 billion and $3 billion in revenues (identified in Exhibit C), from the Willis Towers Watson (WTW), Energy Services Executive Compensation Database, 2020, and the WTW, General Industry Executive Compensation Database, 2020 for companies with between $500 million and $1 billion in revenue (identified in Exhibit D). Survey data is formulated based on functional responsibilities of each NEO’s position. The Consultant also used the American Gas Association Compensation Survey, 2020 as a reference (identified in Exhibit E). The Consultant selects the most appropriate market comparisons for each executive position and synthesizes that data to provide to the OECC for its review. At that time, the Consultant provides recommendations as to use of proxy data or relevant survey data, including circumstances when other data may be a more appropriate guide.

Base Salaries

The following table shows the salaries of the NEOs before and after salary adjustments went into effect on March 1, 2021, as well as the percentage increase of such adjustments compared to salary prior to March 1, 2021 and information regarding the median salary shown by market data provided by the Consultant.

				Market Data[1]

Name	Salary Effective Prior to March 1, 2021	Salary Effective March 1, 2021	Percentage Increase	Median Salary of Market Data	Percent Above or (Below) Median of Market Data
David H. Anderson	$750,000	$775,000	3%	$798,000	(3)%
Frank H. Burkhartsmeyer	458,500	495,500	8%	544,000	(9)%
MardiLyn Saathoff	400,500	413,000	3%	456,000	(9)%
Kimberly A. Heiting	341,000	368,500	8%	410,000	(10)%
Justin B. Palfreyman	316,500	342,000	8%	363,000	(6)%

(1)	The OECC determined to use peer proxy data for Messrs. Anderson, Burkhartsmeyer and Ms. Saathoff and energy survey data for Ms. Heiting and Mr. Palfreyman.

The OECC set salaries for the NEOs using peer proxy data, energy service company survey data, and general industry survey data as guides. The OECC considered each NEO’s functional position and areas of responsibility and applied adjustments to Mr. Burkhartsmeyer’s position comparator for additional responsibilities in information technology, the project management office, and purchasing; an adjustment to Mr. Palfreyman’s position for his additional role as President of the Company’s water subsidiaries; and an adjustment to Ms. Saathoff’s position to reflect additional responsibilities of rates, regulatory affairs and security and facilities. After the application of these adjustments for additional areas of responsibilities, the salaries for all NEO’s were set within the median range of the applicable market data.

The following discussion and analysis contains statements regarding individual and corporate performance measures, targets and goals. These measures, targets and goals are used for purposes of executive incentive compensation programs, and in some cases incentive compensation programs that are available to other employees in our businesses. These measures, targets and goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management’s representations of NW Holdings’ or NW Natural’s financial performance for the periods covered. The results reported with respect to these incentive compensation programs are used specifically for executive incentive compensation programs, and NW Holdings and NW Natural caution investors not to apply these statements to other contexts. Furthermore, these prior results are not intended to be and are not indicative of either NW Holdings’ or NW Natural’s future financial performance.

Executive Annual Incentive Plan

The EAIP ties executive pay to achievement of annual financial, operating and individual performance goals.2 Participation in the EAIP, as of December 31, 2021, was limited to 12 participants, including the NEOs. Awards approved by the OECC are paid by March 15 of the following year, and are subject to “clawback” in the event of misconduct.

Target and actual awards in dollars and as a percent of base salary in effect on December 31, 2021, for 2021 incentive awards paid in 2022, are set forth in the table below and illustrated in the bar chart immediately following the table for NEOs. The below table also displays median target total cash compensation from market data and the percentage above or below that median of each NEO’s total target cash compensation (target EAIP award plus base salary).

					Market Data
Named Executive Officer	Target Award % of Base Salary[1]	Target Award Amount	Actual Award % of Base Salary	Actual Award Amount	Median Target Total Cash From Market Data	% Target is Above or (Below) Total Cash[2] Median from Market Data
David H. Anderson	85%	$658,750	110%	$853,000	$1,530,000	(6)%
Frank H. Burkhartsmeyer	55%	272,525	71%	352,000	818,000	(6)%
MardiLyn Saathoff	45%	185,850	59%	243,000	684,000	(12)%
Kimberly A. Heiting	45%	165,825	58%	215,000	688,000	(22)%
Justin B. Palfreyman	45%	153,900	59%	201,000	519,000	(4)%
(1)	Maximum award amount is 175% of target award amount.
(2)	Median target total cash is determined by adding annual incentive amounts to annual base salary amounts in effect on December 31, 2021.

The OECC set the target amount payable under the EAIP to Mr. Anderson at the level that, when combined with base salary, placed his total target cash compensation near the 50th percentile of peer proxy data. The OECC considered each NEO’s functional position and areas of responsibility and applied the same adjustments to Messrs. Burkhartsmeyer’s and Palfreyman’s and Ms. Saathoff’s positions for target total cash compensation that were applied for purposes of base salary. After the application of these adjustments for additional areas of responsibilities, the total targeted cash compensation for Mr. Anderson, Mr. Burkhartsmeyer, Ms. Saathoff and Mr. Palfreyman were set within the median range of the applicable market data, and Ms. Heiting was set 7% below the median range of the applicable market data, reflecting her more recent assumption of operations responsibilities.

[2]

The financial goals and performance measures in our compensation plans are tied to the top-level consolidated enterprise, NW Holdings, the ultimate parent, and publicly traded, company. In recognition that NW Natural is currently NW Holdings’ largest operating subsidiary, contributing the majority of NW Holdings’ financial results, certain operational metrics in our compensation plans are tied to NW Natural’s operational performance.

The OECC gives considerable attention to what performance measures are appropriate for the EAIP. The OECC has authority to authorize adjustments to performance measure calculations to take into account unanticipated circumstances or significant, non-recurring or unplanned impacts as the OECC determines is appropriate. The OECC retains this authority as a compensation plan risk mitigation strategy to avoid circumstances where EAIP goals could incent executive actions that would not be aligned with the best interests of our businesses or shareholders long-term, particularly during challenging times. As an additional safeguard to this ability to make adjustments to performance measure calculations, the OECC has authority to recommend an award increase up to a maximum of 175% of the target when goals are exceeded or to reduce an executive’s performance-based award when goals are not achieved. The OECC did not exercise its discretion with respect to the 2021 EAIP.

The formula for the EAIP total incentive award is as follows:

The OECC sets the Net Income and Operations Factor goals, ranges and targets each year taking into account the current economic and regulatory environment, management’s annual objectives, and the way in which those annual objectives fit within the larger strategic and growth goals for our businesses. Given the factors considered by the OECC, the ranges and targets may be higher or lower than in prior years.

    Net Income Factor. The Net Income Factor is used to align executives’ interests with shareholders’ interests and in recognition of the importance earnings have in influencing our future stock price. Actual adjusted net income results are interpolated to determine the corresponding performance factor, up to a maximum of 175%. For 2021, Net Income Factor levels were set 6.8% higher than 2020 and were:

Minimum (50%)	Target (100%)	Maximum (175%)
$69,334,200	$77,038,000	$82,430,660 or Greater
Amounts less than $69,334,200 result in a 0% payout factor.

NW Holdings net income for 2021, as adjusted, was $78,666,374, resulting in a Net Income Factor equal to 122.65%.

    Operations Factor. NW Natural operating goals of significant importance to public and employee safety as well as the enhancement of our overall profitability and productivity were selected by the OECC to comprise the Operations Factor. These operating goals are chosen because they are substantially aligned with the incentive programs for all non-bargaining unit NW Natural employees. While each goal can contribute a goal rating between 0 and 200% multiplied by the assigned goal weight based on actual results, the aggregate of the Operations Factor is limited to a maximum of 175%. Actual results are interpolated to determine the performance factor for each goal. The Operations Factor was determined using the following formula:

Sum of	Goal Performance x Goal Weight	for each of Six Key Goals = Operations Factor

A summary of the operating goals for 2021, the weighting of each goal to the overall factor, and the 2021 goal performance rating achieved is set forth in the following table:

Key Goals	Goal Description	Goal Performance Range (0%–200%)	Target (100%) Performance	Goal Weight in Operations Factor	2021 Goal Rating Achieved
Customer Satisfaction— Overall	Customer ratings of 9-10 for overall customer service	67.50% – 75.50%	71.50%	16.667%	200.00%
Customer Satisfaction— Staff Interaction	Customer contact ratings of 9-10 for customer service representative or service technician interactions	81.00% – 89.00%	85.00%	16.667%	200.00%
Market Share and Growth	Total new meter sets	11,179 – 14,204	13,726	16.667%	111.27%
Public Safety— Damages	Percentage of damage calls with response times of less than 45 minutes	92.09% – 94.09%	93.09%	16.667%	—%
Public Safety— Odor Response	Percent of odor calls with response times of less than 45 minutes	82.61% – 86.61%	84.61%	16.667%	—%
Employee Safety (Each factor weighted 50%)	DART Rate—Days Away Restricted Time	3.39 – 2.40	2.83
This factor will be 0 in the event of an on the job fatality due to a preventable safety incident.	PMVC—Number of Preventable Motor Vehicle Collision	40 – 28	34	16.667%	125.00%

The public safety damage and odor response goals were designed to be aggressive in line with industry leadership. The actual percent of damage calls and odor calls with response times of less than 45 minutes for 2021 was 91.07% and 81.92%, respectively. Results fell slightly below each goal’s performance range and were affected by several factors including an ice and snowstorm in February 2021 that affected drive times and staffing absences due to COVID-19 illness. Our operating performance in 2021 resulted in an Operations Factor of 106.04%.

Priority/Individual Performance Factor. 30% of each NEO’s annual incentive target award is based on the Priority/Individual Performance Factor determined by individual performance goals, which include some “stretch” goals. In the case of the CEO, individual goals are determined by the OECC in consultation with the CEO. Whether the CEO has attained his goals is determined largely based on the OECC’s assessment, with input from the full Board, of the CEO’s performance. The other NEOs’ individual performance goals align with the CEO’s goals and support our strategic plans. The 2021 priority goals from which executives derive their Individual Performance Factors included, among other goals:

•	successful execution of our core utility strategic plan at NW Natural;
•

advancement of our low carbon pathway and 2035 carbon savings goals and assessment of further decarbonization opportunities, including the development of possible scenarios toward carbon neutrality by 2050 for energy services provided to customers;

•	educate stakeholders with respect to the important role of natural gas in a low-carbon future;
•	execute on NW Natural’s RNG strategy to further our efforts to convert what goes through NW Natural’s pipes to renewable energy;
•

reinforce the Journey to Zero employee safety program and achieve improved results in the metrics of reportable injuries, days away and restricted time, severity rate, preventable collisions, and “good catch”/“near miss” reporting, continuing to tie manager compensation to employee safety results;

•

enhance public safety and customer reliability by completing specified distribution system and storage projects, implement damage prevention improvements, and continue to execute on a comprehensive resilience strategy to support our communities;

•	advance cleanup and cost recovery activities related to NW Natural’s legacy environmental sites;
•	effective management, remediation of, and recovery of costs related to certain NW Natural environmental sites;

•	successfully optimize real property assets and execute actions to enhance physical security;
•	advancement of key information technology initiatives, including an upgrade of NW Natural’s enterprise resource planning platform and advancement of cybersecurity posture and maturity;
•	implementation of enhancements to disclosures and communications to convey ESG achievements to stakeholders;
•	development of plans and policies to attract and retain employees across a diverse spectrum and be the employer of choice;
•

achievement of constructive regulatory objectives, including resolution of NW Natural’s Washington general rate case that meets overall financial and strategic objectives and preparation of NW Natural’s Oregon rate case;

•	successfully execute on our water sector growth objectives and other business and strategic development activities;
•	complete transition of Gill Ranch gas storage facility following 2020 sale;
•	effectively integrate and operate water companies and execute on a long-term regulatory approach for acquired water sector businesses;
•	continued improvement of customer service, facilities, and system capacity and reliability;
•	continued advancement of strong employee, customer, and system safety, emergency response, and business continuity programs;
•	sustained strong employee engagement, and strong and effective succession planning and diversity programs;
•	achievement of overall customer satisfaction, profitability, growth and productivity targets;
•	enhancement of customer experience to meet evolving customer expectations, and advancement of efficiency and resiliency of customer facing systems; and
•	achievement of EPS, ROIC, earnings before interest, taxes, depreciation and amortization (EBITDA) and operations and maintenance and capital budget goals.

In addition to the above shared executive officer goals, Mr. Anderson identified 2021 CEO performance goals which included achieving additional financial performance goals, advancing certain NW Natural utility business opportunities and initiatives, achieving certain strategies related to our non-utility business and other business development activities, advancing the water sector growth strategy, and continued strengthening of alignment, development, and succession planning activities of the executive management team.

The CEO evaluated the 2021 individual performance of each NEO on a scale from 0 to 175%, based on priority/strategic goals specifically identified for each NEO. A rating of 100% indicates goals, including a particular “stretch” goal, were met, while ratings between 100 and 175% indicate extraordinary performance or achievement of multiple “stretch” goals. The OECC, with input from the full Board, uses this same method of assessment to establish the year-end performance rating for the CEO. The OECC determined that executives had met or exceeded their goals and assigned a rating of 156.2% for Mr. Anderson’s individual performance. Performance of the other NEOs ranged from 155.2% to 159.6%.

Together with the Net Income Factor of 122.65% and Operations Factor of 106.04%, the priority/individual performance of the NEOs resulted in an overall average payout under the EAIP of 130% of target.

Long-Term Incentives

In 2021, the long-term incentive portion of our executive compensation program consisted of two components: RSUs with performance threshold and performance shares. For purposes of valuing awards, we define the expected value of each RSU and share of performance share awards as the estimated market price of NW Holdings common stock near the grant date. The OECC targeted an allocation of the expected value of long-term incentives for 2021 at approximately 35% RSUs with a performance threshold and 65% performance share awards. The OECC believes the allocation between RSUs with a performance threshold and performance shares provides a balanced performance focus for executives.

The OECC determined that, given the variability in long-term incentive plan design and weighting across industries, and across companies of various size within industries, the most appropriate guide for targeted long-term incentive opportunities was the same market data provided by the Consultant that was selected for salary decisions. The expected value of long-term incentives granted to the NEOs in 2021 are displayed in the below table.

		RSUs with Performance Threshold		Performance Shares		Market Data Long-Term Incentives
Name	Expected Value of Long-Term Incentives (LTI)	Percent of Total Expected LTI Value	Number of RSUs with Performance Threshold Granted	Percent of Total Expected LTI Value	Target Number of Performance Shares	Median Value of Long-Term Incentives of Market Data	Percent Expected Value Above or (Below) Median of Market Data
David H. Anderson	$1,300,140	35%	10,112	65%	18,780	$1,466,000	(11)%
Frank H. Burkhartsmeyer	500,040	35%	3,892	65%	7,220	500,000	—%
MardiLyn Saathoff	400,140	35%	3,112	65%	5,780	523,000	(23)%
Kimberly A. Heiting	350,055	35%	2,724	65%	5,055	304,000	15%
Justin B. Palfreyman	250,110	35%	1,948	65%	3,610	287,000	(13)%

Performance Shares. The first component of our executives’ long-term compensation program is provided through performance shares under our LTIP. All of the NEOs participate in the performance share program. The agreement for performance shares “claws back” inflated payouts due to misconduct.

Performance share awards are determined by multiplying the targeted performance share award by a Performance Share Factor. For the 2021-2023 performance cycle (and 2020-2022 and 2019-2021 performance cycles), Performance Share awards are determined as follows:

ROIC Performance Threshold. A three-year average ROIC threshold was established to focus executives on long-term return on invested capital, given the amount of capital that is deployed in utility operations. ROIC for each year in the performance period is defined as (i) NW Holdings’ net income for the year before interest income and expense, as adjusted pursuant to OECC discretion, divided by (ii) NW Holdings’ adjusted average long-term capital consisting of the average of NW Holdings’ opening and closing shareholders’ equity plus long-term debt for the year. The average ROIC is then the average of the adjusted ROICs achieved in each of the three years of the performance cycle. In order for performance share awards to be paid, the ROIC threshold must be satisfied. For performance share awards made in 2021, the threshold is 4.11%. For performance share awards made in 2020, the threshold is 4.40%. For performance share awards made in 2019, the threshold is 4.41%. The Performance Share Factor is determined by the following formula once the ROIC threshold is met:

3-Year Cumulative EPS Factor x 100%	x	Relative 3-Year TSR Modifier +/- 25%	=	Performance Share Factor

3-Year Cumulative EPS Component. Three-Year Cumulative EPS was chosen to align executives’ interests with shareholder interests and to drive a focus on earnings over the three-year period. For this purpose, EPS is defined as NW Holdings’ diluted earnings per share as adjusted pursuant to OECC discretion. Performance is based on an EPS achievement percentage calculated by dividing NW Holdings’ cumulative EPS over the three-year performance period by the sum of the EPS targets set by the OECC during each of the three years in the performance period. The OECC determined to set EPS targets on an annual basis in February of each year of the cycle to take into consideration uncertain timing and investments in water businesses and other business expansion activities, and thereby better align the EPS component target with the OECC’s intentions. The EPS payout factor is based on cumulative EPS achievement percentage as follows:

Cumulative EPS Achievement Percentage	EPS Payout Factor
less than 93%	0%
93%	40%
100%	100%
105% or more	185%

3-Year Relative Total Shareholder Return (TSR) Modifier. Relative TSR was chosen because it aligns executives’ interests with shareholders, as this is the amount a shareholder might receive from ownership in NW Holdings. Relative TSR measures the change in share price, assuming dividends are reinvested over the three-year period, using the three-month average daily closing price immediately prior to the start of the performance period and prior to the end of the performance period. The Relative TSR peer group for the 2021-2023 performance cycle consists of a designated peer group of twelve natural gas local distribution companies and gas/electric utilities that continue to have publicly-traded common stock through December 31, 2023, excluding any peer company that is party to a signed acquisition agreement pursuant to which the stock or substantially all of the assets of the peer company will be acquired by a third party. The Relative TSR peer group for the 2021-2023 performance cycle was selected by the OECC in consultation with the Consultant based on their comparable market capitalization, notable gas utility operations and strong trading correlations with NW Holdings, and consists of the companies set forth on Exhibit F. The Relative TSR peer group for the 2020-2022 and 2019-2021 performance cycles consists of all companies that were components of the Russell 2500 Utilities Index on October 1 of the calendar year immediately preceding the performance period and that continue to be through the performance period, excluding any peer company that is party to a signed acquisition agreement pursuant to which the stock or substantially all of the assets of the peer company will be acquired by a third party.

Relative TSR modifier levels are based on the percentile rank of our TSR as compared to the TSR peer group and are as follows:

Relative TSR Percentile Rank	Relative TSR Modifier
less than 25%	75%
25% to 75%	100%
more than 75%	125%

For the same reasons the OECC retained discretion under the EAIP to adjust for certain extraordinary, non-recurring or unplanned impacts as the OECC determines is appropriate, the OECC designed the ROIC performance threshold and EPS component of the performance share awards to permit the OECC to approve adjustments to take into account unanticipated circumstances or significant non-recurring or unplanned events, including but not limited to adjustments to eliminate the impact of changes in accounting principles, gain or loss on the sale of a business, impairments, tax impacts or tax rate changes.

2019-2021 Performance Share Results. The Performance Share Factor for this period resulted in 94.48% of target, or 47.24% of a possible 200% total opportunity. Minimum, target, maximum and actual share awards for the 2019-2021 performance share awards are set forth in the table below.

Named Executive Officer	Minimum Share Award	Target Share Award	Maximum Share Award	Actual Share Award[1]
David H. Anderson	—	13,000	26,000	12,282
Frank H. Burkhartsmeyer	—	4,330	8,660	4,091
MardiLyn Saathoff	—	3,790	7,580	3,581
Kimberly A. Heiting	—	2,980	5,960	2,816
Justin B. Palfreyman	—	1,890	3,780	1,786
(1)

Share award amounts do not include cash dividend amounts paid. For actual 2019-2021 award cash value, including cash dividend amounts, see the “Option Exercises and Stock Vested During 2021” table, below.

The value of the minimum, target and maximum awards as targeted by the OECC on the performance share award grant date along with the value of the performance share award at the end of the performance period is illustrated in the following bar chart:

(*)

Target and maximum using a stock price of $60.00, which was the stock price assumed by the OECC on the date of grant, and actual award value using a stock price of $48.78, which was the closing price of NW Holdings common stock on December 31, 2021 (the last trading day of the performance period).

For the 2019-2021 performance share cycle, the OECC exercised its authority to authorize adjustments under the performance share awards. Namely, the OECC adjusted the EPS and ROIC components for 2020 to account for lower late fees and reconnections revenues in 2020 due to the COVID-19 moratorium on service disconnections. The OECC determined that management should be held harmless because the late fees were expected to be recovered in a future period under a regulatory deferral order. Combined, these “Performance Share Adjustments” increased cumulative EPS by $0.04 and increased Average ROIC by 0.02%. The OECC also considered and did not make adjustments for other items including an environmental remediation expense write-off associated with the Washington general rate case, incremental expense related to the 2020 wildfire event, expenses associated with the certain cybersecurity measures, customer revenue loss from lower gas usage and customer losses due to COVID-19 and savings achieved by management actions aimed at mitigating the detrimental financial impact of COVID-19.

ROIC Performance Threshold. For the 2019-2021 performance cycle, the three-year average ROIC threshold, which must be satisfied in order for the cycle to pay out, was set at 4.41%. The three-year average ROIC for the performance period was 6.16% after adjustments by the Performance Share Adjustments, on a non-GAAP basis, resulting in achievement of the ROIC performance threshold.

3-Year Cumulative EPS Component. For the 2019-2021 performance cycle, the cumulative EPS Payout Factor was determined based on the following:

Minimum (40%)	Target (100%)	Maximum (185%)
$6.50	$6.98	$7.34
EPS results between any two data points are interpolated. Amounts less than $6.50 result in a 0% payout factor.

3-Year Cumulative EPS for the 2019-2021 performance cycle was $7.05, and as adjusted by the Performance Share Adjustments, on a non-GAAP basis, was $7.09, resulting in a Cumulative EPS factor equal to 125.97%.

3-Year Relative Total Shareholder Return (TSR) Modifier. The Relative TSR peer group for the 2019-2021 performance cycle consisted of all companies that were components of the Russell 2500 Utilities Index on October 1, 2018 and that continue to have publicly-traded common stock through December 31, 2021. For the 2019-2021 performance cycle, several factors contributed to the three-year TSR results. First, the commencement point for this cycle’s TSR was a price equal to the average of the closing market prices of the stock for the period from October 1, 2018 to December 31, 2018, a period during which the Company saw historically high stock price levels. Second, while 2019 saw strong annual TSR of 25.45%, the onset of the pandemic in 2020 brought volatile stock markets and a -35.44% TSR. Despite utilities being one of the few sectors to maintain or exceed EPS estimates throughout 2020, they experienced one of the largest price to earnings contractions during that time, contradicting expectations of how the sector would perform during such circumstances. Even though the Company’s 2021 annual TSR was 10.31%, the price contraction generally persisted through 2021 as utilities underperformed the broader market amidst rising interest rates, smaller cap utilities underperformed larger cap utilities, and electric utilities out-performed gas utilities. These macro trends coupled with NW Holdings’ higher stock price to earnings relative to peers during the baseline period resulted in a lower-than-expected three-year TSR relative to the Company’s peer group, despite strong financial and operational performance, EPS and dividend yield. These factors combined resulted in a reduction of awards otherwise earned by 25% such that NEOs received only 75% of the award otherwise earned.

Restricted Stock Units with Performance Threshold. The second component of our executives’ long-term compensation program is provided through Restricted Stock Units (RSUs) under our LTIP. At its meeting each February, the OECC grants performance contingent RSUs under the LTIP. This practice gives the OECC the benefit of considering the relative value of all components of each executive’s total compensation. Off-cycle grants may occur when new RSUs are granted to attract new employees, to reward extraordinary performance, for retention purposes, or in recognition of promotions. Depending on the circumstances, these off-cycle grants may not include a performance threshold, and may include a vesting schedule that differs from the standard RSU with performance threshold vesting schedule. Mr. Burkhartsmeyer, as part of his initial attraction and retention package, received a grant of 6,016 RSUs without a performance threshold, which vested ratably on March 1 of each of 2018, 2019, 2020 and 2021. Similarly, Ms. Saathoff, in recognition of her promotion to Senior Vice President, Regulation and General Counsel, in July 2016, received a grant of 3,100 RSUs without a performance threshold which vested one-fourth on each of March 1, 2019 and 2020, and the remaining one-half on March 1, 2021. Mr. Palfreyman, as part of his initial attraction and retention package in September 2016, received a grant of 2,580 RSUs without a performance threshold, which vested one-fifth on each of March 1, 2018, 2019 and 2020, and two-fifths on March 1, 2021 subject to continued employment. All RSU agreements “claw back” payments that were achieved due to misconduct. As of December 31, 2021 all off-cycle RSUs awarded to NEOs were fully vested, and no NEO currently has an RSU agreement without a performance threshold.

An RSU obligates NW Holdings upon vesting to issue to the RSU holder one share of common stock plus a cash payment equal to the total amount of dividends paid per share between grant and vesting of the RSU. The performance threshold for the RSUs will be met on each vesting date if NW Holdings’ return on common equity (ROE) for the preceding year is greater than NW Holdings’ average cost of long-term debt for the preceding five years. No RSUs with a performance threshold will vest in a given year if the performance threshold is not met, and shares subject to vesting in that year will be forfeited. In general, if the performance threshold is met, RSUs vest for 25% of the awarded shares on March 1 of each of the first four years after the grant date. For purposes of calculating ROE for awards made prior to 2018, earnings are adjusted to eliminate certain unusual items consisting of changes as a result of new accounting principles, any gain or loss on sale of a business, asset impairment charges that exceed $500,000 other than utility plant impairment, and earnings impacts of new taxes or tax rate changes. For purposes of calculating ROE for awards made in 2018 and subsequent years, the OECC may, at any time, approve adjustments to the calculation of ROE to take into account such unanticipated circumstance or significant, non-recurring or unplanned events as the OECC may determine in its sole discretion, and such adjustments may increase or decrease ROE. NW Holdings’ return on common equity for 2021 was 8.63%, which was greater than NW Holdings’ average cost of long-term debt for the preceding five years, which was 4.82%, resulting in the satisfaction of the performance threshold and vesting of outstanding RSUs scheduled to vest in 2022 for 2021 performance.

Perquisites

The OECC eliminated routine perquisites for executives effective January 1, 2008. The OECC acknowledges that certain benefits incidental to other business-related activities may continue, but the aggregate annual value of such benefits is not expected to regularly exceed $10,000 for any NEO. Examples of when perquisites may exceed $10,000 are when an individual is promoted to a more senior position, or as part of an initial hire package for a senior level executive.

Qualified and Non-Qualified Retirement (Defined Benefit) Plans

Mr. Anderson and Ms. Heiting participate in the NW Natural Retirement Plan for Bargaining Unit and Non-Bargaining Unit Employees (Retirement Plan), a qualified defined benefit pension plan, on the same terms as other salaried employees. Mr. Burkhartsmeyer, Ms. Saathoff and Mr. Palfreyman joined NW Natural after 2006, when the Retirement Plan was closed to new employees. NW Natural also maintains the Supplemental Executive Retirement Plan (SERP), a non-qualified supplemental retirement plan for certain executives participating in the Retirement Plan. This plan is more fully described below under the “Pension Benefits as of December 31, 2021” table and the related narrative discussion. As discussed there, in 2009 the OECC recommended and the Board approved amendments to this plan that moderate the growth in benefits payable under this plan, and the SERP was closed to new participants, effective July 31, 2019.

Qualified and Non-Qualified Deferred Compensation (Defined Contribution) Plans

NW Natural also maintains both tax-qualified and non-tax-qualified defined contribution plans in which the NEOs are eligible to participate. The NW Natural 401(k) Plan is a tax-qualified defined contribution plan and the NW Natural Deferred Compensation Plan for Directors and Executives is a non-tax-qualified deferred compensation plan. For further discussion of NEO participation in non-qualified deferred compensation plans in 2021, see the “Non-Qualified Deferred Compensation in 2021” table, below.

Change in Control/Severance Agreements

The Board of Directors considers an effective, highly-skilled and vital management team to be essential to protect and enhance the shareholder’s best interests. As such, it recognizes that the uncertainty and questions a potential change in control could result in the departure or distraction of management personnel, or serve as a disincentive to management pursuing a change in control that is in the best interests of shareholders, to NW Holdings’ and NW Natural’s detriment. Accordingly, the Board has approved double-trigger severance agreements with all of the NEOs for changes of control of either NW Holdings or NW Natural. None of the agreements with officers of NW Natural include provisions for tax gross-up upon a triggering event. See “Potential Payments Upon Termination or Change in Control,” below.

In general, the OECC prefers not to enter into severance agreements other than for change in control purposes. Accordingly, the OECC has established a guideline that severance benefits may only be provided following a termination without cause in the first five years of employment in a particular position or after a change in control. The benefit for termination without cause, absent a change in control, is reduced over the term of the agreement, which cannot exceed five years. The only such agreement outstanding is with Mr. Burkhartsmeyer, which was entered into upon his appointment to the position of CFO. Mr. Burkhartsmeyer’s agreement provides for the payment of a percentage of his annual salary if he is terminated without cause on or prior to May 17, 2022, with such percentage of salary declining in 20% increments annually from 100% if his employment were terminated without cause on or prior to May 17, 2018 to 20% of his salary if his employment is terminated without cause on or prior to May 17, 2022. In late 2016, the OECC approved a similar agreement of this nature with Mr. Anderson as the incoming Chief Executive Officer. This agreement provided that potential non-change-in-control severance payments would decline annually, and expired as of August 1, 2021.

Stock Ownership Guidelines

Our Corporate Governance Standards provide the following ownership guidelines for executive officers of NW Natural or NW Holdings, expressed as a multiple of each executive officer’s base salary:

Position	Dollar Value of Stock Owned as Multiple of Base Salary

Chief Executive Officer and President	5x

Executive Vice President or Chief Operating Officer	3x

Senior Vice Presidents or NEOs	2x

Vice Presidents and all other Executive Officers	1x

The OECC annually reviews these guidelines and the progress made by executives against these objectives. Stock ownership for this purpose includes shares owned directly by the executive or immediate family members; shares credited to an executive’s 401(k) Plan and non-qualified deferred compensation plan accounts; and unvested restricted stock units, restricted stock, and in the money stock options. The value of stock owned is determined using the closing price for NW Holdings common stock as of the last day of the year. Generally, stock ownership objectives should be attained within five years of appointment as an officer of NW Natural or NW Holdings or from promotion to a higher level ownership requirement. However, the OECC retains discretion to extend the time period within which ownership goals are reached. In February 2022, the OECC reviewed executive stock ownership requirements with the Compensation Consultant and recommended to the Board of Directors amendments to the Company’s Corporate Governance Standards to increase the executive stock ownership requirements for the Chief Executive Officer from four times to five times the Chief Executive Officer’s annual salary. The OECC also reviewed NEO progress towards stock ownership requirements and concluded all of the NEOs have achieved, or are making appropriate progress toward, stock ownership goals. Neither NW Holdings nor NW Natural have a policy that requires retention of stock acquired from equity compensation plans after vesting of shares, because the OECC and Board have concluded that the stock ownership requirements provide executives with a meaningful stake in the ownership of NW Holdings, and fully align executive officers’ ownership interests with shareholders for the duration of the executive officers’ service at NW Holdings or NW Natural.

Policy on Hedging and Pledging Company Securities

The Company has adopted a Policy on Hedging and Pledging of Securities which prohibits the directors and executive officers of the Company and its subsidiaries from engaging in any short sales, zero-cost collars, or forward sale contracts with respect to the Company’s securities, or purchasing or selling puts, calls, options, or other derivatives securities based on the Company’s securities. In addition, the Policy restricts the ability of directors and executive officers to pledge their ownership of Company securities in a non-recourse loan, failing to meet a margin call with respect to a margin account resulting in the sale of Company stock, or buying Company securities on non-recourse margin.

Regulatory, Tax and Accounting Considerations

Regulatory Treatment

The Company fully assesses the accounting and tax treatment of each form of compensation paid to the NEOs for both NW Holdings and the individual executive. This is particularly important in a regulated business where

NW Holdings’ subsidiary, NW Natural, is allowed to recover costs of service in rates (salaries, qualified pensions and health and welfare benefit costs), while the majority of other elements of executive compensation, such as annual incentive awards, long-term equity awards and non-qualified retirement benefits, are typically shareholder expenses because the public utility commissions that regulate NW Natural view these expenses as more closely tied to shareholder objectives. However, our incentive compensation programs benefit customers by including performance incentives that:

•	encourage efficient, safe and reliable service;
•	encourage management of capital, operating, and maintenance costs, which help mitigate the need for future rate increases; and
•	focus on customer satisfaction.

See “Executive Annual Incentive Plan—Operations Factor” above.

Actual amounts currently recovered in rates are based on amounts determined in our general rate cases approved by the OPUC in 2020 and by the Washington Utilities and Transportation Commission in 2021. The following table shows the current rate recovery treatment for categories of compensation expenses for various elements of our executive compensation program:

Executive Expenses Generally Recovered in Rates	Executive Expenses Generally Not Recovered in Rates
Salaries	Stock Options
Qualified pension plan benefits	Executive Annual Incentive Plan
Contributions related to Qualified Retirement K Savings Plan (401(k) Plan) Health and welfare benefits	Interest accruals and make-up contributions related to Deferred Compensation Plan for Directors and Executives Supplemental Executive Retirement Plan
Change-in-control severance benefits
Non-change-in-control severance benefits
Long Term Incentive Plan
Restricted Stock Units
Performance Shares

Tax Considerations

Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, limits deductibility of compensation in excess of $1 million paid to our covered employees. Prior to the Tax Cut and Jobs Act, signed into law on December 22, 2017, certain exceptions to this limitation applied to performance-based compensation. The Tax Cut and Jobs Act eliminated this performance-based compensation exception going forward, but provided limited transition relief for compensation paid pursuant to a contract in effect as of November 2, 2017 that is not materially modified after such date. The Tax Cut and Jobs Act also expanded who a covered employee is under Section 162(m). Beginning with calendar year 2018, a covered employee under Section 162(m) is anyone who has ever been the Company’s chief executive officer, chief financial officer or one of the three highest compensated officers in any calendar year after 2016. The American Rescue Plan Act of 2021 (ARPA), signed into law on March 11, 2021, expands the Section 162(m) limitation, on an annual basis beginning with calendar year 2027, to include an additional five of the highest-paid employees, other than the Company’s chief executive officer, chief financial officer, or one of the three highest compensated officers currently covered by Section 162(m).

Although this tax deduction for performance-based compensation has been eliminated for awards after November 2, 2017, the OECC continues to believe that a strong link between pay and performance is critical to align executive and shareholder interests. The OECC will continue to ensure that a significant portion of pay for our executives is at risk and subject to the attainment of performance goals.

REALIZED COMPENSATION TABLE

The SEC’s calculation of total compensation, as shown in the Summary Compensation Table set forth on page 48, includes several items that are driven by accounting and actuarial assumptions, which are not necessarily reflective of compensation actually realized by the NEOs in a particular year. To supplement the SEC-required disclosure, we have included the additional table below, which shows compensation actually realized by each NEO for each of the years shown.

Realized Compensation Table1

Name and Principal Position	Year	Realized Compensation[2]
David H. Anderson	2021	$2,603,816
President and Chief	2020	2,381,575
Executive Officer	2019	3,219,020	[3]
Frank H. Burkhartsmeyer	2021	1,254,197
Senior Vice President and	2020	1,080,224
Chief Financial Officer	2019	1,202,779
MardiLyn Saathoff	2021	1,031,627
Senior Vice President,	2020	957,179
Regulation and General Counsel	2019	1,278,649	[3]
Kimberly A. Heiting	2021	802,724	[3]
Senior Vice President,	2020	704,990
Operations and Chief Marketing Officer	2019	778,063	[3]
Justin B. Palfreyman	2021	745,405
Vice President, Strategy &	2020	656,453
Business Development	2019	752,681
(1)

Amounts reported as realized compensation differ substantially from the amounts determined under SEC rules and reported as total compensation in the Summary Compensation Table. Realized compensation is not a substitute for total compensation. For more information on total compensation as calculated under SEC rules, refer to the narrative and notes accompanying the Summary Compensation Table set forth on page 48.

(2)

Amounts reflected as realized compensation in this table include the following amounts paid for the applicable year: (1) salary earned in the applicable year; (2) EAIP payments earned in the applicable year; (3) the value of the performance share award for the performance period ending in the applicable year; (4) the value of RSUs (with a performance threshold or time-based) vested and paid during the applicable year; and (5) the value realized on exercise of stock options during the applicable year, if any. The amounts reflected as realized compensation in this table do not include the following amounts for the year indicated: (a) the value of performance share awards, RSUs or stock options granted but not yet vested and paid or exercised for service in the applicable year; (b) the aggregate change in the actuarial present value of the NEOs’ accumulated benefits under all defined benefit pension plans; (c) above-market interest credited to the non-qualified deferred compensation plan accounts of the NEOs, if any; (d) employer matching contributions to qualified defined contribution plan; (e) matching contributions under non-qualified deferred compensation plans, if any; and (f) any additional payments or de minimis amounts.

(3)

Amount includes compensation realized on the exercise of stock options that were granted in prior years of $376,631 for Mr. Anderson, $140,039 for Ms. Saathoff, and $3,881 in 2021 and $78,992 in 2019, respectively, for Ms. Heiting.

SUMMARY COMPENSATION TABLE

The following is a summary of our NEOs’ compensation in 2019, 2020 and 2021. Only a portion of the executive compensation shown in this Summary Compensation Table is included for purposes of establishing regulatory rates charged to customers. Although most of our compensation programs are designed to promote shareholder objectives, our customers also directly benefit because many of the programs include performance incentives designed to improve service to our customers. For discussion regarding amounts excluded from rate recovery, see “Compensation Discussion and Analysis—Regulatory, Tax and Accounting Considerations—Regulatory Treatment,” above.

Name and Principal Position	Year	Salary ($)	Bonus[1] ($)	Stock Awards[2] ($)	Non- Equity Incentive Plan Compen- sation[1] ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings[3] ($)	All Other Compen- sation[4] ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(g)	(h)	(i)	(j)

David H. Anderson	2021	$770,833	$309,288	$1,360,798	$543,712	$676,266	$98,457	$3,759,354
President and Chief Executive	2020	743,333	282,062	1,211,009	445,938	1,046,831	95,255	3,824,428
Officer	2019	705,833	241,267	1,235,800	514,733	1,474,910	83,234	4,255,777

Frank H. Burkhartsmeyer	2021	489,333	127,066	523,379	224,934	582	68,871	1,434,165
Senior Vice President and	2020	453,500	99,637	504,403	160,363	435	60,227	1,278,565
Chief Financial Officer	2019	425,917	82,258	411,903	174,742	107	51,932	1,146,859
MardiLyn Saathoff	2021	410,917	89,605	418,808	153,395	3,567	65,542	1,141,834
Senior Vice President, Regulation	2020	397,250	88,931	353,450	126,069	4,089	57,129	1,026,918
and General Counsel	2019	379,000	73,629	360,491	155,371	2,198	55,807	1,026,496
Kimberly A. Heiting	2021	363,917	78,133	366,391	136,867	143,314	17,367	1,105,989
Senior Vice President, Operations	2020	335,833	67,660	302,642	107,340	605,575	16,365	1,435,415
and Chief Marketing Officer	2019	308,333	60,582	283,501	126,418	497,487	25,688	1,302,009
Justin B. Palfreyman	2021	337,750	73,976	261,788	127,024	290	50,751	851,579
Vice President, Strategy &	2020	313,000	68,372	176,725	99,628	232	41,880	699,837
Business Development	2019	293,583	51,885	180,072	107,115	68	38,272	670,995

Column (f) was deleted as it is not applicable.

(1)

The total bonus paid to each NEO under our EAIP for performance in 2021 is split between columns (d) and (g). Amounts constituting the discretionary portion of bonuses under the plan are the amounts listed as bonuses in column (d). Amounts constituting the performance-based, non-discretionary portion of bonuses under the plan are the amounts listed as non-equity incentive plan compensation in column (g).

(2)

Amounts shown in column (e) represent the grant date fair value of performance share awards and RSUs granted in each year disregarding estimated forfeitures, determined under share-based compensation accounting guidance. The amount shown for RSUs is equal to the number of RSUs awarded multiplied by the closing market price of the common stock on the date of grant. The issuance of the shares under these awards is contingent upon meeting certain performance criteria, so the shares may or may not be earned. The performance shares are subject to an EPS target and a ROIC performance threshold, with the total payout subject to modification based on total shareholder return (TSR) performance which is a market modifier under share-based compensation accounting guidance. The performance shares contain a provision in which the EPS target will not be determined until the first quarter of each year during the award period and as such, there is not a mutual understanding of the key terms and the grant date will not occur until the final EPS target has been communicated with the participants in the first quarter of the final year of the performance period. Amounts included for the performance share awards represent the service inception date fair value per share multiplied by the target number of shares, which is the number of shares assumed to be issued based on the EPS performance condition. If the maximum number of shares issuable under the payout conditions had been used as the estimated number of shares, the total amounts in column (e) for 2020 and 2021 would have been $1,042,916 and $1,832,177 for Mr. Anderson; $434,142 and $704,383 for Mr. Burkhartsmeyer; $304,387 and $563,897 for Ms. Saathoff; $260,485 and $493,166 for Ms. Heiting; and $152,194 and $352,192 for Mr. Palfreyman.

(3)

The amounts included in column (h) as the aggregate change in the actuarial present value of the NEOs’ accumulated benefits under all defined benefit pension plans during 2021 were: an increase of $667,306 for Mr. Anderson and $141,931 for Ms. Heiting and $0 for each of Mr. Burkhartsmeyer, Ms. Saathoff and Mr. Palfreyman, who do not participate in a defined benefit plan. The 2021 amounts were calculated using a discount rate of 2.53%, which is 45 basis points higher than the discount rate used for 2020. The 2020 amounts were calculated using a discount rate of 2.08%, which is 90 basis points lower than the discount rate used for 2019. Amounts of above-market interest included in column (h) that were credited to the non-qualified deferred compensation plan accounts of the NEOs during 2021 were: $8,960 for Mr. Anderson, $582 for Mr. Burkhartsmeyer, $3,567 for Ms. Saathoff, $1,383 for Ms. Heiting, and $290 for

Mr. Palfreyman. For this purpose, interest credited is considered above-market to the extent such interest exceeds 120% of the average of the applicable long-term federal rates for the twelve months corresponding to the period for which market yield information is obtained to calculate interest crediting rates under the non-qualified deferred compensation plans.
(4)

The amounts included in column (i) as matching contributions under the 401(k) Plan during 2021 were: $11,700 for each of Messrs. Anderson, Burkhartsmeyer and Palfreyman and Mses. Saathoff and Heiting. The amounts recorded as matching contributions under non-qualified deferred compensation plans during 2021 were: $60,194 for Mr. Anderson, $0 for each of Mr. Burkhartsmeyer, Ms. Saathoff, Ms. Heiting, and Mr. Palfreyman. The amounts recorded for dividend equivalents for restricted stock units with performance threshold that vested during 2021 were: $26,563 for Mr. Anderson, $19,412 for Mr. Burkhartsmeyer, $22,203 for Ms. Saathoff, $5,297 for Ms. Heiting, and $13,446 for Mr. Palfreyman. The amounts recorded for enhanced 401(k) contributions during 2021 were: $0 for Mr. Anderson and Ms. Heiting and $14,500 for each of Mr. Burkhartsmeyer, Ms. Saathoff and Mr. Palfreyman. The amounts recorded as enhanced contributions under non-qualified deferred compensation plans during 2021 were: $22,890 for Mr. Burkhartsmeyer, $16,770 for Ms. Saathoff and $10,734 for Mr. Palfreyman. Amounts in column (i) also include a $250 gift card plus $120 gross up expense for each of Messrs. Burkhartsmeyer and Palfreyman and Mses. Saathoff and Heiting.

CEO COMPENSATION AND EMPLOYEE COMPENSATION

As a result of rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act, beginning with our 2018 proxy statement, the SEC requires disclosure of the ratio of CEO compensation, as calculated in the Summary Compensation Table, to the median compensation of all of the Company’s employees other than the CEO. Mr. Anderson’s 2021 compensation calculated for purposes of the Summary Compensation Table was $3,759,354. We estimate that the median annual compensation for all other employees of NW Holdings’ subsidiaries, excluding Mr. Anderson, was $113,241 for 2021, calculated as though it were to be presented in the Summary Compensation Table. As a result, we estimate that Mr. Anderson’s compensation was approximately 33 times that of the median annual compensation for all employees in 2021.

Our CEO to median employee pay ratio is a reasonable estimate calculated in a manner consistent with SEC requirements. We identified the median employee by examining the 2021 compensation for all individuals, excluding our CEO, who were employed by NW Holdings’ subsidiaries on December 31, 2021. We included all employees, whether employed on a full-time, part-time, or seasonal basis. Pay elements that were included in 2021 compensation for each employee for purposes of identifying the median employee included salary or wages received in 2021; cash incentive bonuses received during 2021; the value of the performance share awards actually paid in 2021; and the value of RSUs vested and paid during 2021. Wages and salaries were annualized for employees who were not employed for the full year.

GRANTS OF PLAN-BASED AWARDS DURING 2021

The following table includes grants of annual incentive awards, performance share awards, and RSUs granted to our NEOs during 2021:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards						Grant Date Fair Value of Equity Awards[4] ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)		Target (#)		Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)		(g)		(h)		(l)

David H. Anderson		$—	$461,125	$806,969	—		—		—		$—
		—	—	—	5,634	[2]	18,780	[2]	37,560	[2]	863,692
	2/24/2021	—	—	—	—		10,112	[3]	—		497,106

Frank H. Burkhartsmeyer		—	190,768	333,843	—		—		—		—
		—	—	—	2,166	[2]	7,220	[2]	14,440	[2]	332,048
	2/24/2021	—	—	—	—		3,892	[3]	—		191,331

MardiLyn Saathoff		—	130,095	227,666	—		—		—		—
		—	—	—	1,734	[2]	5,780	[2]	11,560	[2]	265,822
	2/24/2021	—	—	—	—		3,112	[3]	—		152,986

Kimberly A. Heiting		—	116,078	203,136	—		—		—		—
		—	—	—	1,517	[2]	5,055	[2]	10,110	[2]	232,479
	2/24/2021	—	—	—	—		2,724	[3]	—		133,912

Justin B. Palfreyman		—	107,730	188,528	—		—		—		—
		—	—	—	1,083	[2]	3,610	[2]	7,220	[2]	166,024
	2/24/2021	—	—	—	—		1,948	[3]	—		95,764

Column (i), (j) and (k) were deleted as they are not applicable.

(1)

Threshold level estimated payouts cannot be determined because the minimum performance level for payout under each component of the formula in the EAIP is interpolated down to a zero payout. See “Compensation Discussion and Analysis—2021 Compensation Programs—Executive Annual Incentive Plan,” above, for a complete discussion of the terms of the awards. Amounts above include only the portion of the award subject to performance metrics, constituting 70% of the annual incentive opportunity. The remaining 30% of the annual incentive opportunity is awarded based on discretionary criteria and is reflected as a bonus in column (d) of the Summary Compensation Table. The actual non-equity incentive plan portion of the awards earned in 2021 and paid in 2022 are reflected in column (g) of the Summary Compensation Table.

(2)

Share amounts represent potential performance share awards granted pursuant to the terms of the LTIP. See “Compensation Discussion and Analysis—2021 Compensation Programs—Long-Term Incentives—Performance Shares,” above, for a complete discussion of the terms of the awards. Share amounts do not include an estimate of an additional $6.2850 per share dividend equivalent also payable pursuant to the terms of the awards. Threshold level estimated future payouts assume the minimum award payable other than no payout.

(3)

Share amounts represent RSU awards with a performance threshold granted pursuant to the terms of the LTIP. See “Compensation Discussion and Analysis—2021 Compensation Programs—Long-Term Incentives—Restricted Stock Units with Performance Threshold,” above, for a complete discussion of the terms of the awards. Share amounts do not include an estimate of an additional dividend equivalent, which is based on a tiered calculation and also payable pursuant to the terms of the awards. RSU awards do not have threshold or maximum payout levels as there is only one payout level if the performance threshold is satisfied.

(4)

Amounts shown in column (l) for RSU awards represent the grant date fair value of the RSUs, which was based on a value of $49.16 per share for RSUs granted on February 24, 2021, which was the closing market price of the common stock on the grant date. The values used for RSUs are the same as those used under share-based compensation accounting guidance. The 2021 performance shares are subject to an EPS target and a ROIC performance threshold, with the total payout subject to modification based on relative TSR performance which is a market modifier under share-based compensation accounting guidance. The 2021 performance shares contain a provision in which the EPS target will not be determined until the first quarter of each year during the award period and as such, there is not a mutual understanding of the key terms and the grant date will not occur until the final EPS target has been communicated with the participants in the first quarter of 2023. Accordingly, the grant date fair value will be calculated using a Monte Carlo method to take into account the TSR market modifier in 2023. Amounts shown in column (l) for performance share awards represent the service inception date fair value of the performance shares awarded on February 24, 2021, which was based on a value of $45.99 per share which was the closing market price of the common stock on the last business day prior to the service inception date of January 1, 2021. The values used for performance share awards are not the same as those used under share-based compensation accounting guidance, and are used solely to represent the OECC’s decisions with respect to the awards.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2021

The following table includes all of the outstanding equity awards held by our NEOs at December 31, 2021:

	Stock Awards
Name	Number of Shares That Have Not Vested (#)		Market Value of Shares That Have Not Vested ($)[1]	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested ($)[1]
(a)	(g)		(h)	(i)		(j)
David H. Anderson	1,500	[3]	$73,170	58,940	[2]	$2,875,093
	1,750	[3]	85,365	1,750	[4]	85,365
	1,439	[3]	70,194	2,878	[5]	140,389
	2,528	[3]	123,316	7,584	[6]	369,948
Frank H. Burkhartsmeyer	461	[3]	22,488	23,340	[2]	1,138,525
	584	[3]	28,488	584	[4]	28,488
	600	[3]	29,268	1,200	[5]	58,536
	973	[3]	47,463	2,919	[6]	142,389
MardiLyn Saathoff	461	[3]	22,488	17,800	[2]	868,284
	511	[3]	24,927	511	[4]	24,927
	420	[3]	20,488	840	[5]	40,975
	778	[3]	37,951	2,334	[6]	113,853
Kimberly A. Heiting	338	[3]	16,488	15,450	[2]	753,651
	402	[3]	19,610	402	[4]	19,610
	360	[3]	17,561	720	[5]	35,122
	681	[3]	33,219	2,043	[6]	99,658
Justin B. Palfreyman	246	[3]	12,000	10,340	[2]	504,385
	256	[3]	12,488	256	[4]	12,488
	210	[3]	10,244	420	[5]	20,488
	487	[3]	23,756	1,461	[6]	71,268

Columns (b)-(f) were omitted as they are not applicable.

(1)	Amounts are calculated based on the price of $48.78, the closing market price for the Company’s common stock on December 31, 2021.
(2)

For both the 2020-2022 and 2021-2023 performance share awards, the share amounts include the maximum level of the awards. The actual number of performance shares issuable will be determined by the OECC at the end of the three-year performance cycles ending December 31, 2022 and 2023, respectively. Does not include an estimate for the accumulated cash dividends also payable pursuant to the terms of the awards. For a complete description of the performance objectives, see “Compensation Discussion and Analysis—2021 Compensation Programs—Long-Term Incentives—Performance Shares,” above.

(3)

Share amounts represent RSU awards with performance thresholds that were met as of December 31, 2021, and that are scheduled to vest based on continued service through March 1, 2022. The achievement of the performance threshold is reviewed and approved by the OECC after the end of each year. This amount does not include an estimate for the accumulated cash dividends also payable pursuant to the terms of the awards. For a complete description of the performance threshold, see “Compensation Discussion and Analysis—2021 Compensation Programs—Long-Term Incentives—Restricted Stock Units with Performance Threshold,” above.

(4)

Share amounts represent the remaining balance of RSUs with performance threshold awards. The remaining shares covered by each of these RSUs with a performance threshold will vest on March 1, 2023 subject in each case to achievement of the performance threshold for the immediately preceding year. This amount does not include an estimate for the accumulated cash dividends also payable pursuant to the terms of the awards.

(5)

Share amounts represent the remaining balance of RSUs with performance threshold awards. One-half of the remaining shares covered by each of these RSUs with performance threshold will vest on each of March 1, 2023 and 2024 subject in each case to achievement of the performance threshold for the immediately preceding year. This amount does not include an estimate for the accumulated cash dividends also payable pursuant to the terms of the awards.

(6)

Share amounts represent the remaining balance of RSUs with performance threshold awards. One-third of the remaining shares covered by each of these RSUs with performance threshold will vest on each of March 1, 2023, 2024 and 2025 subject in each case to achievement of the performance threshold for the immediately preceding year. This amount does not include an estimate for the accumulated cash dividends also payable pursuant to the terms of the awards.

OPTION EXERCISES AND STOCK VESTED DURING 2021

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting[1] (#)	Value Realized on Vesting[1] ($)
(a)	(b)	(c)	(d)	(e)

David H. Anderson	—	$—	18,096	$979,982

Frank H. Burkhartsmeyer	—	—	7,615	412,864

MardiLyn Saathoff	—	—	6,898	377,710

Kimberly A. Heiting	1,500	3,881	4,066	219,927

Justin B. Palfreyman	—	—	3,773	206,655
(1)

Amounts represent performance share awards and RSUs that vested during 2021. The performance shares are related to the three-year award cycle 2019-2021 and were earned but unpaid as of the fiscal year-end; the value realized is based on a price of $48.78, the closing market price for the Company’s common stock on December 31, 2021, plus dividend equivalents. The performance share award paid at 94.48% of the target level incentive based upon Company performance and strategic results. See “Compensation Discussion and Analysis—2021 Compensation Programs—Long-Term Incentives—Performance Shares,” above. The number of shares actually paid was determined by the NW Holdings OECC on February 23, 2022. The value realized includes cash for dividend equivalents of $6.2200 per share based on dividends per share paid by NW Holdings during the performance period as follows: Mr. Anderson, $76,394; Mr. Burkhartsmeyer, $25,446; Ms. Saathoff, $22,274; Ms. Heiting, $17,516; and Mr. Palfreyman, $11,109. RSUs are related to the units that vested on March 1, 2021 and the value realized is based on the closing stock price on the date preceding the payment date, March 2, 2021, or $47.80 per share, plus cash dividend equivalents which were as follows: Mr. Anderson, $26,563; Mr. Burkhartsmeyer, $19,412; Ms. Saathoff, $22,203; Ms. Heiting, $5,297; and Mr. Palfreyman, $13,446. The following RSUs included in the table above do not have a performance threshold: Mr. Burkhartsmeyer, 1,504 shares; Ms. Saathoff, 1,550 shares; and Mr. Palfreyman, 1,032 shares. Receipt of the following amounts under performance share awards and RSUs were deferred pursuant to elections under our Deferred Compensation Plan for Directors and Executives: Ms. Saathoff, 1,037 shares valued at $51,469 and $0 of dividend equivalents; and Ms. Heiting, 8 shares valued at $382 and $57 of dividend equivalents. See “Non-Qualified Deferred Compensation in 2021,” below for a discussion of the terms of this plan.

PENSION BENEFITS AS OF DECEMBER 31, 2021

Name	Age	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit[1]
David H. Anderson[2]	60	Retirement Plan for Bargaining Unit and Non-Bargaining Unit Employees	17.25	$965,734

		Supplemental Executive Retirement Plan—Tier 1	17.25	6,956,512

Frank H. Burkhartsmeyer	57	N/A	—	N/A

MardiLyn Saathoff	65	N/A	—	N/A

Kimberly A. Heiting	52	Retirement Plan for Bargaining Unit and Non-Bargaining Unit Employees	23.17	1,341,222
		Supplemental Executive Retirement Plan—Tier 2	23.17	789,666

Justin B. Palfreyman	43	N/A	—	N/A
(1)

The Present Value of Accumulated Benefit in the above table represents the actuarial present value as of December 31, 2021 of the pension benefits of the NEOs under the respective pension plans calculated based on years of service and final average compensation as of that date, but assuming retirement at the earliest age at which benefits were unreduced under the respective plans. The actuarial present value was calculated using the Pri-2012 Mortality Table and projected generationally using Scale MP-2021 and a discount rate of 2.53%, the same assumptions used in the pension benefit calculations reflected in our audited balance sheet as of December 31, 2021.

(2)	Mr. Anderson is eligible for early retirement benefits under the Retirement Plan.

Retirement Plan for Bargaining Unit and Non-Bargaining Unit Employees

The NW Natural Retirement Plan for Bargaining Unit and Non-Bargaining Unit Employees (Retirement Plan) is our subsidiary’s qualified pension plan covering certain NW Natural employees covered by a labor agreement and hired prior to January 1, 2010 as well as all regular, full-time employees not covered under a labor agreement whose employment commenced prior to January 1, 2007 (when the non-bargaining unit portion of the Retirement Plan was closed to new participants). Eligible non-bargaining unit employees commenced participation in the Retirement Plan after one year of service, and if their service continued past December 31, 2007 became 100% vested after three years of service (eligible employees whose service all occurred prior to January 1, 2008 needed five years of service to fully vest). Final average earnings for purposes of calculating benefits consist of the participant’s highest average total annual compensation for any five consecutive years in the last 10 years of employment, with total annual compensation for this purpose generally consisting of salary and annual incentive, excluding long-term incentives, amounts deferred under our non-qualified deferred compensation plans and, commencing in 2010 as provided in a Retirement Plan amendment approved in 2009, annual incentive payments in excess of target. In addition, as of December 31, 2021, the Internal Revenue Code limited the amount of annual compensation considered for purposes of calculating benefits under the Retirement Plan to $290,000.

A normal retirement benefit is payable upon retirement at or after age 62 and consists of (a) an annuity benefit equal to 1.8% of final average earnings for each of the participant’s first 10 years of service, and (b) a lump sum benefit equal to 7.5% of final average earnings for each year of service in excess of 10 years. In addition, for participants hired before January 1, 2000 and under age 60 on that date, a supplemental annuity is provided under the Retirement Plan equal to the participant’s total years of service multiplied by the sum of (x) a varying percentage (based on the participant’s hire age and age on January 1, 2000) of total final average earnings, and (y) 0.425% of the excess of final average earnings over an amount referred to as Covered Compensation, which generally consists of the average of the Social Security maximum taxable wage bases over the 35 years preceding the participant’s retirement.

Employees who have attained age 55, if age plus accredited years of service totals 70 or more, are eligible for early retirement benefits. Annuity benefits are reduced by 0.333% per month (4% per year) for each month that the benefit commencement date precedes age 62, with such benefit reduction increased to 0.5% per month (6% per year) for each month the benefit commencement date precedes age 60. The lump sum benefit is not subject to reduction on early retirement. At December 31, 2021, Mr. Anderson was eligible for early retirement benefits under the Retirement Plan.

The basic benefit form for annuity benefits is a monthly single life annuity. The participant may choose among different annuity forms that are the actuarial equivalent of the basic benefit.

Supplemental Executive Retirement Plan

The Supplemental Executive Retirement Plan (SERP) is a non-qualified pension plan providing supplemental retirement benefits to persons who become eligible executive officers after September 1, 2004, including Mr. Anderson and Ms. Heiting. The SERP is divided into two tiers, with persons who became eligible executive officers between September 1, 2004 and December 1, 2006 (Mr. Anderson) being participants in SERP Tier 1, and persons who are eligible for the Retirement Plan and who became eligible executive officers after December 1, 2006 (Ms. Heiting) being participants in SERP Tier 2. Participants must complete five years of service before becoming 100% vested in SERP benefits. The SERP was closed to new participants effective July 31, 2019.

SERP Tier 1

Under SERP Tier 1, a target lump sum retirement benefit is determined for each participant, which is then reduced by the lump sum actuarial equivalent of the participant’s Retirement Plan benefit and Social Security benefit, in each case valued as of and assuming commencement at age 65. Final average pay for purposes of calculating SERP Tier 1 benefits generally consists of the participant’s highest average salary and annual incentive for any five consecutive compensation years in the last 10 years of employment. To help control the cost of future benefits under the SERP, the Board authorized SERP amendments in 2009 to provide that, commencing with annual incentives paid for 2010 performance, annual incentive compensation in excess of 125% of target is excluded from the calculation of final average pay.

The target lump sum retirement benefit is equal to 40% of final average pay for each of the participant’s first 15 years of service, resulting in a maximum target benefit of six times final average pay after 15 years of service. A normal retirement benefit equal to the target benefit reduced by the lump sum actuarial equivalents of Retirement Plan and Social Security benefits, as discussed above, is payable as a lump sum upon retirement at or after age 60. Upon termination of employment at any time after becoming vested, a participant will receive a termination benefit equal to the SERP Tier 1 normal retirement benefit reduced by 0.4166% per month (5% per year) for each month that termination of employment precedes age 60, up to a maximum reduction of 25% for termination at age 55 or below. Participants may choose among different annuity forms that are the actuarial equivalent of the basic lump sum benefit.

SERP Tier 2

As discussed above, final average earnings for purposes of calculating benefits under the Retirement Plan excludes amounts of compensation over a limit ($290,000 in 2021) imposed by the Internal Revenue Code. SERP Tier 2 provides a make-up benefit calculated using the Retirement Plan formula (see “Retirement Plan for Bargaining Unit and Non-Bargaining Unit Employees,” above) without applying this limit. Accordingly, benefits under SERP Tier 2 are equal to (a) the benefits that would be calculated under the Retirement Plan if compensation taken into account when determining final average earnings was not limited by the Internal Revenue Code and did not exclude amounts deferred under the DCP, minus (b) the actual Retirement Plan benefits. SERP Tier 2 benefits are generally payable in the same form and for the same period of time as the annuity payable under the Retirement Plan, subject to certain requirements for the timing of commencement of benefits.

NON-QUALIFIED DEFERRED COMPENSATION IN 2021

Name	Plan Name	Executive Contributions in 2021[1]	NW Natural Contributions in 2021[1]	Aggregate Earnings (Losses) in 2021[1]	Aggregate Withdrawals/ Distributions in 2021	Aggregate Balance at 12/31/2021[1]
David H. Anderson	DCP	$188,269	$60,194	$100,740	$243,057	$1,819,348
Frank H. Burkhartsmeyer	DCP	—	22,890	1,696	—	80,378
MardiLyn Saathoff	DCP	46,758	16,770	52,419	—	844,372
Kimberly A. Heiting	DCP	437	—	4,352	—	140,415
Justin B. Palfreyman	DCP	—	10,734	844	—	39,359

(1)

All amounts reported in the Executive Contributions and NW Natural Contributions columns are also included in amounts reported in the Summary Compensation Table above for either 2020 or 2021. The portion of the amounts reported in the Aggregate Earnings column that represents above-market earnings is included in column (h) of the Summary Compensation Table, and the amount of above-market earnings for each NEO is set forth in footnote 3 to that table. Of the amounts reported in the Aggregate Balance column, the following amounts have been reported in the Summary Compensation Tables in this Proxy Statement or in prior year proxy statements: Mr. Anderson, $1,819,348; Mr. Burkhartsmeyer, $78,154; Ms. Saathoff, $577,838; Ms. Heiting, $60,084 and Mr. Palfreyman, $29,306. Amounts not previously reported consist of market-rate earnings on amounts deferred and amounts deferred before designation as a NEO. Amounts previously reported as described in this footnote have been reduced by amounts distributed such that no amount in this footnote will exceed the amount in the Aggregate Balance column.

Non-Qualified Deferred Compensation Plans in 2021

Our subsidiary, NW Natural, currently maintains the DCP, under which all deferred contributions in 2021 were made.

Participants in the DCP may elect in advance to defer up to 50% of their salaries, up to 100% of their annual incentives, and up to 100% of performance share and restricted stock unit awards under our LTIP. NW Natural makes matching contributions each year equal to: (a) 60% of the lesser of the participant’s salary and annual incentive deferred during the year under both the DCP and our 401(k) Plan or 8% of the participant’s total salary and annual incentive for the year, reduced by (b) the maximum matching contribution we would have made under our 401(k) Plan if the participant had fully participated in that plan. For participants hired after December 31, 2006, we make enhanced contributions each year equal to 5% of the greater of: (a) the participant’s salary and annual incentive deferred during the year under the DCP, or (b) the excess of the participant’s total salary and annual incentive received during the year over the limit ($290,000 in 2021) imposed by the Internal Revenue Code on compensation that may be considered in calculating the corresponding enhanced contributions under our 401(k) Plan.

All amounts deferred under the DCP have been or will be credited to either a “stock account” or a “cash account.” Deferrals of compensation payable in cash are made to cash accounts and deferrals of compensation payable in our common stock are made to stock accounts. Transfers from a cash account to a stock account are permitted, but not vice-versa. Stock accounts represent a right to receive shares of our common stock on a deferred basis, and are credited with additional shares based on the deemed reinvestment of dividends. The average annual rate of earnings on stock accounts over the five years ending December 31, 2021 was approximately -0.84% and in 2021 was approximately 10.31%, in each case representing the total shareholder return of our common stock annualized, assuming dividend reinvestment. Cash accounts under the DCP are credited quarterly with interest at a rate equal to Moody’s Average Corporate Bond Yield. The average quarterly interest rate paid on cash accounts in 2021 was 3.00%.

Participants make elections regarding distributions of their accounts at the time they elect to defer compensation, and have limited rights to change these payment elections. Distributions may commence on a predetermined date while still employed or upon termination of employment, and may be made in a lump sum or in annual installments over five, ten or fifteen years. Hardship withdrawals are permitted under the DCP.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Change in Control Compensation

Our subsidiary, NW Natural, has agreed to provide certain benefits to the NEOs upon a “change in control” of NW Natural or NW Holdings, although certain of the benefits are only payable if the NEO’s employment is terminated without “cause” or by the officer for “good reason” within 24 months after the change in control. In NW Natural’s and NW Holdings’ plans and agreements, “change in control” is generally defined to include:

•	the acquisition by any person of 20% or more of NW Holdings common stock outstanding;
•	the nomination (and subsequent election) of a majority of NW Holdings’ directors by persons other than the incumbent directors; and
•

the consummation of a sale of all or substantially all of NW Holdings’ or NW Natural’s assets, an acquisition of NW Holdings through a merger or share exchange, or an acquisition of more than 50% of the voting securities of NW Natural through a merger, share exchange, or other transaction.

In our plans and agreements, “cause” generally includes willful and continued failure to substantially perform assigned duties or willfully engaging in illegal conduct injurious to NW Natural, and “good reason” generally includes a change in position or responsibilities (that does not represent a promotion), a decrease in compensation, or a home office relocation of over 30 miles.

The following table shows the estimated change in control benefits that would have been payable to the NEOs if (i) a change in control had occurred on December 31, 2021, and (ii) each officer’s employment was terminated on that date either by us without “cause” or by the officer with “good reason.”

Name	Cash Severance Benefit[1]	Insurance Continuation[2]	Restricted Stock Unit Acceleration[3]	Performance Share Acceleration[4]	Present Value of SERP Enhancements[5]	Total[6]
David H. Anderson	$3,716,667	$43,490	$957,829	$692,722	$—	$5,410,708
Frank H. Burkhartsmeyer	1,492,333	57,760	360,350	150,041	—	2,060,484
MardiLyn Saathoff	1,265,333	21,477	288,628	111,580	—	1,687,018
Kimberly A. Heiting	1,083,000	34,425	243,560	96,596	161,781	1,619,362
Justin B. Palfreyman	1,001,333	55,877	164,294	62,416	—	1,283,920

(1)

Cash Severance Benefit. Each NEO has entered into a change in control agreement providing for, among other things, cash severance benefits payable if the NEO’s employment is terminated by us without “cause” or by the officer for “good reason” within 24 months after a change in control. The cash severance benefit for each NEO is equal to two times (two and a half times for Mr. Anderson) the sum of final annual salary plus average annual incentive for the last three years (annualized for annual incentives paid for partial years). These amounts are payable in a lump sum within five days after termination. Under the severance agreements, if any payments to a NEO in connection with a change in control would be subject to the 20% excise tax on “excess parachute payments” as defined in Section 280G of the Internal Revenue Code, then, if it would result in a greater net after-tax benefit for the officer to have the payments that would otherwise be made reduced by the amount necessary to prevent them from being “parachute payments,” then the officer will be paid such reduced benefits. No amounts in the above table under Cash Severance Benefit have been reduced in accordance with this provision.

(2)

Insurance Continuation. If cash severance benefits are triggered, the severance agreements also provide for the continuation of life and health insurance benefits for two years following termination of employment, but not to the extent similar benefits are provided by a subsequent employer. The amounts in the table above represent the present value of two years’ of monthly life and health insurance benefit payments at the rates paid by us for each NEO as of December 31, 2021. Under the severance agreements, if any payments to a NEO in connection with a change in control would be subject to the 20% excise tax on “excess parachute payments” as defined in Section 280G of the Internal Revenue Code, then, if it would result in a greater net after-tax benefit for the officer to have the payments that would otherwise be made reduced by the amount necessary to prevent them from being “parachute payments,” then the officer will be paid such reduced benefits. No amounts in the above table under Insurance Continuation have been reduced in accordance with this provision.

(3)

Restricted Stock Unit Acceleration. As of December 31, 2021, each NEO held outstanding unvested RSUs as listed in the “Outstanding Equity Awards” table above. The RSU award agreements state that if cash severance benefits are triggered under the severance agreements, all outstanding unvested RSUs will immediately vest. The amounts in the table above represent the number of unvested RSUs as of December 31, 2021 multiplied by a stock price of $48.78 per share, which was the closing price of our common stock on the last trading day of 2021, plus an amount for each RSU equal to the dividends paid per share during the period the RSU was outstanding.

(4)

Performance Share Acceleration. As described above under the “Grants of Plan-Based Awards During 2021” table and “Compensation Discussion and Analysis—2021 Compensation Programs—Long-Term Incentives—Performance Shares,” we granted performance share awards to the NEOs in 2021 under which shares of our common stock (plus accumulated cash dividends) will be issued to them based on our performance over the years 2021 to 2023. We made similar awards to the NEOs in 2020 for performance over the years 2020 to 2022. The agreements for the performance share awards granted in 2020 and 2021 state that if cash severance benefits are triggered under the severance agreements, we must immediately issue a pro-rata portion of the target award amount based on the portion of the award period completed prior to termination of employment. The amounts in the table above represent the number of shares that would have been issued under the awards, multiplied by a stock price of $48.78 per share, which was the closing price of our common stock on the last trading day of 2021, plus an amount equal to the dividends paid per share during the applicable award periods through December 31, 2021.

(5)

Present Value of SERP Enhancements. As discussed above in the text accompanying the “Pension Benefits” table, Mr. Anderson is a participant in the SERP Tier 1, which generally provides for a lump sum benefit payable six months after termination of employment. If a SERP Tier 1 participant’s employment is terminated by us without “cause” or by the participant for “good reason” within 24 months after a change in control, the SERP Tier 1 participant will receive three additional years of service for purposes of calculating their SERP Tier 1 benefit. Mr. Anderson has already accrued over 15 years of service, the number of years of service at which benefits for SERP Tier I participants under this plan are no longer subject to proration at termination. As a result, there is no excess for the SERP benefit he would receive following a change in control over the SERP benefit he would have received if employment had terminated absent a change in control on December 31, 2021. As discussed above in the text accompanying the “Pension Benefits” table, Ms. Heiting is a participant in the SERP Tier 2, which generally provides for a lifetime supplemental pension benefit payable by us following retirement. If the employment of any SERP Tier 2 participant is terminated by us without “cause” or by the participant for “good reason” within 24 months after a change in control, the SERP Tier 2 participant will receive three additional years of service for purposes of calculating his or her SERP Tier 2 benefit. The amount for Ms. Heiting in the table above represents the excess of the present value of annual SERP Tier 2 benefit she would receive on termination following a change in control over the present value annual SERP Tier 2 benefit she would have received if her employment had terminated absent a change in control on December 31, 2021.

(6)	Total. Amounts in this column equal the sum of the amounts in the five columns to its left.

Other Benefits Triggered on Certain Employment Terminations

When Mr. Burkhartsmeyer was hired, effective May 17, 2017, NW Natural entered into a severance agreement with him that provides the following severance benefits if his employment is terminated without cause: 100% of his base salary for a termination without cause during the year ending May 17, 2018, decreasing to 80% of base salary for a termination in the year ending May 17, 2019, 60% for a termination in the year ending May 17, 2020, 40% for a termination in the year ending May 17, 2021, 20% for a termination in the year ending May 17, 2022, and 0% thereafter. If Mr. Burkhartsmeyer’s employment had been terminated without cause on December 31, 2021, he would have been entitled to a payment of $99,100 under this agreement. In late 2016, the OECC approved a similar agreement of this nature with Mr. Anderson as the incoming Chief Executive Officer. This agreement provided that potential non-change-in-control severance payments would decline annually, and expired as of August 1, 2021.

As of December 31, 2021, each NEO held outstanding unvested RSUs with performance threshold as listed in the “Outstanding Equity Awards at December 31, 2021” table above. The RSU award agreements generally require the officer to be employed by us on the applicable vesting dates to receive RSU payouts, but the agreements also provide that if employment terminates earlier as a result of death or disability, or when the officer is eligible for normal or early retirement under our Retirement Plan and at least one year has elapsed since the grant date of the RSU, the officer will nevertheless receive 100% of each scheduled RSU payout if the performance threshold is satisfied for the applicable year. Assuming achievement of the performance threshold for all years, the estimated value of the RSU payouts, based on a stock price of $48.78 per share (which was the closing price of our common stock on the last trading day of 2021) and continuation of quarterly dividends on our common stock at the current rate, each NEO would be entitled to receive on death or disability, as of December 31, 2021 would be: Mr. Anderson, $973,253; Mr. Burkhartsmeyer, $365,402; Ms. Saathoff, $293,187; Ms. Heiting, $247,087; and Mr. Palfreyman, $166,615. As of December 31, 2021, Mr. Anderson was, and Ms. Saathoff would have been if she were a participant in the Retirement Plan, eligible for normal or early retirement under the Retirement Plan. Based on the same assumptions, the estimated value of the RSU payouts that Mr. Anderson and Ms. Saathoff would be entitled to receive on retirement as of December 31, 2021 would be: Mr. Anderson, $479,990 and Ms. Saathoff, $141,384.

As described above under “Grants of Plan-Based Awards During 2021” table and “Compensation Discussion and Analysis—2021 Compensation Programs—Long-Term Incentives—Performance Shares,” we granted performance share awards to the NEOs in February 2021 under which shares of our common stock (plus accumulated cash dividends) will be issued to them based on our performance over the years 2021-2023. We made similar awards to the NEOs in February 2020 for performance over the years 2020-2022. The award agreements generally require the officer to be employed by NW Natural on the last day of the performance period to receive an award payout, but the award agreements for these awards provide that if employment terminates earlier as a result of death, disability, or retirement after reaching age 60 the officer will be entitled to a pro-rated award payout. For awards granted in 2020 and 2021, the pro-rated payout on retirement only applies if at least one year has elapsed since the grant date of the award. Accordingly, if any NEO had terminated employment on December 31, 2021 as a result of death or disability, his or her target award for the 2020-2022 performance period would have been reduced to two-thirds of the original target award reflecting employment for two years of the three-year performance period, his or her target award for the 2021-2023 performance period would have been reduced to one-third the original target reflecting employment for one year of the three-year performance period, and then he or she would receive payouts under these adjusted awards at the end of the applicable performance periods based on our actual performance against the performance goals. Assuming achievement of target performance levels, the estimated value of the pro-rated award payouts, based on a stock price of $48.78 per share (which was the closing price of our common stock on the last trading day of 2021) and continuation of quarterly dividends for the remainder of the performance period on our common stock at the current rate, for each NEO would be: Mr. Anderson, $730,607; Mr. Burkhartsmeyer, $293,264; Ms. Saathoff, $218,672; Ms. Heiting, $189,109; and Mr. Palfreyman, $122,431. As of December 31, 2021, Mr. Anderson and Ms. Saathoff were over age 60 and eligible for retirement. Based on the same assumptions, the estimated value of the award payouts for the 2020-2022 performance period that Mr. Anderson and Ms. Saathoff would be entitled to receive if retired as of December 31, 2021 would be $389,037 and $113,545, respectively.

NON-EMPLOYEE DIRECTOR COMPENSATION IN 2021

Name	Fees Earned or Paid in Cash ($)[1]	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)[2]	Total ($)
(a)	(b)	(f)	(h)

Timothy P. Boyle	$169,650[3]	$—	$169,650

John D. Carter	89,750[4]	—	89,750

Monica Enand	175,650[5]	1,444	177,094

C. Scott Gibson	238,125[6]	1,725	239,850

Tod R. Hamachek	87,750[7]	48,857	136,607

Karen Lee	181,000[8]	275	181,275

Hon. Dave McCurdy	180,150[9]	56	180,206

Nathan I. Partain	180,150[10]	62	180,212

Jane L. Peverett	201,700[11]	—	201,700

Kenneth Thrasher	217,150[12]	—	217,150

Malia H. Wasson	245,219[13]	58	245,277

Charles A. Wilhoite	197,650[14]	235	197,885
Columns	(c), (d), (e) and (g) were deleted as they are not applicable in 2021. See “Director Fees and Arrangements,” below.
(1)

Amounts in column (b) represent cash compensation earned in 2021 for service as a director of NW Holdings and NW Natural, including any amounts deferred at the director’s election pursuant to the terms of the Deferred Compensation Plan for Directors and Executives.

(2)

Amounts in column (f) represent above-market interest credited to the directors’ accounts under the Directors Deferred Compensation Plan and the DCP during 2021. For this purpose, interest credited is considered above-market to the extent such interest exceeds 120% of the average of the applicable long-term federal rates for the twelve months corresponding to the period for which market yield information is obtained to calculate interest crediting rates under the non-qualified deferred compensation plans.

(3)	Represents fees of $152,550 and $17,100 for fees earned for service as a director of NW Natural and NW Holdings, respectively.
(4)	Represents fees of $80,775 and $8,975 for service as a director of NW Natural and NW Holdings, respectively. Mr. Carter retired from the Board effective May 27, 2021.
(5)	Represents fees of $157,950 and $17,700 earned for service as a director of NW Natural and NW Holdings, respectively.
(6)	Represents fees of $214,313 and $23,812 earned for service as a director of NW Natural and NW Holdings, respectively. Mr. Gibson retired from the Board effective December 31, 2021.
(7)	Represents fees of $78,975 and $8,775 earned for service as a director of NW Natural and NW Holdings, respectively. Mr. Hamachek retired from the Board effective May 27, 2021.
(8)	Represents fees of $162,900 and $18,100 earned for service as a director of NW Natural and NW Holdings, respectively.
(9)	Represents fees of $162,000 and $18,150 earned for service as a director of NW Natural and NW Holdings, respectively.
(10)	Represents fees of $162,000 and $18,150 earned for service as a director of NW Natural and NW Holdings, respectively.
(11)	Represents fees of $181,125 and $20,575 earned for service as a director of NW Natural and NW Holdings, respectively.
(12)	Represents fees of $195,300 and $21,850 earned for service as a director of NW Natural and NW Holdings, respectively.
(13)	Represents fees of $220,562 and $24,657 earned for service as a director of NW Natural and NW Holdings, respectively.
(14)	Represents fees of $177,750 and $19,900 earned for service as a director of NW Natural and NW Holdings, respectively.

Non-Employee Director Compensation Philosophy

Each member of the Board of Directors of NW Holdings also serves as a member of the Board of Directors of NW Natural. Compensation is paid separately by NW Holdings and NW Natural for service on each respective board of directors, commensurate with the relative obligations and responsibilities associated with each entity, but compensation is considered together for purposes of determining the overall compensation appropriate for the members of both boards of directors.

The OECC’s compensation philosophy for non-employee members of the Board is designed to attract and retain high performing directors who will perform in the best interest of shareholders. The OECC targets the compensation of Board members, when considered on an aggregate basis for service on the Board of Directors of NW Holdings and NW Natural, to be aligned near the middle of the market (50th percentile) for 18 peer companies. The OECC reviews Board compensation annually and recommends adjustments to compensation as necessary. The Consultant who assists the OECC with executive compensation also provides competitive market data for Board compensation.

While the components of compensation have evolved over the years, the pay components for 2021 consisted of a cash retainer, a separate cash retainer for each committee on which a director serves, a separate cash retainer for serving as Chair or Vice-Chair of the Board or Chair of a committee of the Board, and cash meeting fees for those meetings exceeding regularly scheduled meetings, beginning with the second unscheduled meeting.

The Board has adopted stock ownership guidelines that require directors to own NW Holdings shares valued at least $400,000 within five years of joining the Board, including amounts deferred pursuant to the plans described below. The OECC last reviewed the progress of the directors in achieving these stock ownership objectives in February 2022 and concluded that all of the directors have achieved, or are making adequate progress toward achieving, the stock ownership goals.

Director Fees and Arrangements

Fees Earned in 2021

The compensation terms for non-employee members of the Board of Directors of NW Holdings for the period from January 1, 2021 to December 31, 2021 are described below:

NW Holdings

Annual Cash Retainer	$16,500	[1]

Extra Annual Cash Retainer for Audit Committee Chair	1,500	[2]

Extra Annual Cash Retainer for OECC Chair	1,250	[3]

Extra Annual Cash Retainer for Finance Committee Chair	1,000	[4]

Extra Annual Cash Retainer for Governance Committee Chair	1,000	[5]

Extra Annual Cash Retainer for Public Affairs and Environmental Policy Committee Chair	750	[6]

Extra Annual Cash Retainer for Chair of the Board	9,000	[7]

Extra Annual Cash Retainer for Vice Chair of the Board	5,000

Extra Annual Cash Retainer for Audit Committee Members	1,000

Extra Annual Cash Retainer for OECC Members	750	[8]

Extra Annual Cash Retainer for Finance Committee Members	450	[9]

Extra Annual Cash Retainer for Governance Committee Members	750

Extra Annual Retainer for Public Affairs and Environmental Policy Committee Members	300	[10]

Extra Board/Committee Meeting Fees	150	[11]
(1)	Effective January 1, 2022, the annual cash retainer increased to $18,000.
(2)	Effective January 1, 2022, the annual cash retainer for the Audit Committee Chair increased to $1,600.
(3)	Effective January 1, 2022, the annual cash retainer for the OECC Chair increased to $1,600.
(4)	Effective January 1, 2022, the annual cash retainer for the Finance Committee Chair increased to $1,400.

(5)	Effective January 1, 2022, the annual cash retainer for the Governance Committee Chair increased to $1,400.
(6)	Effective January 1, 2022, the annual cash retainer for the Public Affairs and Environmental Policy Committee Chair increased to $1,400.
(7)	Effective January 1, 2022, the annual cash retainer for the Chair of the Board increased to $10,000.
(8)	Effective January 1, 2022, the annual cash retainer for OECC members increased to $1,000.
(9)	Effective January 1, 2022, the annual cash retainer for Finance Committee members increased to $750.
(10)	Effective January 1, 2022, the annual cash retainer for Public Affairs and Environmental Policy Committee members increased to $750.
(11)	Meeting fees will be paid for those meetings exceeding regularly scheduled meetings beginning with the second unscheduled meeting.

NW Natural

Annual Cash Retainer	$148,500	[1]

Extra Annual Cash Retainer for Audit Committee Chair	13,500	[2]

Extra Annual Cash Retainer for OECC Chair	11,250	[3]

Extra Annual Cash Retainer for Finance Committee Chair	9,000	[4]

Extra Annual Cash Retainer for Governance Committee Chair	9,000	[5]

Extra Annual Cash Retainer for Public Affairs and Environmental Policy Committee Chair	6,750	[6]

Extra Annual Cash Retainer for Chair of the Board	81,000	[7]

Extra Annual Cash Retainer for Vice Chair of the Board	45,000

Extra Annual Cash Retainer for Audit Committee Members	9,000

Extra Annual Cash Retainer for OECC Members	6,750	[8]

Extra Annual Cash Retainer for Finance Committee Members	4,050	[9]

Extra Annual Cash Retainer for Governance Committee Members	6,750

Extra Annual Retainer for Public Affairs and Environmental Policy Committee Members	2,700	[10]

Extra Board/Committee Meeting Fees	1,350	[11]
(1)	Effective January 1, 2022, the annual cash retainer increased to $162,000.
(2)	Effective January 1, 2022, the annual cash retainer for the Audit Committee Chair increased to $14,400.
(3)	Effective January 1, 2022, the annual cash retainer for the OECC Chair increased to $14,400.
(4)	Effective January 1, 2022, the annual cash retainer for the Finance Committee Chair increased to $12,600.
(5)	Effective January 1, 2022, the annual cash retainer for the Governance Committee Chair increased to $12,600.
(6)	Effective January 1, 2022, the annual cash retainer for the Public Affairs and Environmental Policy Committee Chair increased to $12,600.
(7)	Effective January 1, 2022, the annual cash retainer for the Chair of the Board increased to $90,000.
(8)	Effective January 1, 2022, the annual cash retainer for OECC members increased to $9,000.
(9)	Effective January 1, 2022, the annual cash retainer for Finance Committee members increased to $6,750.
(10)	Effective January 1, 2022, the annual cash retainer for Public Affairs and Environmental Policy Committee members increased to $6,750.
(11)	Meeting fees will be paid for those meetings exceeding regularly scheduled meetings beginning with the second unscheduled meeting.

Deferred Compensation Plans

Directors Deferred Compensation Plan

Prior to January 1, 2005, directors could elect to defer the receipt of all or a part of their directors’ compensation (cash or stock retainers and meeting fees) under NW Natural’s non-qualified Directors Deferred Compensation Plan (DDCP). At the director’s election, deferred amounts were credited to either a “cash account” or a “stock account.” If deferred amounts were credited to stock accounts, such accounts were credited with a number of shares based on the purchase price of our common stock on the next purchase date under our Dividend Reinvestment and Direct Stock Purchase Plan, and such accounts were credited with additional shares based on the deemed reinvestment of dividends. Cash accounts are credited quarterly with interest at a rate equal to Moody’s Average Corporate Bond Yield. The rate is adjusted quarterly. At the election of the participant, deferred balances in the stock and/or cash accounts are payable after termination of Board service in a lump sum, in installments over a period not to exceed 10 years, or in a combination of lump sum and installments.

In November 2004, the Board approved an amendment to the DDCP partially terminating the plan so that no deferrals would be made to the plan after December 31, 2004. All amounts deferred into the plan prior to December 31, 2004 remained in the plan and all other provisions of the DDCP remain in effect.

Deferred Compensation Plan for Directors and Executives

In January 2005, the Deferred Compensation Plan for Directors and Executives (DCP) replaced the existing DDCP as the vehicle for non-qualified deferral of compensation by directors. See “Non-Qualified Deferred Compensation Plans in 2021,” above. The obligation of NW Natural to pay deferred compensation in accordance with the terms of the DCP will generally become due on a predetermined date during a participant’s service if elected by such participant or on retirement, death, or other termination of service, and will be paid in a lump sum or in installments of five, ten or fifteen years as elected by the participant in accordance with the terms of the DCP. The right of each participant in the DCP is that of one of NW Natural’s general, unsecured creditors. Directors and executives of NW Holdings or NW Natural are eligible to participate in the DCP.

Director Perquisites and Other Compensation

We do not provide perquisites to our directors other than nominal value and no director received perquisites at or exceeding a total value of $10,000 in 2021.

2021 AND 2020 AUDIT FIRM FEES

The following table shows the consolidated fees and expenses NW Holdings and subsidiaries paid or accrued for the integrated audits of its consolidated financial statements and other services provided by our independent registered public accounting firm, PricewaterhouseCoopers LLP, for fiscal years 2021 and 2020:

	2021	2020
Audit Fees	$1,693,000	$1,390,550
Audit-Related Fees	219,763	44,250
Tax Fees	27,500	28,000
All Other Fees	4,150	2,700

Total	$1,944,413	$1,465,500

Audit Fees

This category includes fees and expenses for services rendered for the integrated audit of the consolidated financial statements included in the Annual Report on Form 10-K and the review of the quarterly financial statements included in the Quarterly Reports on Form 10-Q for NW Holdings and its subsidiaries. The integrated audit includes the review of our internal control over financial reporting in compliance with Section 404 of the Sarbanes-Oxley Act of 2002 (Sarbanes-Oxley Act). In addition, amounts include fees for services routinely provided by the auditor in connection with regulatory filings, including issuance of consents and comfort letters relating to the registration of securities and assistance with the review of documents filed with the SEC.

Audit-Related Fees

This category includes fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and internal control over financial reporting, including fees and expenses related to consultations for financial accounting and reporting fees for U.S. Environmental Protection Agency assurance letters, and fees for system pre-implementation assessments.

Tax Fees

This category includes fees for tax compliance, and review services rendered for NW Holdings’ or its subsidiaries’ income tax returns.

All Other Fees

This category relates to services other than those described above. The amount reflects payments for accounting research tools in each of 2021 and 2020.

Pre-Approval Policy for Audit and Non-Audit Services

The Audit Committee of NW Holdings approved or ratified 100% of 2021 and 2020 services for audit, audit-related, tax services and all other fees, including audit services relating to compliance with Section 404 of the Sarbanes-Oxley Act. The Chair of the Audit Committee is authorized to pre-approve non-audit services between meetings of the Audit Committee and must report such approvals at the next Audit Committee meeting. See “Report of the Audit Committee,” below.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors (Committee) is responsible for providing independent, objective oversight of NW Holdings’ accounting and auditing functions, financial reporting and internal control over financial reporting. The Committee is solely responsible for the engagement of the independent registered public accounting firm on behalf of NW Holdings, and the independent registered public accounting firm reports to the Committee. The Committee acts under a written charter to ensure compliance with applicable laws and regulations. The charter is reviewed annually by the Committee and is available on NW Holdings’ website at www.nwnaturalholdings.com. Each of the members of the Committee is independent as defined by current New York Stock Exchange listing standards and NW Holdings’ Director Independence Standards. The Board of Directors has designated each of Ms. Peverett and Mr. Thrasher as an “audit committee financial expert”.

The Committee, in accordance with its written charter, oversees the quality and integrity of NW Holdings’ accounting, auditing and financial reporting practices. During fiscal 2021, the Committee discussed the interim financial information in each of the quarterly reports of NW Holdings to the Securities and Exchange Commission (SEC) in meetings with the President and Chief Executive Officer, the Senior Vice President and Chief Financial Officer, the Vice President, Controller, Treasurer and Chief Accounting Officer, and PricewaterhouseCoopers LLP, the independent registered public accounting firm for NW Holdings, prior to filing them with the SEC. In addition, the Chair of the Committee and available Committee members review each quarterly earnings press release of NW Holdings before its dissemination.

During 2021, the Committee reviewed disclosure controls and procedures designed to ensure the continuing integrity of the financial reports and executive compensation disclosure of NW Holdings. The Committee provided regular oversight of the assessment of internal control over financial reporting in compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

In fulfilling its responsibilities, the Committee has reviewed and discussed the audited financial statements contained in NW Holdings’ Annual Report on Form 10-K for the year ended December 31, 2021 with NW Holdings’ management and the independent auditor. As part of its review, the Committee discussed NW Holdings’ critical accounting policies and matters of judgment and estimates used in the preparation of the financial statements included in NW Holdings’ 2021 Annual Report on Form 10-K. In addition, the Committee discussed with the independent auditor those matters required to be discussed by Statement on Auditing Standard No. 1301, Communications with Audit Committees, including critical audit matters.

In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent auditor written disclosures and the letters required by applicable requirements of the Public Company Accounting Oversight Board (PCAOB) regarding the independent auditor’s communications with the Committee concerning independence, and has discussed with the independent auditor its independence. In this regard, the Committee considered whether or not the provision of non-audit services by the independent audit firm for the year ended December 31, 2021 is compatible with maintaining the independence of the firm and determined that none of the services provided to NW Holdings or its subsidiaries impacted a finding of independence. In addition, for the year ended December 31, 2021, the Committee reviewed the performance of its independent auditor, PricewaterhouseCoopers LLP. Based upon the Committee’s assessment and satisfaction with the services provided, the Committee determined it was in NW Holdings’ best interest to continue its engagement of PricewaterhouseCoopers LLP.

In February 2021, the Audit Committee of NW Holdings pre-approved certain non-audit services performed by NW Holdings’ independent auditor and affirmed its procedure for the pre-approval of any future non-audit services performed by its independent auditor. On February 24, 2022, the Audit Committee of NW Holdings pre-approved specific services to be performed by the independent auditor in 2022, including audit, audit-related and tax services, and established its procedure for pre-approval of all other services to be performed by the independent auditor in 2022. The Committee determined that:

•	for proposed non-audit services, management will submit to the Committee a list of non-audit services that it recommends the Committee engage the independent auditor to provide;
•	the Committee will review and consider for approval the list of permissible non-audit services and the budget for such services;
•	management will routinely inform the Committee regarding the non-audit services actually provided by the independent auditor pursuant to this pre-approval process; and
•	the Director of Internal Auditing will be responsible for reporting at least annually to the Committee all independent auditor fees and the pre-approved budget for such services.

The Chair of the Committee is authorized to pre-approve non-audit services between meetings of the Committee and must report such approvals at the next Committee meeting.

The Committee also discussed with the independent auditor any relationships that may impact its objectivity and independence and satisfied itself as to the auditor’s independence. The Committee also completed its annual assessment of the independent auditor’s and internal auditors’ performance. The Committee discussed with management and the internal auditors the quality, adequacy and effectiveness of NW Holdings’ internal control over financial reporting, and the organization, responsibilities, budget and staffing of the internal audit function. The Committee reviewed with the independent auditor any significant matters regarding NW Holdings’ internal control over financial reporting that had come to their attention during the conduct of their audit. The Committee reviewed with both the independent auditor and the internal auditors their respective audit plans, audit scopes and identification of audit risks.

The Committee, in reliance on the reviews and discussions referred to above, recommended to the Board of Directors (and the Board has approved and directed) that the audited consolidated financial statements be included in Northwest Natural Holding Company’s Annual Report on Form 10-K for the year ended December 31, 2021, for filing with the SEC.

Respectfully submitted to the Board of Directors on February 24, 2022 by the Audit Committee:

Jane L. Peverett, Chair	Sandra McDonough
Karen Lee	Kenneth Thrasher

PROPOSAL 2—PROPOSED AMENDMENTS TO EMPLOYEE STOCK PURCHASE PLAN

In 1967, the Board of Directors of NW Natural, as predecessor of NW Holdings, adopted and the shareholders approved the NW Natural Employee Stock Purchase Plan. NW Holdings subsequently adopted and assumed the NW Natural Employee Stock Purchase Plan, as amended and restated into the NW Holdings Employee Stock Purchase Plan (the ESPP), in connection with reorganizing into a holding company structure in October 2018. A total of 1,200,000 shares of the Company’s common stock, including shares of NW Natural’s common stock issued under the ESPP prior to its assumption by the Company, have been reserved for issuance under the ESPP since inception. Taking into account subscriptions for 2022, at December 31, 2021, only 118,747 shares were available for future issuance under the ESPP.

On February 24, 2022, the Board of Directors adopted, subject to shareholder approval, amendments to the ESPP that would (i) increase the number of shares authorized to be issued under the ESPP by 200,000 shares, from 1,200,000 to 1,400,000 shares; and (ii) remove the six-month waiting period before an employee is eligible to participate in the ESPP.

The purposes of the ESPP are to encourage employees to become shareholders in the Company, to stimulate increased interest on their part in the affairs of the Company, to afford them the opportunity to share in the earnings and growth of the Company and to promote systematic savings by them. The Board believes that additional shares are needed to ensure that sufficient shares are authorized to further these purposes and to continue to attract and retain the talent necessary to continue to drive the Company forward. In addition, the amendments to eligibility requirements are intended to provide additional flexibility to give proper incentives to employees and to further the purposes of the ESPP. The material terms of the ESPP, as proposed to be amended, are described below, and a complete copy of the ESPP, marked to show the proposed amendments, is attached to this Proxy Statement as Exhibit G. The following description is qualified in its entirety by reference to Exhibit G.

Summary of the ESPP

The ESPP provides for offerings of the Company’s common stock to eligible employees at the times and in the amounts as determined by the Board of Directors. The Company typically makes an offering on an annual basis with a new offering period commencing on a date in October or November of each year, as specified by the Company’s Board of Directors, and ending on November 30 of the following year. The Board of Directors intends to continue its practice of making annual offerings under the ESPP. The price of each offering will equal 85% of the fair market value of the common stock on the date of that offering, rounded up to a full penny.

All active employees employed by the Company for at least 6 months prior to the offering date (or, if the amendments are approved, all active employees employed by the Company on the offering date) and whose customary employment is at least 20 hours per week and 5 months per year (including officers and directors who are employees and active employees employed by a designated parent or subsidiary of NW Holdings) are eligible to participate in the ESPP. However, no employee may participate if he or she owns, or through any subscription will acquire, sufficient common stock to give him or her 5% or more of the total combined voting power or value of all classes of stock of the Company. At March 1, 2022, approximately 1,235 employees were eligible to participate in the ESPP, as proposed to be amended.

An eligible employee may participate by subscribing for shares within a prescribed period after each offering. In each offering, a participant may subscribe for up to the lesser of 900 shares or an amount of shares with a maximum purchase price of $21,250 (85% of $25,000 fair market value). If any offering is oversubscribed, the shares offered will be allocated among the participants.

Payment for shares purchased under the ESPP is made through payroll deductions. The Board of Directors typically limits the offering periods consistent with its practice of allowing employees to make payroll deductions over a 12-month period, though the period can differ. A participant may terminate participation in an offering at any time before the twentieth day preceding the end of the offering period. Upon termination of participation, all amounts are refunded to the participant, without interest.

Shares subscribed for in any offering will be purchased at the end of the offering period. Prior to that time, contributions are held by the Company for the participant.

None of the participants’ rights under the ESPP are assignable or transferable. The right to participate in, and any subscription under, the ESPP, terminates upon the termination of employment.

The Board of Directors, without shareholder approval, may amend, modify, suspend or terminate the ESPP at any time without notice, but it may not, without the affected employee’s written consent, adversely affect any existing subscription or offering, and it may not amend the ESPP, without shareholder approval, to change the number of shares authorized to be offered (otherwise than to reflect a change in capitalization, such as a stock dividend or stock split), decrease the offering price below 85% of fair market value or change the eligibility requirements.

Tax Consequences

The ESPP is an “employee stock purchase plan” under Section 423 of the Code. In the event of a disposition within one year after acquisition by the participant of the shares or within two years after they were offered under the ESPP, the participant would recognize ordinary income at the time of disposition in an amount equal to the excess of the fair market value of the shares at the time of their purchase by the participant over the price at which such shares were offered under the ESPP. This ordinary income would be added to the participant’s cost basis in determining gain or loss on a sale, which would generally be capital gain or loss. If held for a period in excess of these limitations, gain or loss upon a sale of shares purchased under the ESPP generally would be treated as capital gain or loss, except that any gain would be treated as ordinary income to the extent of the excess of the fair market value of the shares at the time of offering over the offering price.

Purchases Under the ESPP

The following table indicates shares purchased under the ESPP during the last fiscal year by the Named Executive Officers, by all executive officers as a group and by all employees (excluding executive officers) as a group. These shares were issued on November 30, 2021 at a purchase price of $37.78 per share pursuant to an offering dated November 2, 2020.

Name	Number of Shares Purchased in 2021	Dollar Value[1]
David H. Anderson	562	$3,743
Frank H. Burkhartsmeyer	—	—
MardiLyn Saathoff	—	—
Kimberly A. Heiting	—	—
Justin B. Palfreyman	508	3,383
All Executive Officers (12 persons)	1,690	11,255
All employees, excluding Executive Officers	46,126	307,199
(1)	“Dollar Value” equals the difference between the price paid for the shares purchased under the ESPP and the fair market value of the shares on the offering date.

Vote Required

Approval of the ESPP amendments by the shareholders will require that the votes cast in favor of the proposal at the Annual Meeting exceed the votes cast against the proposal. Accordingly, abstentions and broker non-votes will have no effect on the results of the vote on this proposal.

The Board of Directors recommends a vote FOR this proposal.

PROPOSAL 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION

This Proxy Statement includes extensive disclosure regarding the compensation of our Named Executive Officers under the heading “Executive Compensation” on pages 24 to 61 above. Pursuant to Section 14A of the Securities Exchange Act of 1934, we submit to our shareholders a nonbinding advisory resolution to approve the compensation of the Named Executive Officers disclosed in this Proxy Statement. The Board of Directors has approved the submission of the following resolution to the shareholders for approval at the Annual Meeting:

“RESOLVED, that the compensation of the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K under the heading “Executive Compensation” in the Proxy Statement for the Company’s 2022 Annual Meeting of Shareholders, is approved.”

This proposal gives you the opportunity to endorse or not endorse our executive compensation program for our Named Executive Officers by voting for or against the above resolution. As discussed under “Executive Compensation—Compensation Discussion and Analysis” above, our executive compensation programs have been carefully designed and implemented to attract, retain and motivate talented and qualified executives, to emphasize pay for performance, to link compensation to achievement of annual and long-term performance goals, to align executives’ interests with shareholders’ interests, and to achieve a correct balance between compensation that is attractive to executives, affordable to the Company and fair to shareholders and employees.

Substantial components of executive compensation are tied to the Company’s annual and long-term performance. For example, the Executive Annual Incentive Plan, which is designed to encourage and reward executive officer’s contributions in achieving NW Natural’s annual goals, provides for cash payments that are based on a formula that includes meeting proposed annual targets such as net income, performance relative to other operational goals and individual performance. Similarly, NW Holdings’ performance share awards under the Long Term Incentive Plan (LTIP) were designed to align executives’ interests with shareholder interests: NW Holdings’ performance share awards focus executives on achievement of pre-defined levels of EPS, with positive or negative award modification for TSR performance relative to the Company’s peer group over a three-year period, and subject to achievement of specified ROIC thresholds. Restricted stock units with performance threshold are also tied to the Company’s performance, by vesting only if a pre-defined performance threshold is met for the relevant performance period. No RSUs with a performance threshold will vest in a given year if the Company’s performance threshold is not met, and shares subject to vesting in that year will be forfeited. Additionally, NW Holdings’ pay practices work to align executives’ interests with shareholders’ interests by emphasizing stock ownership through stock ownership guidelines and performance-based compensation under the LTIP.

NW Holdings has also adopted a number of pay practices that emphasize fairness to shareholders and good governance. Among other practices, executive change in control severance agreements are double-trigger and contain no gross-up provisions. The OECC has also eliminated routine or excessive perquisites for executives, limited the use and duration of severance agreements (other than in the context of change-in-control), reduced the interest crediting rate on compensation deferred after 2004 to a variable market rate, modified the SERP to reduce benefits and expenses, including limiting the amount of an executive’s annual bonus that is included in final average compensation for purposes of that plan, closed new participation in the SERP, and maintained a high percentage of total targeted direct compensation that is at risk, particularly for the Chief Executive Officer. Moreover, annual and long-term incentive awards contain provisions that “clawback” from executives certain benefits under those awards in the event of misconduct.

Overall, NW Holdings’ compensation practices are driven by our total compensation philosophy which is designed to provide total remuneration in a manner that motivates high levels of performance, creates shareholder value, and emphasizes our commitment to tie a significant portion of executive compensation to the Company’s performance.

Vote Required

Approval of this proposal by the shareholders will require that the votes cast in favor of the proposal at the Annual Meeting exceed the votes cast against the proposal. Accordingly, abstentions and broker non-votes will have no effect on the results of the vote on this proposal.

The Board of Directors recommends a vote FOR this proposal.

PROPOSAL 4—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

At a meeting held February 24, 2022, the Audit Committee of the Board of Directors of NW Holdings appointed PricewaterhouseCoopers LLP, independent registered public accounting firm, to audit the books, records and accounts of NW Holdings for fiscal year 2022. The Audit Committee and the Board of Directors recommend that the shareholders ratify this appointment.

Representatives of PricewaterhouseCoopers LLP will attend the Annual Meeting with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

See “2021 and 2020 Audit Firm Fees,” above.

Vote Required

The ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accountants for 2022 will require the affirmative vote of the holders of a majority of the shares of common stock of NW Holdings present, or represented by proxy, and entitled to vote on the matter at the Annual Meeting. Broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting, but are not counted and have no effect on the results of the vote.

The Audit Committee and the Board of Directors recommend a vote FOR this proposal.

OTHER MATTERS

Management does not know of any other matters to be presented at the Annual Meeting. If other matters should be properly presented at the meeting, the persons named in the accompanying proxy will vote the shares represented by such proxy with respect to such matters in accordance with their best judgment.

Consolidation Services Provided

The consolidation of an individual’s multiple proxy cards into one envelope is a service NW Holdings provides based on Social Security Number or Tax ID Number match.

If you received a consolidated mailing this year and you would like to receive a separate annual report or proxy statement for each account with the same Social Security Number, please submit your request to Shareholder Services, Northwest Natural Holding Company, 250 SW Taylor Street, Portland, OR 97204 or call (800) 422-4012, ext. 2402. NW Holdings will promptly send additional copies of the annual report and/or proxy statement upon receipt of such request.

Delivery of Proxy Materials to Households

Only one copy of our annual report and Proxy Statement will be delivered to an address where two or more shareholders reside unless we have received contrary instructions from a shareholder at the address. A separate proxy card will be delivered to each shareholder at the shared address.

If you are a shareholder who lives at a shared address and you would like additional copies of the annual report, this Proxy Statement, or any future annual reports or proxy statements, contact Shareholder Services, Northwest Natural Holding Company, 250 SW Taylor Street, Portland, OR 97204 or call (800) 422-4012, ext. 2402. NW Holdings will promptly send additional copies of the annual report and/or proxy statement upon receipt of such request.

If you share the same address with another NW Holdings shareholder and you currently receive multiple copies of annual reports or proxy statements, you may request delivery of a single copy of future annual reports or proxy statements at any time by calling Broadridge Financial Solutions, Inc. at (866) 540-7095, or by writing to Broadridge Financial Solutions, Inc., Attn: Householding Election, 51 Mercedes Way, Edgewood, NY 11717.

Many brokerage firms and other shareholders of record have procedures for the delivery of single copies of company documents to households with multiple beneficial shareholders. If your family has one or more “street name” accounts under which you beneficially own shares of NW Holdings common stock, please contact your broker, financial institution, or other shareholder of record directly if you require additional copies of this Proxy Statement or NW Holdings’ annual report, or if you have other questions or directions concerning your “street name” account.

Electronic Delivery of Annual Meeting Materials

If you would like to reduce the costs incurred by NW Holdings in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above under “How to Vote By Proxy and Revoke Your Proxy” to vote using the internet and, when prompted, indicate that you agree to receive proxy materials electronically.

2023 ANNUAL MEETING OF SHAREHOLDERS

The SEC’s proxy rules require that any shareholder proposal to be considered for inclusion in NW Holdings’ proxy statement for the 2023 Annual Meeting of Shareholders must be received at NW Holdings’ principal executive office no later than December 15, 2022.

NW Holdings’ Bylaws require shareholders to give NW Holdings advance notice of any proposal to be submitted at any meeting of shareholders. The Bylaws prescribe the information to be contained in any such notice, and a copy of the relevant provisions of the Bylaws will be provided to any shareholder upon written request to the Corporate Secretary of NW Holdings. For any shareholder proposal to be considered at the 2023 Annual Meeting of Shareholders, the shareholder’s notice must be received by NW Holdings’ Corporate Secretary no later than February 22, 2023. The SEC’s proxy rules allow NW Holdings to use discretionary voting authority to vote on a matter coming before an annual meeting of shareholders, which is not included in NW Holdings’ proxy statement, if NW Holdings does not have notice of the matter before the deadline established in its Bylaws. In addition, discretionary voting authority may generally also be used if NW Holdings receives timely notice of such matter (as described above), and if, in the proxy statement, NW Holdings describes the nature of such matter and how NW Holdings intends to exercise its discretion to vote on such matter.

COMPANY INFORMATION

NW Holdings makes available at www.nwnaturalholdings.com among other things, its:

•	Corporate Governance Standards;
•	Director Independence Standards;
•	Director Selection Criteria;
•	Charters of the Governance, Audit, Organization and Executive Compensation, Finance, and Public Affairs and Environmental Policy Committees; and
•	Code of Ethics.

You may request a copy of these documents, at no cost to you, by contacting Shareholder Services at Northwest Natural Holding Company, 250 SW Taylor Street, Portland, OR 97204, or by calling (800) 422-4012, ext. 2402.

Shareholders and other interested parties may communicate with the Chair of the Board or the non-management directors of the Board by mailing correspondence to Northwest Natural Holding Company, 250 SW Taylor Street, Portland, OR 97204, Attn: Corporate Secretary.

Websites

The information contained on the websites referenced in this Proxy Statement are not incorporated by reference into this filing. Further, references to website URLs are intended to be inactive textual references only.

SOLICITATION OF PROXIES

Proxies may be solicited on behalf of the Board of Directors by regular employees in person or by mail, telephone, the internet or facsimile transmission. NW Holdings will reimburse brokers or other persons holding stock in their names or in the names of their nominees for their reasonable expenses incurred in forwarding proxies and proxy materials to the beneficial owners of such shares. All solicitation costs will be borne by NW Holdings. NW Holdings has retained D.F. King & Co., Inc. to assist in the solicitation of proxies from banks, brokers and nominees at a fee of $7,500 plus reasonable out-of-pocket expenses. Shareholders may assist NW Holdings in avoiding expenses in this connection by voting their proxies promptly.

If you are unable to attend the Annual Meeting, please mark, date, sign and mail the enclosed proxy, or, alternatively, grant your proxy by telephone or the internet, so that the business of the meeting can be transacted.

By Order of the Board of Directors,

Portland, Oregon	Shawn M. Filippi
April 14, 2022	Vice President, Chief Compliance Officer and Corporate Secretary

EXHIBIT A

Approved Compensation Peer Group

American States Water Company

Atmos Energy Corporation

Avista Corporation

California Water Service Group

Chesapeake Utilities Corporation

Essential Utilities, Inc.

IDACORP, Inc.

MGE Energy, Inc.

NorthWestern Corporation

ONE Gas, Inc.

Otter Tail Corporation

PNM Resources, Inc.

Portland General Electric Company

SJW Group

South Jersey Industries, Inc.

Southwest Gas Holdings, Inc.

Spire Inc.

Unitil Corporation

A-1

EXHIBIT B

WTW Energy Services Industry Executive Compensation Survey Report—2020

(Revenue less than $1B)

ACES Power Marketing

American Transmission

California Independent System Operator Corporation

Chesapeake Utilities Corporation

CLEAResult

Colorado Springs Utilities

Core Laboratories

El Paso Electric

ElectriCities of North Carolina

Energy Northwest

Energy Solutions

ERCOT

Essential Utilities Inc.

Framatome

Great River Energy

IHI Power Services

Institute of Nuclear Power Operations

ISO New England

Knoxville Utilities Board

Midcontinent Independent System Operator, Inc.

Old Dominion Electric Cooperative

Orlando Utilities Commission

Orsted Offshore

Orsted Onshore

Pedernales Electric Cooperative

PJM Interconnection

Snohomish County PUD

SouthWest Water

Summit Midstream

URENCO

B-1

EXHIBIT C

WTW Energy Services Industry Executive Compensation Survey Report—2020

(Revenue $1B to $3B)

Atmos Energy

Avista Corporation

Boardwalk Pipeline Partners, LP

BWX Technologies, Inc.

Cleco

Colonial Pipeline Company

CPS Energy

Duquesne Light

EDF Renewable Energy

Enable Midstream Partners

Energy Harbor

Genesis Energy

Hawaiian Electric Industries

Helmerich & Payne

Idaho Power

IGS Energy

ITC Holdings Corp.

JEA Energy LLC

Lower Colorado River Authority

Nebraska Public Power District

New Jersey Resources

New York Power Authority

NorthWestern Energy, LLC

NuStar Energy

Oak Ridge National Laboratory

OGE Energy Corp.

Oglethorpe Power Corporation

Omaha Public Power District

ONE Gas, Inc.

PNM Resources, Inc.

Portland General Electric Company

Precision Drilling

Renewable Energy Systems

RWE Renewables

Santee Cooper

South Jersey Industries, Inc.

Spire Inc.

Talen Energy

UNS Energy Corporation

C-1

EXHIBIT D

WTW General Industry Executive Compensation Survey Report—2020

(Revenue $500M to $1B)

ADTRAN

American Cancer Society

American Heart Association

American University

Ariens Company

Auburn University

Bush Brothers & Company

California Institute of Technology

Chicago Transit Authority

City of Greensboro

Compassion International

DePaul University

Dorman Products

Driscoll Children’s Hospital

Duke Realty

Elementis

Environmental Chemical Corp

EXL Service

Gerson Lehrman Group

Glatfelter

GOJO Industries

Grande Cheese

Grupo Cementos de Chihuahua

HarbisonWalker International

High Company

Hirose Electric

Infirmary Health System

Inmar Inc.

Innophos

Institute of Electrical & Electronic Engineers (IEEE)

International Data Group

Ixom

Jack in the Box

Judicial Council of California

Kapsch Partner Solutions

KI, Inc

Kodak Alaris

Lutron Electronics

Mary Washington HealthCare

Memorial Medical Center

Mercy Iowa City

Minneapolis School District

MTS Systems

Myers Industries

NIBCO Inc.

Northern Arizona University

Northwest Permanente PC

Perdoceo Education Corporation

Persistent

Port of Seattle

Public Broadcasting Service

Rayonier

Reiter Affiliated Companies

Rice University

Rivian Automotive

S&C Electric

Salem Health

San Antonio Water System

Signant Health

SWIFT

TaylorMade Golf

TomTom

University Health Care System

University of Phoenix

Valley Health System

Valleywise Health

Virginia Commonwealth University

Winpak Portion Packaging

Wyoming Medical Center

Yuma Regional Medical Center

D-1

EXHIBIT E

American Gas Association Executive Compensation Survey—2020

Atmos Energy Corporation

Avista Corporation

CenterPoint Energy, Inc.

Chesapeake Utilities Corporation

Citizens Energy Group

CPS Energy

Dominion Energy

Dominion Energy Southeast Energy Group

DTE Energy

Entergy Corporation

Equitrans Midstream Corporation

Eversource Energy

Hawaii Gas

Knoxville Utilities Board

LG&E and KU Energy LLC

MDU Resources

Memphis Light, Gas & Water

Metropolitan Utilities District

Mountaineer Gas Company

National Fuel Gas Company

National Gas & Oil Cooperative

New Jersey Resources Corporation

NiSource Inc.

NorthWestern Energy, LLC

ONE Gas, Inc.

Peoples Natural Gas

Philadelphia Gas Works

Puget Sound Energy, Inc.

SEMCO Energy, Inc.

Sempra Energy

South Jersey Industries

Southern Company Gas

Southern Star Central Gas Pipeline

Southwest Gas Corporation

Spire Inc.

Summit Utilities

TC Energy (TECO Energy)

UGI Utilities

Valley Energy

Vermont Gas Systems

Washington Gas

Xcel Energy Inc.

E-1

EXHIBIT F

Relative TSR Peer Group for 2021-2023 Performance Share Cycle

Atmos Energy Corporation

Avista Corporation

Black Hills Corporation

MGE Energy, Inc.

New Jersey Resources Corporation

NiSource, Inc.

NorthWestern Corporation

ONE Gas, Inc.

South Jersey Industries, Inc.

Southwest Gas Holdings, Inc.

Spire, Inc.

Unitil Corporation

F-1

EXHIBIT G

NORTHWEST NATURAL HOLDING COMPANY

EMPLOYEE STOCK PURCHASE PLAN

(as amended as of October 1, 2018 and February 24, 2022)1

1.	Purposes of the Plan

The purposes of this Employee Stock Purchase Plan (the “Plan”) are to encourage employees to become stockholders in Northwest Natural Holding Company (the “Company”), to stimulate increased interest on their part in the affairs of the Company, to afford them an opportunity to share in the profits and growth of the Company, and to promote systematic savings by them. Effective October 1, 2018, Northwest Natural Gas Company (“Northwest Natural”) became a wholly owned subsidiary of the Company and holders of Northwest Natural common stock became holders of Company common stock (“Common Stock”), and in connection with that transaction the Plan has been adopted and assumed by the Company and outstanding awards under the Plan have been assumed by the Company. The Plan purposes are sought to be accomplished under the Plan by enabling employees to subscribe for and purchase directly from the Company a limited number of the authorized and unissued shares of its Common Stock at a discount from the market price at the time offerings are made, with an opportunity to pay the purchase price in installments, by payroll deductions (including bonus deductions) over a period of not more than 27 months from the offering date. The Plan has been found desirable by the Board of Directors and is believed by management to be advantageous to employees desiring to become holders of Common Stock and in the best interests of the Company. Participation in the Plan is entirely voluntary. Each employee must decide whether it is in his or her best interests to purchase shares of Common Stock under the Plan.

2.	Administration

The Plan shall be administered for the Company by the Employee Stock Purchase Plan Committee (the “Committee”), the membership of which shall be designated from time to time by the Chief Executive Officer of the Company. The Secretary or an Assistant Secretary of the Company shall serve as a member of the Committee and shall be responsible for recording and maintaining the Committee’s records. The Company will pay all expenses incident to operation of the Plan, including costs of recordkeeping, accounting fees and legal fees.

3.	Employees Eligible to Participate

Regular ~~full-time~~ employees of the Company and of any parent or subsidiary of the Company permitted to offer participation in an employee stock purchase plan under federal tax laws and designated by the Board of Directors (each, a “Participating Company”) are eligible to participate in the Plan, including officers but excluding directors not otherwise employed by the Company or a Participating Company, and also excluding any employee who, after an offering under the Plan, would own or be deemed (under Section 424(d) of the Internal Revenue Code) to own stock (including stock which may be purchased under outstanding options, if any, or offerings and subscriptions under the Plan) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any parent or subsidiary of the Company.

A regular ~~full-time~~ employee is one who ~~has been~~is currently in the employ ~~of the Company or a Participating Company for at least six months and who is in the active service~~ of the Company or a Participating Company on the date an offering is made under the Plan, excluding, however, any employee whose customary employment is less than 20 hours per week or whose customary employment is for not more than five months per calendar year.

[1]	Text stricken through indicates deletions, and text underscored in italics indicates additions.

4.	Method of Participation

Until the number of shares authorized under the Plan is exhausted, there may be an offering or offerings under the Plan each year on a date or dates to be determined beforehand by the Board of Directors. An eligible employee may participate in the Plan by completing a subscription and payroll deduction authorization pursuant to instructions provided by the Company within a number of days after the offering date, not to exceed 90, prescribed by the Board of Directors. The payroll deduction authorization will authorize the Company, or a Participating Company, to deduct a specific amount from the participating employee’s regular paychecks during the period specified by the Board of Directors and/or a specific amount from any bonus paid to the employee during such period. The participating employee may not specify a regular payroll deduction amount that is less than $20 per month, and the aggregate of the regular deductions and the bonus deduction in any 12-month period must be no more than $21,250. The amount specified by the participating employee will only be deducted from a particular pay or bonus check if the employee has sufficient earnings available. All deductions from regular pay or bonus pay for a participating employee will be credited to the employee’s account under the Plan. An employee may terminate participation in an offering as provided in Section 8, but may not otherwise change or modify the payroll or bonus deduction amount previously specified except in circumstances specified by the Committee. No interest will be paid on the amounts accumulated by the Company or the amounts held in the employee’s account under the Plan.

No employee may purchase more than 900 shares in any offering. No employee will be allowed to subscribe for any shares under the Plan that would permit the employee’s rights to purchase shares under all stock purchase plans (described in Internal Revenue Code Section 423) of the Company and its parent or subsidiaries, to accrue at a rate that exceeds $25,000 of fair market value of the shares (determined at the time such shares are offered) for each calendar year in which the right to subscribe or a subscription is outstanding.

Correspondence relating to the Plan should be forwarded by regular or Company mail to Employee Stock Purchase Plan Committee, Northwest Natural Holding Company, 250 SW Taylor Street, Portland, Oregon 97204.

5.	Purchase Price

The purchase price of shares of Common Stock offered to employees under the Plan shall be 85% (rounded up to a full penny) of the fair market value of the Company’s shares of such Common Stock on the date the offering is made. The fair market value of the shares will be the closing price quoted for the Common Stock on the exchange on the trading day immediately before the offering date.

6.	Source of Stock and Allocation in Event of Oversubscription

All Common Stock issued under the Plan will come from authorized but unissued shares of Common Stock. A total of ~~1,200,000~~1,400,000 shares of Common Stock, including shares of Northwest Natural common stock issued under the Plan prior to its assumption by the Company, has been reserved for this purpose (or such number of shares of the ~~1,200,000~~1,400,000 shares or any unissued portion thereof into which such reserved shares may be changed as a result of any stock split, combination of shares, recapitalization or reclassifications of the Common Stock). If any offering is oversubscribed, each employee will be allotted the lesser of (a) the number of shares purchasable by the employee or (b) the number of shares obtained by multiplying the total number of shares available under the Plan by a fraction, the numerator of which is the employee’s account balance and the denominator of which is the sum of all participating employee’s account balances.

7.	Purchase of Stock and Delivery

Unless a participant withdraws from an offering under the Plan as provided in Section 8 or unless limited by the second paragraph of Section 4, shares of Common Stock will be purchased automatically with the employee’s contributed payroll and bonus deductions on the last day of the offering period. A transaction statement confirming the issuance in uncertificated form of the shares purchased by the participant shall be delivered to the participant as promptly as practicable after the purchase date. No fractional shares will be issued. Any payroll and bonus deductions accumulated in a participant’s account that are not applied toward the purchase of shares on the purchase date shall be returned to the employee without interest.

8.	Termination of Participation

(a)    Voluntary Termination of Participation. After an employee has begun participating in an offering under the Plan by initiating payroll deductions, the employee may terminate participation in the offering by delivering written notice to the Company in the form specified by the Company any time before the twentieth day before the end of the offering period. If the employee terminates participation in an offering, accumulated cash contributions in the employee’s account will be returned to the employee without interest. An employee may not reinstate participation in the Plan with respect to a particular offering after terminating participation in the Plan with respect to that offering.

(b)    Termination of Employment. If an employee’s employment with the Company and the Participating Companies is terminated for any reason including death, retirement or disability, accumulated cash contributions in the employee’s account will be returned to the employee without interest.

9.	Rights Not Transferable

The right to purchase shares under the Plan is not assignable or transferable to any person.

10.	Termination or Amendment of Plan

No subscription application will be accepted after all of the shares reserved for purposes of the Plan have been purchased. The Company reserves the right to reject any subscription application not meeting the requirements of this Plan, and the right to abandon, amend, modify, or suspend the Plan at any time without notice, and to revoke or terminate it at any time; provided, however, that no such amendment, revocation, or termination shall, without the employee’s written consent, adversely affect any existing subscription or offering; and provided further that no such amendment of the Plan by the Board of Directors shall change the number of shares authorized to be offered under the Plan as stated in Section 6 hereof (other than a change merely reflecting a change in capitalization such as a stock dividend or stock split), change the price at which the shares shall be offered under the Plan to a price below that specified in Section 5 hereof, or change or modify the eligibility requirements contained in Section 3 hereof.

No shares may be purchased hereunder if such purchase would constitute a violation of the Securities Act of 1933, as amended, or the regulations promulgated thereunder, or of any other applicable law or regulation. The Company reserves the right to amend any offer made hereunder in any manner which may be necessary to cause the offer to conform with any law applicable thereto or any valid regulation promulgated under any such law, and any such required amendments may be made effective either before or after subscriptions have been received by the Company hereunder. If the terms of the offer shall be amended, however, after a subscription has been received, any employee who does not agree to the amendment may, if so desired, cancel the subscription and the Company thereupon will refund any payment made by the employee thereunder.

SCAN TO VIEW MATERIALS & VOTE ~How to Vote~ Please Choose One of the Following Voting Methods VOTE BY INTERNET Before the Meetinng - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on May 22, 2022 or, for participants in the NW Natural 401(k) Plan, up until 11:59 p.m. Eastern Daylight Time on May 18, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/NWN2022 You may attend the 2022 Annual Meeting of Shareholders via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on May 22, 2022 or, for participants in the NW Natural 401(k) Plan, up until 11:59 p.m. Eastern Daylight Time on May 18, 2022. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Northwest Natural Holding Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. C/O AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC 6201 15TH AVENUE BROOKLYN, NY 11219 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D74805-P68324 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. NORTHWEST NATURAL HOLDING COMPANY The Board of Directors recommends you vote FOR the following: Proposal 1. 1. The election of four Class II directors for terms of three years. Nominees: 01) Sandra McDonough 02) Jane L. Peverett 03) Kenneth Thrasher 04) Charles A. Wilhoite The Board of Directors recommends you vote FOR proposals 2, 3 and 4. Proposal 2. 2. Amend the Company's Employee Stock Purchase Plan to modify eligibility requirements and increase shares reserved for issuance. Proposal 3. 3. Advisory vote to approve Named Executive Officer Compensation. For All Withhold All Except For All For Against Abstain To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. Proposal 4. 4. The ratification of the appointment of PricewaterhouseCoopers LLP as Northwest Natural Holding Company's independent registered public accountants for the fiscal year 2022. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. This proxy when properly executed will be voted in the manner directed herein by the shareholder whose signature appears below. If no direction is made, the proxy will be voted FOR Proposals 1, 2, 3 and 4. For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com. D74806-P68324 REVOCABLE PROXY NORTHWEST NATURAL HOLDING COMPANY Proxy for 2022 Annual Meeting of Shareholders May 23, 2022 2:00 p.m. Pacific Daylight Time This proxy is solicited on behalf of the Board of Directors The undersigned hereby appoints MardiLyn Saathoff, Frank H. Burkhartsmeyer, and Shawn M. Filippi, and each or any of them, the proxy or proxies, with power of substitution and with authorization to vote all of the common shares of the undersigned at the Annual Meeting of Shareholders of Northwest Natural Holding Company to be held virtually on Monday, May 23, 2022 at www.virtualshareholdermeeting.com/NWN2022, and at all adjournments thereof: (i) as designated on the reverse side of this card; and (ii) at their discretion, upon any and all other matters, which properly may be brought before such meeting or any adjournment thereof. If shares of the Company's common stock are held for the account of the undersigned under the Northwest Natural Holding Company Dividend Reinvestment and Direct Stock Purchase Plan or Northwest Natural Gas Company Retirement K Savings Plan, then the undersigned hereby directs the respective fiduciary or trustee of each applicable plan to vote all shares of Northwest Natural Holding Company common stock in the undersigned's name and/or account under such plan, in accordance with the instructions given herein, at the 2022 Annual Meeting and at any adjournments or postponements thereof, on all matters properly brought before such meeting or any adjournment thereof, including, but not limited to, the matters set forth on the reverse side. Continued and to be signed on reverse side